Registration No. 333-128191



    As filed with the Securities and Exchange Commission on September 13, 2006



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM SB-2


                                (Amendment No. 8)



             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     ALTERNATIVE CONSTRUCTION COMPANY, INC.
                 (Name of small business issuer in its charter)

                              (Commission File No.)

                                      3448

                                   ----------

    FLORIDA                                                     20-1776133
(State or Other       (Primary Standard Industrial             (IRS Employer
  Jurisdiction           Classification Number)           Identification Number)
of Incorporation
or Organization)

                   1900 South Harbor City Boulevard, Suite 315
                               Melbourne, FL 32901
                                 (321) 308-0834
            (Address and telephone of principal executive offices and
                          principal place of business)

                               Michael W. Hawkins
                             Chief Executive Officer
                     Alternative Construction Company, Inc.
                   1900 South Harbor City Boulevard, Suite 315
                            Melbourne, Florida 32901
                                 (321) 308-0834
            (Name, address and telephone number of agent for service)

                   Copies of all communication to be sent to:
                              Thomas G. Amon, Esq.
                          Law Offices of Thomas G. Amon
                          500 Fifth Avenue, Suite 1650
                               New York, NY 10110
                            Telephone: (212) 810-2430
                            Facsimile: (212) 819-2427

  Approximate date of proposed sale to the public: AS SOON AS PRACTICABLE AFTER
               THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

If this form is a post-effective registration statement amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box: |_|

                         CALCULATION OF REGISTRATION FEE

Title of Each Class of                                      Proposed Maximum     Proposed Maximum
   Securities to be                  Number of Shares to   Offering Price per   Aggregate Offering      Amount of
      Registered                      be Registered (1)        Share (2)              Price          Registration Fee(6)
---------------------------------   --------------------   ------------------   ------------------   ----------------
  Common Stock, par value $0.0001          396,761(3)             $2.65             $ 1,051,417          $  111.50
  Common Stock, par value $0.0001          200,000(3)             $2.65             $   530,000          $   56.71
  Common Stock, par value $0.0001          132,075(3)             $2.65             $   349,999          $   37.45
  Common Stock, par value $0.0001            7,548(3)             $2.65             $    20,002          $    2.14
  Common Stock, par value $0.0001            4,000(3)             $2.65             $    10,600          $    1.13
  Common Stock, par value $0.0001          210,290(3)             $2.65             $   557,269          $   59.63
  Common Stock, par value $0.0001        3,120,000(4)             $2.65             $ 8,268,000          $  884.68
  Common Stock, par value $0.0001           83,000(5)             $2.65             $   219,950          $   23.54
                                         ---------                -----             -----------          ---------
Total                                    4,153,674                   --             $11,007,237          $1,177.78

(1) Pursuant to Rule 416, the Registration Statement also covers an indeterminate number of additional shares of common stock that may be issuable to prevent dilution resulting from stock splits, stock dividends, or similar events.

(2) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c). Our common stock is not traded on any national exchange. In accordance with Rule 457(c), the offering price was determined by the price shares were sold to our shareholders in a private placement memorandum. The price of $2.65 is a fixed price at which the selling shareholders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which the shares may be sold at prevailing market prices or privately negotiated prices.

(3) Issuable on conversion of outstanding convertible debentures at conversion prices of $2.00, $2.65 and $0.50 per share.

(4) Issuable upon exercise of outstanding common stock purchase warrants at exercise prices of $.50, $1.00, $1.50, $2.00, $2.50 and $3.00 per share.

(5) Represents shares of the registrant's common stock being registered for resale that have been issued to the selling shareholders named in this registration statement.

(6) Previously Paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(A) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(A), may determine.

                             PRELIMINARY PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.



                 Subject to Completion Dated September __, 2006



                                 [Company Logo]

                        4,153,674 SHARES OF COMMON STOCK

                TO BE OFFERED BY CERTAIN HOLDERS OF SECURITIES OF
                     ALTERNATIVE CONSTRUCTION COMPANY, INC.

This prospectus relates to 4,153,674 shares of common stock of Alternative Construction Company, Inc. which may be offered by the selling shareholders listed in this prospectus for their own accounts. The shares offered include 950,674 shares of our common stock issuable upon conversion of outstanding secured convertible debentures, shares of our common stock that may be issued on account of any interest or anti-dilution adjustments relating to the debentures, 3,120,000 shares of our common stock issuable upon exercise of outstanding common stock purchase warrants and 83,000 shares of our common stock held by certain of our founding shareholders.

We are not selling any shares of our common stock in this offering and therefore will not receive any proceeds from this offering. Instead, the shares may be offered and sold from time to time by the selling shareholders and/or their registered representatives at a fixed price of $2.65 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. As a result of such activities, the selling shareholders may be deemed underwriters as that term is defined in the federal securities laws.

The shares of common stock being offered pursuant to this prospectus are "restricted securities" under the Securities Act of 1933, as amended (the Securities Act), before their sale under this prospectus. This prospectus has been prepared for the purpose of registering these shares of common stock under the Securities Act to allow for a sale by the selling shareholders to the public without restriction.

The selling shareholders may sell the shares of common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling shareholders may sell their shares in a section entitled "Plan of Distribution" on page 31. You should read this prospectus and any supplement carefully before you invest.

Our common stock is not currently traded on the OTCBB or an equivalent replacement exchange, or, if applicable, the NASDAQ, the NYSE or AMEX.

THIS OFFERING IS HIGHLY SPECULATIVE. INVESTING IN OUR COMMON STOCK INVOLVES

A HIGH DEGREE OF RISK. PLEASE CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 7 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


The date of this prospectus is September __, 2006.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY                                                             5
RISK FACTORS                                                                   7
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS                          10
WHERE YOU CAN FIND MORE INFORMATION                                           11
USE OF PROCEEDS                                                               11
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
  RESULTS OF OPERATIONS                                                       11
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                      17
DESCRIPTION OF BUSINESS                                                       18
LEGAL PROCEEDINGS                                                             25
MANAGEMENT                                                                    25
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT                26
EXECUTIVE COMPENSATION                                                        27
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                                28
SELLING SHAREHOLDERS                                                          29
PLAN OF DISTRIBUTION                                                          31
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
  LIABILITIES                                                                 32
DESCRIPTION OF SECURITIES                                                     32
EXPERTS                                                                       36
LEGAL MATTERS                                                                 36
INDEX TO THE FINANCIAL STATEMENTS                                            F-1

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

                               PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus carefully, including the financial statements and the related notes beginning on page F-1. When we refer in this prospectus to "ACC" or the "Company," "we," "us," and "our," we mean Alternative Construction Company, Inc., a Florida corporation, together with our subsidiary, Alternative Construction Technologies Corporation, a Delaware corporation, ProSteel Builders Corporation, a Florida Corporation, and Universal Safe Structures, Inc., a Florida corporation. This prospectus contains forward-looking statements and information relating to the Company. See Cautionary Note Regarding Forward Looking Statements on page 10.

The Company

We are Alternative Construction Company, Inc., a Florida corporation, which was formed in October 2004 for the purpose of conducting any legal business. We are a developer, manufacturer and wholesaler of proprietary structural insulated panels ("SIP"s) for the use in commercial and private construction including multi-story buildings. The ACC SIPs are marketed under the name ACTech Panel(TM). Our SIPs provide the end user with a quality product with extensive independent testing and certifications that is more efficient in building, energy efficient, resistant to mold, mildew, termites and other insects, and proven to withstand high winds and projectiles created by such winds from hurricanes and tornadoes. Other benefits include acoustical advantages and fire retardation. The SIPs can be installed by a seasoned construction professional or, with short training, unskilled labor, both resulting in a superior building structure. The purchasers of the ACTech Panel(TM) are individuals, companies, school districts, government agencies and developers.

Our Predecessor, Alternative Construction Technologies Corporation, a Delaware corporation ("ACT" or the "Predecessor"), was formed in 1997. It was acquired by ACC effective January 21, 2005. In April 2005, we acquired 80% ownership of Universal Safe Structures, Inc., a Florida corporation formed in April 2005, which is now our operating subsidiary for the sale of the proprietary safe rooms. Also in April 2005, we acquired 80% ownership of ProSteel Builders Corp., a Florida corporation formed in April 2005, which is now our operating subsidiary for commercial and residential development utilizing the ACTech PanelTM.

ACT was primarily performing research and development on its patented ACTech Panel(tm) and the patented safe room prior to the acquisition. During this time, ACT sold its product primarily to builders for commercial buildings and had introduced the product to Nelson LC in designing the school modular classroom known as the "Hybrid Classroom" as designed and developed by Florida Architects, Inc. in the state of Florida.

In 2004, the majority of the Predecessor's revenues were derived from the sale of our ACTech Panel(TM) primarily in the United States. The principal outlet for this product is commercial building developers. We are expanding the current supply of the ACTech Panel(TM) for the building of classrooms in Florida.

During 2006, we will be expanding our current marketing of the classrooms by alliances with strategic partners that have the capacity to produce more classrooms to attempt to meet the demands of the State of Florida. The State of Florida has experienced significant growth due to normal migration, both by retirees and families, compounded by the devastation created by the five hurricanes in 2004.

Contact Information

Our principal operations and executive offices are located at 1900 South Harbor City Boulevard, Suite 315, Melbourne, FL 32901 and our telephone number is (321) 308-0834. We also maintain a web site at http://www.actechpanel.com. The information on our web site is not, and should not be considered to be part of this prospectus.

The Offering

Common stock offered by Up to 4,153,674 shares the selling shareholders

Terms of the Offering      The selling shareholders will determine when and how
                           they will sell the common stock offered by this prospectus. See "Plan of Distribution."

Use of proceeds            We will not receive any of the proceeds from the sale
                           of common stock by the selling shareholders. However, to the extent there are cash exercises of warrants, we will receive proceeds from such warrant exercises.

SUMMARY FINANCIAL INFORMATION


The following table provides selected consolidated financial and operating data for the year ended December 31, 2004 for the Predecessor company, for the period January 1 through January 20, 2005 for the Predecessor company, for the period January 21, 2005 (date of acquisition) through December 31, 2005 for ACC, for the six months ended June 30, 2006, the three months ended June 30, 2006, for the period January 21, 2005 (date of acquisition) through June 30, 2005 and for the three months ended June 30, 2005 for ACC and the combined balance sheet data at December 31, 2004 for the Predecessor company and at December 31, 2005 and June 30, 2006 for ACC have been derived from consolidated financial statements included elsewhere in this Prospectus.


STATEMENT OF OPERATIONS DATA



                                                  ACC                                   Predecessor
                       ---------------------------------------------------------   ---------------------
                                                            For the     For the
                                                             Period      Period     For the
                         Three       Three        Six       January     January      Period     For the
                         Months      Months      Months     21, 2005    21, 2005    January      Year
                         Ended       Ended       Ended      through     through    1 through     Ended
                        June 30,    June 30,    June 30,    June 30,    December    January     December
                         2006        2005         2006        2005     31, 2005     20, 2005    31, 2004
                       ---------   ---------   ---------   ---------   ---------   ---------   ---------
Revenue, net           1,564,759   1,466,581   3,614,599   2,037,673   9,528,984     84,152    1,161,751
Gross profit (loss)      359,945     262,326   1,133,283     279,795   2,056,722      3,366     (169,816)
Loss from operations    (430,211)   (108,299)   (341,231)   (555,408)    (72,593)   (31,310)    (882,270)
Net loss                (525,717)   (148,506)   (484,929)   (615,135)   (318,177)   (31,310)    (889,000)




BALANCE SHEET DATA




                                                      ACC            Predecessor
                                             ---------------------   -----------
                                               June       December     December
                                              30, 2006    31, 2005     31, 2004
                                             ---------   ---------   -----------
Current assets                               2,257,242   2,688,363     256,112


Current liabilities                          3,845,973   4,235,450     162,798

Total assets                                 5,349,552   5,826,017     913,100

Long-term debt                                 429,365     513,996      85,598

Stockholders' equity                         1,085,754   1,091,047     677,937

                                  RISK FACTORS

THE OFFERING INVOLVES SUBSTANTIAL INVESTMENT RISKS AND THE SECURITIES SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO SUSTAIN THE LOSS OF THEIR ENTIRE INVESTMENT AND HAVE NO NEED FOR LIQUIDITY FROM SUCH INVESTMENT. IN EVALUATING AN INVESTMENT IN THE COMPANY AND ITS BUSINESS PRIOR TO PURCHASE PROSPECTIVE

INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS RELATING TO THE BUSINESS OF THE COMPANY AND THE OFFERING, TOGETHER WITH THE INFORMATION AND FINANCIAL DATA SET FORTH IN THIS MEMORANDUM BEFORE INVESTING IN THE SECURITIES. PROSPECTIVE INVESTORS SHOULD NOTE THAT THIS MEMORANDUM CONTAINS CERTAIN "FORWARD-LOOKING STATEMENTS," INCLUDING WITHOUT LIMITATION, STATEMENTS CONTAINING THE WORDS "BELIEVES," "ANTICIPATES," "EXPECTS," "INTENDS," "SHOULD," "SEEKS TO" AND SIMILAR WORDS. PROSPECTIVE INVESTORS ARE CAUTIONED THAT ANY SUCH

FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS, INCLUDING BUT NOT LIMITED TO THE RISK FACTORS SET FORTH IN THIS MEMORANDUM. THE ACCOMPANYING INFORMATION CONTAINED IN THIS MEMORANDUM IDENTIFIES CERTAIN IMPORTANT FACTORS THAT COULD CAUSE SUCH DIFFERENCES.

                          Risks Related to our Business


WE MAY NEED ADDITIONAL FINANCING TO MEET CASH FLOW REQUIREMENTS. We incurred substantial losses for the period January 21, 2005 (date of acquisition) through December 31, 2005 offset with a profitable trend that began in the third quarter of 2005 and continued for the three months ended March 31, 2006. For the three months ended June 30, 2006, as the Company had projected due to seasonal sales, the Company was not profitable. We have a negative cash flow and a working capital deficit. The Company required additional financing for working capital from the date of acquisition through the current period to overcome a negative cash flow from operations. As a result, our auditors have qualified their report on our financial statements for the period January 21, 2005 (date of acquisition) through December 31, 2005 with respect to the Company's ability to continue as a going concern. If we are unable to obtain future financing the daily operations of the company would eventually become strained to the point that ongoing operations would not be possible. In addition, the company is dependent on purchasing materials from outside vendors to manufacture its products. Should cash flow not be sufficient to support these relationships, in addition to financing not being available, it would become increasingly difficult to support ongoing operational expenses associated with the company's business. There is no guarantee that we will succeed in obtaining additional financing, or if available, that it will be on terms favorable to us, or that raw material prices will be in the range necessary to support ongoing operations.


IF THE PRICE OF RAW MATERIALS CONTINUES TO FLUCTUATE IT WILL CREATE A REDUCTION IN MANUFACTURING CAPACITY. We may need significant additional financing to acquire raw materials in order to meet demand. In the current market for steel and foam, key ingredients to our product rise and fall in cost, which could affect our abilities to procure enough raw materials based on cash and credit availability to produce enough products to meet demand and sell finished products at a profit. With an increase in raw material pricing, which often fluctuates because of availability, natural disasters, and force majures, the company may not maintain adequate cash to procure raw materials to meet current demand and expanded growth. If additional funding is required in the future, obtaining such financing is at the sole discretion of numerous third party financial institutions. Therefore, the company cannot predict its ability to obtain future financing or the specific terms associated with such agreements. As such, the Company would be required to adjust production schedules based on cash availability and market pricing for its finished products which could therefore reduce production and limit its sales growth potential.


WE HAVE A LIMITED RELEVANT OPERATING HISTORY, AND WE MAY NOT BE ABLE TO ACHIEVE PROFITABLILITY IN THE NEAR TERM. Our company and management team is newly formed and has limited experience working together in this area of production and sales. Such limits could adversely effect our near term performance in the management of our assets. Our company has had a cumulative net loss from inception of approximately $1,087,000. Our needs for continued expenditures for product research and development and marketing, among other things, will make it difficult for us to reduce our operating expenses in order to deal with lack of sales growth or unanticipated reductions in existing sales. Our failure to balance expenditures in any period with sales will create losses for the company that would require additional financing to meet cash flow requirements. The possibility of our future success must be considered relative to the problems, challenges, complications and delays frequently encountered in connection with the development and operation of a rapid growth business, and the development and marketing of a product that has been around for decades but only recently actively marketed and manufactured.

SUBSTANTIALLY ALL OF OUR ASSETS, BUT NOT INCLUDING U.S. PATENTS, ARE COLLATERAL FOR LOANS TO THE COMPANY BY THIRD PARTIES. The debentures issued in the recent debt financing are secured by substantially all of our assets, but not including our U.S. patents. Certain debentures are convertible into common stock, contain anti-dilution provisions and until the debentures are paid in full, prohibit us from incurring other indebtedness without the consent of the debenture holders, except for borrowings in existence on the date of the debenture financing or indebtedness to trade creditors or financial institutions incurred in the ordinary course of business. The maturity dates of the debentures vary. The debentures bear various interest rates. If we become in default of the payment terms or other provisions of the debentures, there is no assurance that we will be able to successfully negotiate new terms favorable to us. In that event, the lenders may elect to accelerate the payment terms and may exercise their right against our collateral. The Company has issued convertible debentures to 3 independent investors' in the aggregate principal amount of $1,360,059. In addition, the Company has a revolving credit agreement with Avante Holding Group, Inc., for up to $500,000 with an amendment for up to an additional $500,000, which as of June 30, 2006 had withdrawn a net of $691,588. Each debenture and revolving credit agreement provides for the following events of default, and a default under one debenture is deemed a default under all debentures. In the event the collateral is inadequate to cover the accelerated payment, the lenders may exercise all avenues available under the law to collect its debt to include non-collateralized assets, such as our patents, in a forced reorganization or other bankruptcy proceedings where our U.S. Patents may be subject to the claims of general creditors.


IF WE ARE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY OR IF WE INFRINGE ON THE INTELLECTUAL PROPERTY OF OTHERS, OUR FINANCIAL CONDITION AND FUTURE PROSPECTS COULD BE MATERIALLY HARMED. We rely significantly on the protections afforded by patent and trademark registrations that we routinely seek from the U.S. Patent and Trademark Office (USPTO) and from similar agencies in foreign countries. We cannot be certain that any patent or trademark application that is filed will be approved by the USPTO or other foreign agencies. In addition, we cannot be certain that we will be able to successfully defend any trademark, trade name or patent that we hold against claims from, or use by, competitors or other third parties. Our future success will depend on our ability to prevent others from infringing on our proprietary rights, as well as our ability to operate without infringing upon the proprietary rights of others. We may be required at times to take legal action to protect our proprietary rights and, despite our best efforts, we may be sued for infringing on the patent rights of others. Patent litigation is costly and, even if we prevail, the cost of such litigation could adversely affect our financial condition. If we do not prevail, in addition to any damages we might have to pay, we could be required to stop the infringing activity or obtain a license. We cannot be certain that any required license would be available on acceptable terms, or at all. If we fail to obtain a license, our business might be materially adversely affected. In addition to seeking patent protection, we rely upon a combination of non-disclosure agreements, other contractual restrictions and trade secrecy laws to protect proprietary information. There can be no assurance that these steps will be adequate to prevent misappropriation of our proprietary information or that our competitors will not independently develop technology or trade secrets that compete with our proprietary information.

WE DO HAVE MANUFACTURING CAPABILITIES. The company relies on one production line to manufacture its products. While adequate replacement parts are maintained and regularly scheduled maintenance conducted, the company has the risk of shutting down if a key processing line component fails. The replacement of the proprietary equipment could take six to nine months or longer to design, assemble and have operational. It is not possible to have a subcontractor manufacture the ACTech Panel(TM) unless it was in a plant designed and built by ACC.

WE MAY BE REQUIRED TO INDEMNIFY OUR DIRECTORS AND OFFICERS. We have authority under Section 607.0850 of the Florida Business Corporation Act to indemnify our directors and officers to the extent provided in that statute. Our Articles of Incorporation require the company to indemnify each of our directors and officers against liabilities imposed upon them (including reasonable amounts paid in settlement) and expenses incurred by them in connection with any claim made against them or any action, suit or proceeding to which they may be a party by reason of their being or having been a director or officer of the company. We maintain officer's and director's liability insurance coverage with limits of liability of $1,000,000. Consequently, if such judgment exceeds the coverage under the policy, ACC may be forced to pay such difference.

We intend to enter into indemnification agreements with each of our officers and directors containing provisions that may require us, among other things, to indemnify our officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. Management believes that such indemnification provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

                        Risks Related to Our Common Stock


THE LARGE NUMBER OF SHARES ELIGIBLE FOR IMMEDIATE AND FUTURE SALES MAY DEPRESS THE PRICE OF OUR STOCK. Our Articles of Incorporation authorize the issuance of 100,000,000, shares of common stock, $0.0001 par value per share, and 50,000,000 shares of preferred stock, $0.0001 par value per share. As of June 30, 2006, we had outstanding 4,994,350 shares of common stock, of which 4,918,350 shares became available for public resale under Rule 144 in August 2006. Also as of June 30, 2006, we had outstanding a total of 3,510,000 shares of Series A and B preferred stock which are convertible into a total of 5,520,000 shares of common stock, of which 1,500,000 shares become eligible for public resale under Rule 144 in January 2006, and 4,020,000 shares become eligible for public sale under Rule 144 in June 2006. As of June 30, 2006, we had outstanding a total of 188,680 shares of Series C preferred stock which are convertible into a total of 188,680 shares of common stock. We have reserved 4,000,000 shares of common stock for issuance in respect of option grants under our stock option plan. From those available shares, options have been granted and vested for 1,100,000 shares of common stock, additional options have been granted for 900,000 scheduled to vest in various increments over the next two years, and there remain available for options under the plan 2,000,000 shares of common stock. There are 3,120,000 shares that are issuable upon exercise of outstanding warrants, and 886,401 shares that are issuable upon conversion of debentures, and up to 64,273 shares that may be issued under the debentures on account of interest or anti-dilution adjustments. Further, if we default under the terms of the debentures, we may be required to issue additional common stock to the debenture holders if we fail to make the default payment stated in the debentures.


Our board of directors has the authority to issue additional shares of common stock and preferred stock up to the authorized amount stated in our Articles of Incorporation. Our board of directors may choose to issue some or all of such shares to acquire one or more businesses or other types of property, or to provide additional financing in the future. The issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of our common stock. If the company does issue any such additional shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other shareholders. Further, any such issuance may result in a change of control of the company.

Holders of our securities have registration rights for approximately 83,000 shares of our restricted common stock, and approximately 4,006,301 shares of common stock issuable upon exercise or conversion of outstanding warrants, and debentures, and 64,273 shares of common stock that may be issued under the debentures on account of interest or anti-dilution adjustments, all of which are included in the registration statement of which this prospectus is a part. Sales of substantial amounts of our common stock in the open market, including sales of the shares offered for resale in this prospectus, could adversely affect the market price of our common stock.

THE PRICE OF OUR COMMON STOCK MAY BE VOLATILE. Our shares are not currently traded in the OTC Electronic Bulletin Board or any other recognized security. If a market develops for the sale of our stock, the market price of our common stock may be highly volatile and may continue to be volatile in the future. Any or a combination of the following factors could cause the market value of our common stock to decline quickly:

o     operating results that differ from market expectations;

o Negative or other unanticipated results of clinical trials or other testing;

o     delays in product development;

o technological innovations or commercial product introductions by our competitors;

o     Changes in government regulations;

o developments concerning proprietary rights, including pending or threatened patent litigation;

o     public concerns regarding the safety of any of our products; and,

o     general economic and stock market conditions.

THE SALE OF THE STOCK ASSOCIATED WITH THIS OFFERING WILL CAUSE SIGNIFICANT DILUTION TO EXISTING SHAREHOLDERS, WHICH MAY CAUSE A DECLINE IN THE MARKET PRICE OF OUR STOCK. The selling shareholders intend to sell in the public market the shares of common stock being registered in this offering. However, of that amount, 3,120,000 shares are subject to issuance upon exercise of warrants that have exercise prices ranging from $0.50 to $3.00 per share. The desire of the holders of those warrants to sell will depend on the market price of our common stock at any given time. In addition, this registration statement includes 83,000 outstanding common shares. This registration statement also includes 886,401 shares that are issuable upon conversion of outstanding debentures, at a conversion rate ranging from $0.50 to $2.65 per share, without further payment for those shares. Further, this registration statement includes an additional 64,273 shares of common stock that may be issued on account of interest or anti-dilution adjustments relating to the debentures. A substantial number of shares being sold in the market may cause our stock price to decline.

OUR COMMON STOCK MAY BE SUBJECT TO PENNY STOCK REGULATION, which may make it difficult for investors to sell our common stock. The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market, provided that current price and22 volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to completing a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Our common stock will likely be subject to the penny stock rules. These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for our common stock. Accordingly, holders of our common stock may find it difficult to sell their shares, if they are able to do so at all.

WE DO NOT EXPECT TO PAY DIVIDENDS FOR THE FORESEEABLE FUTURE. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Any future determination to pay dividends will be at the discretion of our board of directors and will be dependent upon then existing conditions, including our financial condition and results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the board of directors considers relevant.


OUR PREFERRED STOCK MAY CAUSE DILUTION. Our Articles of Incorporation authorize the issuance of up to 50,000,000 shares of "blank check" preferred stock with such rights and preferences as our board of directors, without further shareholder approval, may determine from time to time. Of these preferred shares, 1,500,000 shares are designated as Series A preferred stock, 3,500,000 shares are designated as Series B preferred stock, and 1,000,000 has been designated as Series C preferred stock. As of June 30, 2006, we had 1,500,000 shares of outstanding Series A preferred stock, 2,010,000 shares of outstanding Series B preferred stock, and 188,680 shares of Series C preferred stock issued and outstanding. Our Series A preferred stock is convertible into common and has voting rights with the common, on a one-for one basis. The Series B preferred stock is convertible into common stock and has voting rights with the common stock on a one for two basis. The Series C preferred stock is convertible into common stock and has voting rights with the common stock on a one for one basis. In January 2006, a total of 1,500,000 shares of common stock issuable upon conversion of all of our outstanding Series A preferred stock will become eligible for public resale under Rule 144. In May 2006, a total of 4,020,000 shares of common stock issuable upon conversion of all of our outstanding Series B preferred stock will become eligible for public resale under Rule 144. Furthermore, each share of Series A and Series B preferred stock has a liquidation preference of $1.00 per share on an as converted basis before any holders of common would be entitled to receive payment for their shares or dividends upon a liquidation of ACC. As of June 30, 2006, there remained 1,490,000 unissued shares of authorized Series B Preferred Stock. Furthermore, each share of Series C preferred stock has a liquidation preference of $2.65 per share on an as converted basis before any holders of common, Series A preferred, and Series B preferred would be entitled to receive payment for their shares or dividends upon a liquidation of ACC. In May 2006, a total of 188,680 shares of Series C preferred was issued. Additionally, 811,321 unissued shares of authorized Series C Preferred Stock, and 44,000,000 shares of authorized but undesignated and unissued shares of preferred stock that may be sold in the future and that can, at the discretion of our board of directors, be designated as another series of preferred stock with dividend, liquidation, conversion, voting or other rights and preferences that are senior, and not available, to the holders of our common stock. Thus, issuances of new series of preferred stock could adversely affect the relative voting power, distributions and other rights of the common stock. Holders of our common stock could realize less than the amount of dividends and/or distributions to which they would otherwise be entitled.


Further, preferred stock could be used as a method of discouraging, delaying, or preventing a take-over of our company. If we issue "blank check" preferred stock, it could have a dilutive effect upon our common stock. This would decrease the chance that our shareholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

COMPLIANCE WITH THE SARBANES-OXLEY ACT OF 2002 MAY DIVERT A SUBSTANTIAL AMOUNT OF OUR RESOURCES AND OF OUR MANAGEMENT'S TIME FROM OUR BUSINESS ACTIVITIES.

Once we are a reporting issuer we will be subject to compliance with the reporting requirements of the Exchange Act of 1934 as well as the Sarbanes-Oxley Act of 2002. We expect to incur additional expenses and diversion of management's time as a result of the requirements imposed on small business issuers by Sarbanes-Oxley. Moreover, we are a small company with limited resources that will make it difficult for us to timely comply with the requirements of the Exchange Act or Sarbanes-Oxley. If we are not able to timely comply with the requirements of those acts, we might be subject to sanctions or investigation by regulatory authorities. Any such action could materially adversely affect out business and financial results as well as the market price of our stock.

                           FORWARD-LOOKING STATEMENTS

Such forward-looking statements include statements regarding, among other thins,
(a) our projected sales, profitability, and cash flows, (b) our growth strategies, (c) anticipated trends in our industries. (d) our future financing plans and (el our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words "may, "will, " "should, " "except, " "anticipate, " "estimate, " "believe, 'I "intend," or "project" or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. In addition to the information expressly required to be included in this filing, we will provide such further material information, if any, as may be necessary to make the required statements in light of the circumstances under which they are made, not misleading.

The Private securities Litigation Reform Act of 1995, which provides a "safe harbor" for similar statements by existing public companies, does not apply to our offering because, as this is our initial public filing, we are not yet a reporting issuer. In addition, the Private Securities Litigation Reform Act of 1995 does not apply to us because our stock qualifies as "penny stock."

                       WHERE YOU CAN FIND MORE INFORMATION

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain copies of these materials from the Public Reference Section of the SEC upon payment of fees prescribed by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC's web site, http://www.sec.gov, contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including us. Information contained on our website should not be considered part of this prospectus. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form SB-2 (File No. 333-128191) under the Securities Act with respect to the securities offered by this prospectus.

You may also request a copy of our filings at no cost by writing or telephoning us at:

Alternative Construction Company, Inc.
1900 South Harbor City Boulevard, Suite 315 Melbourne, Florida 32901
Attention: Bruce Harmon
Telephone: 321-308-0834

                                 USE OF PROCEEDS

This prospectus relates to shares of common stock that may be offered and sold from time to time by the selling shareholders. There will be no proceeds to the Company from the sale of shares of common stock in this offering, except upon exercise of the warrants. There are no guarantees that these warrants will ever be exercised. We will bear all expenses incident to the registration of the shares of our common stock under federal and state securities laws other than expenses incident to the delivery of the shares to be sold by the selling shareholders. Any transfer taxes payable on these shares and any commissions and discounts payable to underwriters, agents, brokers or dealers will be paid by the selling shareholders.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

CRITICAL ACCOUNTING POLICIES

Revenue Recognition: We recognized revenue on our products in accordance with the Securities Exchange Commission (SEC) Staff Accounting Bulletin No. 104, "Revenue Recognition in Financial Statements", which contain revisions to Topic 13: Revenue Recognition, in the Staff Accounting Bulletin No. 101. Under these guidelines, we deferred revenue recognition on transactions if any of the following existed: persuasive evidence of an arrangement did not exist, title had not transferred, product payment was contingent, the price was not fixed or determinable, or payment was not reasonably assured. We accrued a provision for estimated returns concurrent with revenue recognition.

We have adopted Emerging Issues Task Force Issue 01-9, "Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor's Products)" (EITF 01-9), which became effective for fiscal years beginning after December 15, 2001. We concluded that EITF 01-9 is applicable to the accounting for our cooperative agreements with certain customers, as the benefits received from consideration given to those customers are not sufficiently separable from the revenue derived. Accordingly, all such cooperative expenses are recorded as reductions to revenues.

RECENT ACCOUNTING PRONOUNCEMENTS

In April 2003, the Financial Accounting Standards Board (FASB) issued Statement of Financial Standards (SFAS) No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." The statement amends and clarifies accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts, and hedging activities. This statement is designed to improve financial reporting such that contracts with comparable characteristics are accounted for similarly. The statement, which is generally effective for contracts entered into or modified after June 30, 2003, is not anticipated to have a significant effect on our financial position or results of operations.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This statement is effective for financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. The statement is not anticipated to have a significant effect on our financial position or results of operations.

In December 2003, the FASB issued FASB Interpretation No. 46 (Revised), "Consolidation of Variable Interest Entities". This interpretation clarifies rules relating to consolidation where entities are controlled by means other than a majority voting interest and instances in which equity investors do not bear the residual economic risks. We currently have no ownership in variable interest entities and therefore adoption of this standard currently has no financial reporting implications.

OFF BALANCE SHEET ARRANGEMENTS

We do not currently have any off-balance sheet arrangements that have or are reasonably likely to have a current or future affect on our financial condition, change in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our shareholders.

OVERVIEW

We are a manufacturing company engaged in the research, development and marketing of proprietary products for the construction industry. We manufacture and distribute the ACTech Panel(TM), a structural insulated panel (SIP), throughout the United States. The marketing of our products is through our internal sales staff and the use of distributors.

In 2004, all of our Predecessors' revenues were derived from the sale of our ACTech Panel(TM) in the United States. In 2004, the primary customers were Nelson, LC, Enerloc, Sam Kelly and Advanced Building Company; combined equaling 86% of total sales. In 2005, under the new ownership after the acquisition of ACT by ACC in January 2005, we expanded our distribution network to include the additional builders of classrooms in Florida. In 2006, we plan to expand into other states, including but not limited to, Texas, Georgia and California.

Alternative Construction Company, Inc. a Florida Corporation ("ACC"), was formed on October 24, 2004. Alternative Construction Technologies Corporation, a Delaware corporation ("ACT"), was formed in 1997 by Mr. Paul Janssens, sole shareholder and beneficial owner, and was acquired by ACC on January 21, 2005 (the "Transaction") for the purchase price of One Million Two Hundred and Fifty Thousand ($1,250,000.00) Dollars. After the transaction was completed, continued due diligence determined that an agreed upon reduction in the purchase price for ACT was required to reflect various adjustments resulting in an adjusted purchase price of Eight Hundred and Seventy-Nine Thousand Eight Hundred and Ninety-Four Dollars ($879.894). ACC also acquired certain assets from Quality Metal Systems, LLC, a Florida limited liability company ("QMS"), which was also owned by Paul Janssens for One Million Two Hundred and Fifty Thousand ($1,250,000.00) Dollars. Subsequently, Avante Holding Group, Inc. incorporated Safe Rooms, Inc. on April 27, 2005. After the incorporation, the company changed its name to Universal Safe Structures, Inc. ("USS"). On June 28, 2005 ACC acquired 80% of the Company stock for Eight Hundred Dollars ($800.00). Prior to the time of acquisition by ACC, USS conducted no business. USS has two shareholders, ACC and Avante Holding Group, Inc. Avante Holding Group, Inc. incorporated ProSteel Builders Corporation ("PSB") on April 28, 2005 with the initial shareholders being ACC (80%) and Avante Holding Group, Inc. (20%). PSB was incorporated to function utilizing the ACC products in the commercial and residential construction marketplaces. After the acquisition of ACT by ACC, the operational and marketing personnel continued employment with the Company.

ACC was incorporated on October 22, 2004. Effective January 21, 2005, ACC acquired ACT and certain assets of QMS. Prior to January 21, 2005, ACC had only immaterial administrative activity. Prior to the acquisition, ACT had operations but, accordingly, the following discussion and analysis of operations is not indicative of future comparisons of ACC as the new ownership projects a different marketing and expansion program as has already been evident in 2005.

In 2004, the Company did not invest in building the ACTech Panel(TM) brand and infrastructure. Management believes that not spending in these two categories negatively affected the growth of the Company as evidenced by the 2005 change post-acquisition.

The following information should be read in conjunction with the consolidated financial statements of ACC and ACT, our Predecessor, and the notes thereto appearing elsewhere in this prospectus. Statements in this section and elsewhere in this prospectus that are not statements of historical or current fact constitute "forward-looking statements". For information regarding risk factors that could have a material adverse effect on our business, refer to the Risk Factors section of this prospectus beginning on page 3.

SUMMARY FINANCIAL INFORMATION


The following table provides selected consolidated financial and operating data for ACC for the three months ended June 30, 2006 and the three months ended June 30, 2005.

STATEMENT OF OPERATIONS DATA



                                                           Three Months Ended
                                                          ---------------------
                                                          June 30,    June 30,
                                                            2006        2005
                                                          ---------   ---------
Revenue, net                                              1,564,759   1,466,581
Gross profit                                                359,945     262,326
Loss from operations                                       (430,211)   (108,299)
Net loss                                                   (525,717)   (148,506)



BALANCE SHEET DATA




                                                                    ACC
                                                           ---------------------
                                                              June      December
                                                            30, 2006    31, 2005
                                                           ---------------------
Current assets                                             2,257,242   2,688,363
Current liabilities                                        3,845,973   4,235,450
Total assets                                               5,349,552   5,826,017
Long-term debt                                               429,365     513,996
Stockholders' equity                                       1,085,754   1,091,047




THREE MONTHS ENDED JUNE 30, 2006 COMPARED TO THE THREE MONTHS ENDED JUNE 30,
2005

            RESULTS OF OPERATIONS

      Revenues for the three months ended June 30, 2006 were approximately $1,565,000 as compared to approximately $1,467,000 for the three months ended June 30, 2005. Revenue increased approximately $98,000 or 6.7%. The second quarter has historically lower revenues in comparison to other quarters due to the seasonal ordering by the classroom marketplace in the State of Florida which historically orders are higher in the third and fourth quarters.

      Gross profit for the three months ended June 30, 2006 was approximately $360,000 (23.0% of revenue) compared to approximately $262,000 (17.9%) for the same period in 2005. The change in the margins is a direct response to the increased revenues complemented by the significant reduction in cost of goods sold as a percent of revenue. The effects of continued negotiations and volume pricing from the primary vendors continued throughout 2005 and 2006.

      For the three months ended June 30, 2006 compared to the same period in 2005, the Company had marketing expenditures of approximately $33,000 compared to approximately $86,000, respectively. The expenditures for the second quarter of 2006 were approximately 28% lower than the first quarter due to seasonal marketing requirements. The reduction of expenses in 2006 versus 2005 was due to the implementation of new management's marketing plan in 2005 that enabled the significant increase in revenues for the last two quarters of 2005. Those expenditures were not necessary in 2006.

      Salaries and other compensation expenses were approximately $164,000 (10.5% of revenue) for the three months ended June 30, 2006 compared to approximately $130,000 (8.9% of revenue) for the three months ended June 30, 2005. This increase of approximately $34,000 or 26.2%, is primarily due to ProSteel Builders Corporation becoming a subsidiary in 2006. Professional fees were approximately $188,000 (12.0% of revenue) for the three months ended June 30, 2006 compared to approximately $85,000 (5.8% of revenue) for the three months ended June 30, 2005. The increase in 2006 compared to 2005 was due to increased expenses for compliance consulting ($67,500) which was contracted in August 2005, accounting fees (approximately $15,000 increase) and the increased usage of third party consultants. The accounting fees increased primarily related to services related to the public registration of the Company. Cash procurement fees (as recorded in General and Administrative expenses) were approximately $34,000 (2.3% of revenue) for the three months ended June 30, 2005 compared to approximately $80,000 (5.1% of revenue) for the three months ended June 30, 2006. The increase was primarily related to the factoring of accounts receivable.

      Interest expense was approximately $117,000 (7.5% of revenue) for the three months ended June 30, 2006 compared to approximately $40,000 (2.7% of revenue) for the three months ended June 30, 2005. This significant increase is directly related to the cost of capital.

      For the three months ended June 30, 2006, we reported a loss from operations of approximately $430,000 compared to approximately $108,000 in losses from operations for the three months ended June 30, 2005. Net loss for the three months ended June 30, 2006 was approximately $526,000 compared to approximately $149,000 for the three months ended June 30, 2005. The impact of the addition of ProSteel Builders Corporation in the third quarter of 2005 as related to the implementation of their marketing plan with limited revenues, this subsidiary contributed a loss from operations of approximately $102,000 and a net loss of approximately $84,000 as a portion of the above losses for the three months ended June 30, 2006.

TAXES

      For the three months ended June 30, 2006 and 2005, no taxes were recorded as the Company operated at a net loss.

SUMMARY FINANCIAL INFORMATION

The following table provides selected consolidated financial and operating data for ACC for the six months ended June 30, 2006 and the period January 21, 2005 (date of acquisition) through June 30, 2005.

STATEMENT OF OPERATIONS DATA




                                                                       For the
                                                                       Period
                                                             Six       January
                                                            Months    21, 2005
                                                            Ended      through
                                                           June 30,    June 30,
                                                            2006        2005
                                                          ---------   ---------
Revenue, net                                              3,614,599   2,037,673
Gross profit                                              1,133,283     279,795
Loss from operations                                       (341,231)   (555,408)
Net loss                                                   (484,929)   (615,135)




SIX MONTHS ENDED JUNE 30, 2006 COMPARED TO THE PERIOD JANUARY 21, 2005 (DATE OF ACQUISITION) THROUGH JUNE 30, 2005

            RESULTS OF OPERATIONS

      ACC acquired ACT and certain assets of QMS on January 21, 2005. Prior to the acquisition, ACC had only immaterial administrative activity. The period in 2005 reflects the change of ownership and the transition to management's approach to the business compared to the Predecessor.

      Revenues for the six months ended June 30, 2006 were approximately $3,615,000 as compared to approximately $2,038,000 for the period January 21, 2005 (date of acquisition) through June 30, 2005. These significant increases, amounting to approximately $1,577,000 or 77.4%, resulted from the expansion into the classroom marketplace in the State of Florida. Subsequent marketing and expansion after June 30, 2005 is reflective in the significant growth for the last two quarters of 2006.

      Gross profit for the six months ended June 30, 2006 was approximately $1,133,000 (31.3% of revenue) compared to approximately $280,000 (13.7% of revenue) for the period January 21, 2005 (date of acquisition) through June 30, 2005. The change in the margins is a direct response to the increased revenues complemented by the significant reduction in cost of goods sold as a percent of revenue. The effects of continued negotiations and volume pricing from the primary vendors continued throughout 2005 and 2006.

      For the period January 21, 2005 (date of acquisition) through June 30, 2005, the Company had marketing expenditures of approximately $114,000 compared to approximately $79,000 for the six months ended June 30, 2006. The expenditures for 2005 were higher in comparison to the same period in 2006 as new management implemented a program in 2005 to facilitate increased revenues for the remaining portion of 2005 and most of these expenses were not repetitive in the current period.

      Salaries and other compensation expenses were approximately $320,000 (8.9% of revenue) for the six months ended June 30, 2006 compared to approximately $197,000 (9.7% of revenue) for the period January 21, 2005 (date of acquisition) through June 30, 2005. This increase of approximately $123,000 or 62.4%, is partially due to the addition of management personnel and support staff as needed along with the effect of the addition of ProSteel Builders Corporation and its respective personnel costs. Professional fees were approximately $327,000 (9.0% of revenue) for the six months ended June 30, 2006 compared to approximately $161,000 (7.9% of revenue) for the period January 21, 2005 (date of acquisition) through June 30, 2005. The increase in 2006 compared to 2005 related to the Company utilizing outside professionals for compliance consulting (approximately $143,000 for 2006), accounting and legal (combined approximately $54,000 for 2006). The fees associated with the factoring of accounts receivable was approximately $170,000 (4.7% of revenue) for the six months ended June 30, 2006 compared to approximately $34,000 (1.7% of revenue) for the period January 21, 2005 (date of acquisition) through June 30, 2005. The significant increase was due to the Company factoring its accounts receivable beginning in April 2005 along with the significant increases in accounts receivable.

      Interest expense was approximately $187,000 (5.2% of revenue) for the six months ended June 30, 2006 compared to approximately $60,000 (2.9% of revenue) for the period January 21, 2005 (date of acquisition) June 30, 2005. This significant increase is directly related to the cost of capital.


      For the six months ended June 30, 2006, we reported a loss from operations of approximately $341,000 compared to approximately $555,000 in losses from operations for the period January 21, 2005 (date of acquisition) through June 30, 2005. Net loss for the six months ended June 30, 2006 was approximately $485,000 compared to approximately $615,000 for the period January 21, 2005 (date of acquisition) through June 30, 2005. The impact of the addition of ProSteel Builders Corporation in the third quarter of 2005 as related to the implementation of their marketing plan with limited revenues, this subsidiary contributed a loss from operations of approximately $210,000 and a net loss of approximately $171,000 as a portion of the above losses for the six months ended June 30, 2006.


TAXES


      For the six months ended June 30, 2006, no taxes were recorded as the Company operated at a net loss. For the period January 21, 2005 (date of acquisition) through June 30, 2005, no taxes were recorded as the Company operated at a net loss.

Summary Financial information

The following table provides selected consolidated financial and operating data for the period January 21, 2005 (date of acquisition) through December 31, 2005 for ACC, the period January 1, 2005 through January 20, 2005 for our Predecessor and for the year ended December 31, 2004 for our Predecessor, the consolidated balance sheet for ACC at December 31, 2005, and the combined balance sheet data at December 31, 2004 for the Predecessor company which have been derived from consolidated and combined financial statements included elsewhere in this
Prospectus:

                          STATEMENT OF OPERATIONS DATA

                                             ACC
                                         -----------          Predecessor
                                          For the      -----------------------
                                           Period       For the
                                         January 21,    Period
                                            2005       January 1       For the
                                          through       through      Year Ended
                                          December     January 20,    December
                                          31, 2005        2005        31, 2004
                                         -----------   -----------   ----------
Revenue, net                              9,528,984         84,152    1,161,751
Gross profit (loss)                       2,056,722          3,366     (169,816)
(Loss) from operations                      (72,593)       (31,310)    (882,270)
Net (loss)                                 (318,177)       (31,310)    (889,000)

BALANCE SHEET DATA

                                                            ACC      Predecessor
                                                         ---------   -----------
                                                         December     December
                                                         31, 2005     31, 2004
                                                         ---------    --------
Current assets                                           2,688,363     256,112
Current liabilities                                      4,235,450     162,798
Total assets                                             5,826,017     913,100
Long-term debt                                             513,996      85,598
Stockholders' equity                                     1,091,047     677,937

                              RESULTS OF OPERATION

ACC was incorporated on October 22, 2004. Effective January 21, 2005, ACC acquired ACT and certain assets of QMS. Prior to January 21, 2005, ACC had only immaterial administrative activity. Prior to the acquisition, ACT had operations but, accordingly, the following discussion and analysis of operations is not indicative of future comparisons of ACC as the new ownership projects a different marketing and expansion program as has already been evident in 2005.

Revenues for the period January 21, 2005 (date of acquisition) through December 31, 2005 were approximately $9,529,000 as compared to approximately $1,162,000 for the year ended December 31, 2004 for our Predecessor. These significant increases amounting to approximately $8,367,000, resulted from the expansion into the classroom marketplace in the State of Florida.

Gross profit/(losses) for the period January 21, 2005 (date of acquisition) through December 31, 2005 were approximately $2,057,000 compared to an approximately $(170,000) for the corresponding period in 2004 for our Predecessor. This change in the margins are indicative of the Company under new management in 2005 increasing production levels, negotiating lower material prices and overall better utilization of personnel and equipment compared to 2004. Raw materials represent 69% of the cost of goods for the manufacturing of the product. As such, management negotiated firm pricing for its steel and foam for a period of twelve months that maintained step decreases in cost based upon volume. As the sales volume grew, the cost of raw materials per unit decreased. In addition, the company conducted a complete review of its raw material requirements and shopped around for better pricing and alternate vendors, which directly improved the Gross Profit Margin. In 2004, the Company was not marketing its products at a level necessary to provide the marketplace with the knowledge of the existence of ACT or bidding on enough projects to facilitate higher revenues. This was at the directive of prior ownership as the Company focused on research and development without implementing a full marketing plan. In 2005, current management implemented a marketing budget thereby increasing the exposure of ACT and its products. The change in marketing included the hiring of marketing professionals, maintaining a high profile web site to include payment for metatag key words that increase awareness through pay-per-click programs, enrollment in five trade shows in Florida and Texas, development of professional marketing material, and conducting presentations to interest groups, such as the United Nations Environmental Programme (UNEP).

In 2004, the Company did not invest in building the ACTech Panel(TM) brand and infrastructure. Management believes that not spending in these two categories negatively affected the growth of the Company as evidenced by the 2005 change post-acquisition. Marketing expenditures for the period January 21, 2005 (date of acquisition) through December 31, 2005 was approximately $263,000 as compared to $56,000 in 2004 for our Predecessor.

Salaries and other compensation expenses were approximately $589,000 (6.2% of revenue) for the period January 21, 2005 (date of acquisition) through December 31, 2005 compared to approximately $536,000 (46.1% of revenue) for 2004. This increase of approximately $53,000 or 9.9%, is partially due to additional management and support staff as needed for the increase in marketing and production. In 2004, our Predecessor's existing staff was under utilized due to the minimal production levels. Professional fees amounted to approximately $654,000 (6.9% of revenue) for the period January 21, 2005 (date of acquisition) through December 31, 2005 as compared to approximately $46,000 (4.0% or revenue) during 2004 for our Predecessor. Professional fees in 2005 were 30.7% of total operating expenses. This amount for 2005 was primarily due to accounting (approximately $98,000) and consulting expenses (approximately $556,000 for various outside professional consultants for the duties of CEO, corporate communication expenses, legal, manufacturing analysis and other related activities) associated with production. Cash procurement fees (as recorded in General and Administrative expenses) of approximately $349,000 (3.7 % of revenue) were incurred as the Company contracted for additional working capital through the factoring of accounts receivable (approximately $182,000) and the raising of additional cash and the applicable fees under the Investment Banking Agreement with Avante Holding Group, Inc. (approximately $167,000). General and administrative expenses, consisting of rent and occupancy costs, communications, cash procurement fees and other expenses related to operations amounted to approximately $1,866,000 (19.6% of revenue) for the period January 21, 2005 (date of acquisition) through December 31, 2005. General and administrative expenses for 2004 amounted to approximately $657,000 (56.5% of revenue). The increase of approximately $1,209,000 or 184.0%, for 2005 over 2004 for our Predecessor reflects several factors, primarily the increase in marketing and payroll costs, due to the new management in 2005 expanding its marketing efforts thereby increasing production which required more support staff and the fees associated with raising working capital.

For the period January 21, 2005 (date of acquisition) through December 31, 2005, we reported operating losses of approximately $73,000 and overall losses of approximately $318,000, compared to our Predecessor's operating losses of approximately $882,000 and overall losses of $889,000 for the year ended December 31, 2004. The decrease in the operating loss as compared to 2004 is primarily due to increased revenues and the reduction in the cost of goods sold as a percent of revenues. The overall loss for 2005 reflects the related interest expense for the financing of working capital throughout 2005.

                                      TAXES

For the period January 21, 2005 (date of acquisition) through December 31, 2005, no taxes were recorded as the Company is operating at a net loss. For the year ended December 31, 2004, ACT and QMS were owned by Mr. Paul Janssens. ACT was an S Corporation and QMS was a limited liability company.

CASH AND SOURCES OF LIQUIDITY

The Company has satisfied its operating cash requirements primarily through cash flow from operations and debt and equity financing. At June 30, 2006, we had $180,513 in cash and cash equivalents and $826,447 in net accounts receivable compared to $133,547 and $1,294,288, respectively, at December 31, 2005.

Operations have been financed by loans from management, placement of equity and debt financing. As of June 30, 2006 we had outstanding Three Million Nineteen Thousand Four Hundred and Thirty ($3,019,430) Dollars in Short-Term and/or Current Portion of Long-Term Debt and Four Hundred Seventy-Two Thousand Twenty-Three ($472,023) Dollars in Long-Term Debt.

The Company entered into a long-term debt arrangement with Interbay Funding LLC in March 2005 in the amount of Four Hundred Thirty Thousand Five Hundred Dollars ($430,500). The note, which is due on April 2020, bears interest at 9% per annum. The note is secured by a personal guarantee of Michael W. Hawkins, the Chief Executive Officer. As of June 30, 2006, the current balance is Four Hundred Seven Thousand Five Hundred and Thirty-Three ($407,533) Dollars and is owed to M&T Mortgage Corporation, a subsequent purchaser of the note. The Company assumed, as part of the Acquisition of the assets of QMS, the ongoing long term debt with Merchants and Planters Bank. The loan bears interest at 7.49% and as of June 30, 2006, the outstanding balance was Sixty-Eight Thousand Eight Hundred Seventy-Eight ($68,878) Dollars. The remaining portion of the long-term debt consists of multiple capital leases and a note with Dell Financial Services for computers and related peripherals.

As of June 30, 2006, the short-term debt balance of Two Million Nine Hundred Ninety-Three Thousand Two Hundred and Ten ($2,993,210) Dollars (does not include the current portion of long-term debt) include One Million Eight Hundred Ninety-six Thousand and Eighty-Two ($1,896,082) Dollars which will convert to equity as part of this filing and the shares will be registered accordingly. This registration statement is registering the resale of the common stock underlying this convertible debt rather than registering the conversion of the debt. The following table reflects the short-term debt of the Company as of June 30, 2006:

      JMB Associates, principal, accrued and unpaid interest at 18.00% per annum. Due on September 30, 2006. $314,644

      JMB Associates, principal, accrued and unpaid interest at 18.00% per annum. Due on September 30, 2006. $452,289

      Sharon Beshara, principal, accrued, and unpaid interest at 24% per annum on revolving 30-day term. Note is extended every 30 days. Due on September 30, 2006. $176,323

      Antoinette Pace, principal, accrued, and unpaid interest at 24% per annum on revolving 30-day term. Notes are extended every 30 days. The amount is guaranteed by Avante Holding Group, Inc. Due on September 30, 2006. $114,807

      Edward Beshara, principal, accrued, and unpaid interest at 24% per annum on revolving 30-day term. Note is extended every 30 days. The amount is guaranteed by Avante Holding Group, Inc. Due on September 30, 2006. $101,500

      Antoinette Pace and James Beshara, principal, accrued, And unpaid interest at 24% per annum on revolving 30-day term. Note is extended every 30 days. The amount is guaranteed by Avante Holding Group, Inc. Due on September 30, 2006. $200,000

      Paul Janssens, principal and interest at 12.00% per annum. Due on September 30, 2006. $629,894

      South Residential Enterprises, principal and interest at 10.00% Per annum. The note may be converted into equity if the Company is actively trading as on OTC stock. $117,637

      Cecil H. Harmon, principal and interest at 10% per annum. Due on July 1, 2007. $11,618

      Avante Holding Group, revolving credit, principal and interest at Prime plus 4% per annum. Due on October 2006. $691,588

      PhoenixSurf.com, principal. Non-interest bearing note. The note is convertible into common stock of the Company at the per share price of $2.65. Shares underlying this debt and not being registered in this Registration Statement. $75,000

      Steves Rodriguez, convertible promissory note at No interest, Due September 30, 2006. $20,000

On November 1, 2004 the Company entered into a Revolving Credit Agreement with the Avante Holding Group, Inc., for up to Five Hundred Thousand ($500,000.00) for a period of one year, with an automatic one year extension. Interest is earned at Prime Rate plus four percent. As of June 30, 2006, the balance was $691,588. Subsequently, the balance as of August 15, 2006 was $826,223. As this balance exceeded the $500,000 limit of the LOC, an amendment has been added to the LOC extending the total LOC to $1,000,000.

We also secured Accounts Receivable financing with The Hamilton Group (Delaware), Inc., a Delaware Corporation. Upon satisfactory completion of a credit review of our customers, The Hamilton Group will purchase the account receivable for the purchase price of 0.133% per day of the total face value of the invoice. The Hamilton Group will fund eighty percent (80%) of the invoice. Upon receipt of payment from the customer, The Hamilton Group releases to us the balance of the purchase price of the invoice, minus the 80% advancement and purchase fee.

We maintain a $500,000 credit line with one primary vendor (Phoenix Metals, Inc.) for the purchase of raw materials. The credit line with Phoenix Metals is secured by a corporate guarantee by Avante Holding Group, Inc. The terms of payment for the credit line is standard 30 day terms upon receipt of invoice with no discount.

The Company projects that future liquidity and capital requirements will be provided by operations, debt and equity sources. Such financing will depend on a number of factors, including the timing and extent of expanded market acceptance of its products, continued developing and testing of advancements in the ACTech Panel(TM) and related products, and intellectual property protection. As part of projected growth, we require 50% down payment on all orders for first time customers with the remaining portion due and payable upon delivery of product. This measure ensures we can sustain our current growth without requiring vast amounts of financing and capital. In the event of future growth higher than expected, we recognize that according to the Almanac of Business and Industrial Ratios, a Company within our industry should be able to support a long-term debt ratio of .53 of all assets, which based upon the June 30, 2006, we should be able to sustain $2.8 million in long-term debt financing. As such, when and if needed, we will first attempt to acquire debt through our various banking institutions prior to the raising of additional equity capital.

The Alternative Construction Company marketing efforts are based on both push and pull strategies. The push strategy is the more predominant at this time. The ACC push strategy utilizes internal sales agents (3), outside sales consultants
(1) and distributors (3). These three components of the push strategy utilize the Company web site, brochures, fact sheets, product samples and corporate videos or PowerPoint presentations to inform and educate prospective buyers of the features and benefits of the ACTech panel. Marketing efforts are directed at builder/developers, commercial builders, residential builders and individual consumers. The current pull strategy utilizes various Internet advertising techniques, primarily pay for click advertising, spot advertising, media hits and trade shows to attract sales leads and hands those sales leads over to the push strategy member most suited to contact the prospect.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION


There were 72 record holders of the Company's common stock as of June 30, 2006. The Company's shares are not currently traded in any recognized public forum. Park Financial Group, Orlando, Florida has elected to sponsor our securities on the Pink Sheets and/or OTC Bulletin Board. Park Financial submitted an application to the NASD and has received clearing for listing effective on the effective date of this Prospectus. The NASD reference number is 20050026748.


DIVIDENDS AND DIVIDEND POLICY

We have not historically paid any cash dividends on our common or preferred stock and we do not anticipate paying any cash dividends in the foreseeable future. We currently intend to retain any future earnings for reinvestment in the business. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent on our financial condition, results of operations, capital requirements and other relevant factors.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes share information about our equity compensation plans, including our 2004 Stock Option Plan (the Plan).

                               Number of Securities to                            Number of Securities
                                   be Issued Upon            Weighted-Average      Remaining Available
                                     Exercise of             Exercise Price of     For Future Issuance
                                Outstanding Options,       Outstanding Options,       Under Equity
Plan Category                    Warrants and Rights        Warrants and Rights    Compensation Plans
----------------------------   -----------------------     --------------------   --------------------
Equity Compensation Plans to         2,000,000(1)                  $0.55              2,000,000(2)
Employees Approved By
Shareholders
Warrants Not Approved by             3,000,000(3)                  $1.75
Shareholders
Total                                5,000,000                     $1.29

(1) Represents shares subject to outstanding options under the Plan.

(2) Represents shares available for option grants under the Plan.

(3) Represents non-plan options and warrants.

             EQUITY COMPENSATION PLANS NOT APPROVED BY SHAREHOLDERS


Our board of directors currently administers the Plan. The Plan provides for the grant of options (incentive and non-statutory) to officers, directors, employees, and independent contractors capable of contributing to our performance. We have reserved an aggregate of 4,000,000 shares of common stock for grants under the Plan. Incentive stock options may be granted only to employees eligible to receive them under the Internal Revenue Code of 1986, as amended. As of June 30, 2006, we had outstanding non-statutory options to purchase 2,000,000 shares of our common stock. Options have a term of eight years, unless earlier terminated in accordance with the provisions of the Plan and applicable stock option agreements. The exercise prices of all of the options granted as of June 30, 2006 are between the prices of $0.25 and $0.75 per share, and generally have scheduled vesting except for options to purchase for 400,000 shares which vested March 1, 2005, options to purchase 200,000 shares which vested March 1, 2006 and options to purchase 500,000 shares which vested on June 1, 2006. Upon expiration of unexercised options, the unpurchased shares subject to such options will again be available for purposes of the Plan.

                             DESCRIPTION OF BUSINESS

COMPANY HISTORY

Alternative Construction Technologies Corporation ("ACT") was incorporated in Delaware in 1997 and was owned by Mr. Paul Janssens. Quality Metal Systems, LLC, a Florida limited liability company ("QMS") was formed in 2002 and is owned by Paul Janssens. QMS held the title to various fixed assets including the Facility and production line. The three patents utilized in the business were owned privately by Paul Janssens.

On January 21, 2005, Alternative Construction Company, Inc., a Florida corporation ("ACC") acquired ACT, selected assets of QMS and the patents owned by Mr. Janssens.

Our corporate headquarters are located at 1900 South Harbor City Boulevard, Suite 315, Melbourne, Florida 32901. Its website address is http://www.actechpanel.com.

THE COMPANY AND ITS BUSINESS

                                    OVERVIEW

Alternative Construction Company, Inc. produces patented, galvanized-steel, interlocking Structural Insulated Panels (SIPs) that are used in all facets of the construction industry. The company's SIP system is used as an alternative to conventional materials such as lumber and bricks and is considered "green" building technology. Specifically, our foam integrated system is Chlorofluorocarbons ("CFC") free, as we are a strictly hydrocarbon and water foam interjection system. In addition, we have completed the GREENGUARD(TM) Emissions Test for General Construction, conducted by Air Quality Sciences, Inc., on August 16, 2004 (AQS Report No. 12619-02) with the finding that our product, to include the foam purchased from Dow Chemicals, Inc., met all of the emission level requirements of the GREENGUARD Product Guide(TM) Listing.

According to SIPSTech, Inc., www.sipstech.com, (not incorporated by reference into this Prospectus) a leading provider of SIPS technologies headquartered in Calgary, Canada, when you build with SIPs, you're building homes and commercial properties that can save 50% or more on energy costs when compared to conventional stick frame construction. That means less fossil fuel consumption and less greenhouse gas emissions. SIP technology provides higher "whole-wall" R-value, tightens the building envelope, and reduces air infiltration. That allows the consumer to downsize the heating and cooling equipment. It's the combination of these systems that makes up the technology of a high-performance SIP building. You will also enjoy the green building benefits of less job-site waste, better utilization of material resources, and more environmentally friendly building practices. Industry research and testing has demonstrated that SIPs are superior to frame and block construction materials due to: superior strength and load characteristics, superior wind ratings, superior R-factor and insulation, labor costs, reduced construction labor costs, speed and ease of construction and resistance capabilities to fire, moisture, mold and insects. Michael Morley, the author of "Building with Structural Insulated Panels
(SIPS)", a book endorsed by the Structural Insulated Panel Association in Gig Harbor, Washington, further states, "Every once in a while a new technology comes along that makes its Predecessors obsolete.... SIPs produce a structurally superior, better insulated, faster to erect, and more environmentally friendly house than ever before possible." In 2000, the International Residential Code ("IRC") replaced the Council of American Building Officials ("CABO"), the International Conference of Building Officials ("ICBO"), Building Officials and Code Administrators International ("BOCA"), and the Southern Building Congress International ("SBCCI"). The newly organized IRC contains a section specifically establishing energy-related requirements for new construction. Efforts by the Office of Science and Technology under the U.S. Government led to the development of the Partnership for Advancing Technology in Housing ("PATH"). The PATH initiative seeks to reduce the environmental impact and energy use of new housing by 50% or more by 2010. SIPs are a featured technology in PATH's vision.

The Company also manufactures patented in-house safe rooms used for the protection of loved ones and valuables in the event of weather disasters or home intrusions

The ACTech Panel(TM) is a patented SIP that has undergone extensive testing performed by independent laboratories and agencies. The SIP is composed of steel, both 26 and 20 gauges, as the outer skins of the wall with the calculated injection of formulated foam serving as the insulation. The ACTech Panels(TM) are environmentally friendly, sustainable and fully recyclable. They are used as cost effective, energy efficient and disaster tolerant alternative to conventional building materials. They allow for rapid building, both by skilled and unskilled labor. Additionally, SIPs are at the forefront of the "green" building industry

In 2004, revenues were derived from the sale of the ACTech Panel(TM) SIPs to commercial builders whom continued to provide a portion of revenue and the Company began providing SIPs for commercial school classroom builders in Florida. The Company's products are used in the construction of affordable housing, high-end elegant homes, modular housing, commercial buildings, modular portable classrooms and safe rooms, among others. In 2004, those markets accounted for 9.0%, 1.1%, 5.2%, 21.4%, 63%, and 0.3% respectively. In 2005, those markets accounted for 1.4%, 7.5%, 0%, 1.5%, 89.5%, and 0.1%.

The Company and/or its Predecessor have produced SIPs for nine years. The Predecessor company focused resources upon research and development, endorsements, and product testing and quality control matters, as opposed to sales and marketing related efforts. This is evidenced by static total sales and no material marketing expenditures in 2004 and previous years. The Company has re-focused resources upon sales and marketing initiatives, building distributor relationships, joint ventures, customer service, and operating, production and delivery efficiencies. In light of this transition, the Company has improved its sales outlook from two active customers and zero prospects to several customers and a sales pipeline consisting of ten (10) customers where we have received a Purchase Order from or other correspondence stating that they are going to utilize our system in the future, more than ten (10) customers where we have qualified and are in direct competition with a competitor for business, and more than twenty (20) customers in which we have entered into negotiations for potential sales.

PRODUCTS AND SERVICES

                       STRUCTURAL INSULATED PANELS (SIPS)

The ACTech Panel(TM) has undergone extensive testing by various independent accredited agencies, such as RADCO, Inc., Omega Point Laboratories, Inc. and Hurricane Engineering & Testing, Inc. These tests were commissioned by the company in 1999 through 2004 as required by the company's ongoing quality control program in support of the manufacturing of our product. The overview for all applicable testing can be viewed by the public at the company's website www.actechpanel.com. (Information contained in the Company's website is not part of this Prospectus, nor incorporated herein, by reference.)

The patented process of building the ACTech Panels(TM) utilizing the Interlocking Building System(TM) is unique and simple to use with applications throughout the residential and commercial construction industries, providing many benefits to contractors and their customers.

The primary characteristics of the ACTech Panel(TM) are strength and load characteristics, wind ratings up to 146 miles per hour, R-factor (R- factor is a measurement of the insulating properties of a given material), non-combustible, reduced labor costs and build time, no measurable off-gassing (refers to certain toxic emissions from a given product or material that used chemicals in its manufacturing process), speed and ease of assembly, acoustical excellence, moisture, mold and insect resistant and reduction in heating and air conditioning costs of up 30-50%. The ACTech panel's has achieved the ability to meet or exceed specific hurricane related building codes levied by Miami-Dade County Florida and maintains Florida product approval. Independent projectile testing verifies that the ACTech Panel(TM) system's superiority to competitive products.

During 2005 after the acquisition of ACT by ACC, we began expanding our marketing efforts on expanded school classroom production, other governmental uses and domestic residential. On May 22, 2005, the Company conducted a presentation at the United Nations, sponsored by the United Nations Environment Programme (UNEP), where it presented its product and solutions for the development of low-income housing. We have sold panels in Mexico, Canada, Turkey, Columbia, Guyana, Barbados, Jamaica, Belize, and Kazakhstan.

                                   SAFE ROOMS

The Universal Safe Room(TM), a patented safe room, is marketed under a wholly-owned subsidiary, Universal Safe Structures(TM), Inc. The safe room's typical installation is in residential construction, either at the time of construction or added after building completion. The safe room, when built at the initial building time, can be incorporated within a house, typically as the master bedroom closet or as the pantry, with the appearance of normal walls. After a house has been constructed, a safe room is typically installed inside a garage. The Universal Safe Room(TM) has many attributes with the primary one being the capability of withstanding up to 250 miles per hour winds.

Outside of the typical residential applications, commercial buildings, schools and other places where people gather would be logical for the installation of a safe room to protect against intruders, winds and other forms of natural disasters.

In 2004, the Company sold one safe room (0.26% of total sales) as there were no marketing efforts concentrating on this sector of the business. In 2005, the Company has continued with 100% of its focus on the sale of the ACTech Panel(TM). The Company projects a marketing campaign to be established in 2006 for the Universal Safe Room(TM).

                              CONSTRUCTION SERVICES

ProSteel Builders Corporation ("ProSteel"), a subsidiary of the Company, builds commercial and residential buildings utilizing the ACTech PanelTM.

ProSteel is owned 80% by ACC and 20% by Avante Holding Group, Inc. ("Avante"). ProSteel entered into a Management Agreement with Alternative Construction Partners, LLC ("ACP") to manage the day-to-day operations. ACP, through its members, has more than 20 years experience in the construction industry and has been building facilities with the ACTech PanelTM for more than five years. On March 31, 2006, the agreement between ProSteel and ACP was canceled and members of ACP involved in the day to day activities of ProSteel were hired as employees of the company,

                            RESEARCH AND DEVELOPMENT

Our research and development costs for the year ended December 31, 2004 was minimal. In prior years, we performed various research and development including independent laboratory testing and certifications. Under new management, we will continue with the research and development to further validate the Company's claims as well as increase them to further certify the value of the Company's products to its customers.

Our company has obtained the following certifications in relation to our product.

1. Florida - Product Approval for Factory Build Schools

2. Certificate of Compliance - Structural Insulated Metal Panel Product is manufactured in accordance with the Florida Building Code 2004 and Chapter 9B-72 Department of Community Affairs - Florida Building Commission

3. Georgia Department of Community Affairs - Industrialized Buildings Component Systems Approval No. 90250-C

4. Miami Fenestration Lab

The Company's products have underdone extensive testing and have been approved or received favorable test results from the following organizations:

Acoustical Testing Lab, Air Quality Sciences, Florida Department of Community Affairs, Georgia Department of Community Affairs, Miami Fenestration Lab, Omega Point Laboratories, Radco Inc., Texas Tech University and ***** Energy Star rating.

We will also continue to improve on current applications and research new ones. The research will include the safe rooms that address a common as well as a different marketplace. We recognize that the Company is currently essentially a "one-product" company and as such, management has a responsibility to develop new and improved ways of utilizing our products in expanding the markets we compete in. The company has no concrete spending and sourcing plan for research and development. The first step in the company's product expansion is the development of a roof panel, which it has begun its own in-house testing and development.

REGULATORY MATTERS

The regulation of the use of the ACTech Panel (TM) is completed by state or local building officials responsible for Building Code relevant to the area in which our product is being utilized. In Florida, we obtained state wide product approval by Clemens, Rutherford, and Associates, Inc., the Third Party Administrator and governing body for the State building Codes. In addition to obtaining state wide approval, we were issued Florida Product Approval specific to the ACTech Panel (TM) by the Florida Department of Community Affairs ("DCA"), Florida Product ID # FL5343. We are currently in the process of obtaining International Code Council ("ICC") certification. The International Building Code ("IBC") is the code adopted by the ICC. The ICC was established in 1994 as a nonprofit organization dedicated to developing a single set of comprehensive and coordinated national model construction codes. The founders of the ICC are Building Officials and Code Administrators International, Inc. (BOCA), International Conference of Building Officials (ICBO), and Southern Building Code Congress International, Inc. (SBCCI). Since the early part of the last century, these nonprofit organizations developed the three separate sets of model codes used throughout the United States. Although regional code development has been effective and responsive to our country's needs, the time came for a single set of codes. The nation's three model code groups responded by creating ICC and by developing codes without regional limitations, called the International Codes. The IBC is now adopted in 47 states, plus Washington, D.C.

Our Company has contracted the services of RADCO, Inc., a national testing laboratory, to assist with obtaining the IBC Certification of our Product. The IBC is currently under revisions, with completed comments, and expected 2006 IBC published guidelines to be released by the ICC. Once the new codes are effective, our Company will continue to proceed and obtain said Certification.

This certification is considered the industry standard relevant to our business and will enable our product to be used in any state throughout the country. Our company maintains a strong compliance program in support of all products. The cost of this program annually runs at Two Hundred and Fifty Thousand ($250,000) Dollars per year plus filing and certification fees and other miscellaneous charges as applicable. As stated above in the Research and Development discussion, the Company has undergone and been approved by various regulatory and independent groups and agencies. The Miami Fenestration Lab which verifies meeting the stringent Miami-Dade code for construction to meet wind resistant requirements, has tested and approved the ACTech Panel(TM), giving it a significant edge of typical concrete block or wood construction, both inferior in withstanding the winds related to hurricanes and tornadoes.

PATENTS AND TRADEMARKS

The Company maintains three patents. The first Patent, 5,373678, was issued in 1994 for a "structural wall apparatus" with an "...intermediate insulating core of foamed polymer", "at least one interlocking edge..." and "...an elongated reinforcing member strengthening flange...". This patent covers our structural insulated panel with "S" shaped fastened stiffener. The second, Patent 5,827,458, covers the continuous method of making structural foam panels. This patent covers and defines our manufacturing process including the de-coiling of our galvanized steel skins and stiffeners, straighteners for threading and attaching the stiffeners to the skins, roll formers for shaping both skins and stiffeners into structural shape, a foam injector, a foam conveyor, a curing oven, a cut-off saw and the computer that controls the saw. This patent was issued in 1998 and prevents competition from manufacturing, via continuous feed, a panel that introduces any structural reinforcing strip and, essentially, precludes competition insofar as no other manufacturer can utilize the protected process to manufacture such products in a continuous form feed without infringing on our patent. The third Patent, 6,438,906, pertains to the production of the Company's in-house Safe Rooms used for protection from natural disasters or home intrusions. The company's continuous manufacturing process patent is also filed internationally in Argentina, Bahamas, Brazil, Canada, China, Columbia, Poland and Russia.

The Company has filed for five trademarks. They are: 1) ACTech Panel(TM), 2) Interlocking Building System(TM), 3) Universal Safe Room(TM), 4) Universal Safe Structures(TM), and 5) the company "A" logo as seen at the front of this filing.

PRODUCT DISTRIBUTION AND CUSTOMERS

The Company currently maintains distribution agreements with Alternative Construction Options, LLC, a Georgia Limited Liability Company and Southern Building Systems, a Louisiana Corporation and a customer base of more than ten clients. The standard terms associated with our distributor agreement grant a non-exclusive license to sale within the United States and Canada. The terms are for an initial two year period with one automatic two year renewal period unless cancelled in writing. Each agreement defines payment terms as mutually agreed upon with set purchase prices based upon volume of sales during a 12 month period commencing upon first sale.


For the six months ended June 30, 2006, 77.6% of the company's business was from Nelson, LC ("Nelson") in Orlando, Florida. Nelson built and sold modular classroom facilities within the State of Florida. Ultimately, Nelson has an arrangement with Mobile Modular, a subsidiary of McGrath Rental Corp (NYSE:


MGRC), whereby they sell the completed building to Mobile Modular who, in turn, leases them to various counties and agencies within the Florida Department of Education. The Company currently produces product based upon Purchase Orders submitted two weeks in advance of their expected delivery date. The Company has committed resources to the fulfillment of these expected Purchase Orders at least two months ahead of production schedule. The Company may witness significant declines in revenue should this customer go out of business or seek product from competitive sources. We do not have any long-term contracts with this company.

ProSteel Builders Corporation, a majority controlled company of ACC, entered into a Management Agreement with Alternative Construction Partners, LLC, a Georgia Limited Liability Company based in Palmetto, Georgia on August 15, 2005 to provide contractor and administrative management services to ProSteel utilizing their expertise to build residential and commercial projects utilizing the product of ACC. This agreement was canceled on March 31, 2006 and the members of ACP involved in the day to day operations were hired as employees of ProSteel.

The Company made two international sales in 2005 and 2006 which include one-time shipments to Mexico, which consisted of three sample homes, and Kazakhstan, which consisted of one sample home. There has been no commitment for additional sales in either country since the initial sample orders were shipped.

COMPETITION

The structural insulated panel ("SIP") industry has variations in the manufacturing of SIPs. The Company manufactures its SIPs with steel skins and injected foam as the insulation. Other manufacturers utilize the variations of the steel and foam, wood skins with foam injection, insulated concrete forms, and other various methods of producing alternative building materials. In addition, the missile projectile study completed by Texas Tech University demonstrates the strength of our panels against sustained winds caused by hurricanes and tornadoes. The ACTech Panel(TM) has completed testing and been certified in regards to sustained winds, acoustical, mold and mildew, insect resistance, wall bearing strength, projectiles, through multiple national and state level testing facilities (see "Research and Development"). A competitor that uses wood partially defeats itself as wood is subject to termites and other bug infestations. The utilization of trees to build its products loses any opportunities to derive sales from the environmental community. In addition, wood is not as strong against sustained winds especially since the projectile testing indicates its weaknesses compared to steel.

The SIP industry has existed since the 1940's in the United States. Entrepreneurs have sought many alternative building models in which to supplement the standard bricks and sticks. The SIP industry has many locally and regionally based companies, with only a few manufacturing on a national level and/or international level. Many SIP companies specialize in specific markets (i.e., roofing panels, garage doors, portable sheds, etc.). The primary industry today for SIPs is the commercial industry. SIPs are still in the introductory phase as an alternative to residential building. ACC's primary business is in the modular classroom industry and residential and commercial building. ACC's management recognizes the competition and does not believe that any pose a threat to the longevity of the Company in the short- or long-term. According to the U.S. Census Bureau, as of August 2004, the "value of construction put in place - seasonally adjusted annual rate", was $1.015 trillion, with significant growth annually in the SIP market. Only 1% of new home construction in the U.S. in 2002 used foam paneling, but the application is growing 15% a year, according to William Wachtler, executive director of the Structural Insulated Panel Association ("SIPA"), the principal SIP trade association. Mr. Wachtler was quoted in Forbes magazine in an article titled "Foam" written by David Armstrong in the June 21, 2004 edition The Structural Insulated Panel Association ("SIPA") (www.sipa.org) states that the SIP industry has grown by more than 35% per year since 1994. With these considerations, the marketplace is large enough to have multiple quality companies without having one recognized as a threat to another.

In the comparison of pricing, ACC is competitive in the marketplace. In many circumstances, ACC is significantly lower per square foot than its SIP competitors that utilize steel and foam as raw materials. Due to the capability of a continuous form feed processing line that inserts the structural steel foam, protected by our patents, our competitors are required to utilize molds which require additional time for processing, additional cost for personnel, and additional maintenance and cleaning cost, effectively pricing them higher than we are. In comparison to traditional construction utilizing wood or concrete, the ACTech Panel(TM) is comparable but usually slightly higher in initial up-front cost. In a cost analysis, conducted in-house, using factors including energy efficiency, appraisals, site material pilferage, speed of construction, waste and other integral aspects of construction and valuation of a building, the ACTech Panel(TM) in a short three-year period has a significantly better square foot cost. According to Fannie Mae home builders receive up to a 5% appraisal increase on the value of their home if built from SIPS as documented at www.panelwrights.com/sipsave.htm. Insurance companies often issue savings between 5-20% of the premium for housing built utilizing SIPS. Energy savings can reach through better thermal performance (Building With Structural Insulated Panels (SIPS), Strength and Energy Efficiency Through Structural Panel Construction, Michael Morley, The Taunton Press, 2000). In 1998, the Oak Ridge National Laboratory in Oak Ridge, Tennessee completed thorough testing of SIP wall configurations. The results showed that a SIP wall with 3 inch core (our standard size) EPS core had a 31% better insulation value than a conventional wall framed with 2x4s and insulated with fiberglass batts. The Energy Studies in Building Laboratory at the University of Oregon conducted extensive tests on SIP panels that closely monitored the labor required to erect a SIP structure. The result concluded that a SIP structure required 34% less on-site construction time.

The Company currently has only one product it sells, restricting its potential growth in the marketplace by customer expansion. The Company is currently considering, through its research and development division, other products that will expand the Company's market share thereby allowing the Company to compete on a more direct basis with some of its competitors.

EMPLOYEES


As of June 30, 2006, we had twenty six (26) full-time employees. None of our employees are subject to collective bargaining agreements. Over the next twelve months, we intend to hire additional employees to fulfill staffing requirements as the need arises due to growth and expansion of our company and its products and services.


SUPPLIERS


We currently use two primary material suppliers, Phoenix Metals Company ("Phoenix") and The Dow Chemical, Inc ("Dow"). Phoenix provides the steel for the SIPs whereas Dow provides the foam for the insulation for the SIPs. Other steel companies are capable of providing the steel, if needed. Other foam suppliers are being investigated and tested for use, if needed. We maintain a $500,000 credit line with one primary vendor (Phoenix Metals, Inc.) who supplies raw materials. The credit line with Phoenix Metals is secured by a guarantee by Avante Holding Group, Inc. The terms of payment for the credit line is standard 30 day terms upon receipt of invoice with no discount. The Company purchases from Dow on an order by order cash basis in exchange for a 6% pricing discount.


MANUFACTURING

The Company manufactures its own SIPs at its 154,000 square foot facility in Bolivar, Tennessee. The manufacturing line currently being utilized is also owned and operated by the Company. The facility has the capability of adding up to two additional manufacturing lines, all capable of round-the-clock production. As deemed appropriate, the Company will evaluate the necessity of additional facilities in other states.

MARKETING

ACC's comprehensive marketing plan was developed with a focus on building brand awareness to help drive consumers to inform the commercial and residential industries concerning the use of SIPs. ACC markets its product through internal and external sales people as well as through distributorships. We pay the distributors a percentage of gross revenue for all shipments that occur within the United States. The Company currently has two International Distributors and two Domestic Distributors. Because of the political and financial instability of foreign markets where the Company has been exploring sales opportunities, the Company has decided to only concentrate on domestic sales prospects, at this time.

ACC works in concert with commercial and residential developers in promoting the ACTech Panel(TM). ACC owns 80% of ProSteel Builders Corporation ("ProSteel"), a Florida corporation, which builds commercial and residential properties solely with ACTech Panels(TM). Current projects have commenced in Georgia, with future projects scheduled for Mississippi, Alabama and Florida. Every year, school districts release new Requests for Proposals that range from 200 to 600 units each. ACC began 2005 with business only in the Educational Field and with one customer. The risk associated with this model prompted Management to take swift and decisive action. ACC now courts four customers that build modular classrooms and has grown the business in Florida and Louisiana. ACC has established a presence in the State of Texas opening an office in San Antonio, Texas. The Company's Vice President of Sales is currently located in Texas where he is marketing our product to classroom industry, and other commercial and residential opportunities. We have entered into Sales Agreements with Bill Carter, a former local State Representative and Guinella Gillespie to help introduce the classroom market there. Individuals are paid on a commission basis for square foot of panel sold. The terms of the agreements are for two years. Based upon projected orders forecast from Nelson LC, and New Century Structures, Inc., ACC has projected a conservative 30% annual growth in the educational market, representing just 1.3% of the Florida educational capital improvement budget over the next five years. As outlined in the Florida K-12 5 Years Work Plan, and the Florida CC and SUS Capital Improvements, the projected need for classrooms in the next five years exceeds $25 billion in cost. ACC projected sales for panels to be utilized to build facilities purchased under the Educational Facilities Budget in 2005 represent 1.2% of the 2004 and 2005 K-20 Fixed Outlay Budget approved by the Florida State Legislature.


In January 2006, Avante Holding Group, Inc. ("Avante") and New Century Structures, Inc. ("NCSI") agreed to an agreement whereas Avante would provide management, operations, administrative and financing services to NCSI. In exchange for said services, NCSI is paying Avante a monthly fee similar to the agreement between ACC and Avante. Additionally, Gina Bennett and Bruce Harmon, both officers of Avante, are serving as unpaid officers, COO and CFO, respectively, of NCSI. Ms. Bennett and Mr. Harmon serve similar roles for Avante. For ACC, Ms. Bennett serves as the Chief Compliance Officer and Mr. Harmon serves as the Comptroller. Avante, its officers and related parties hold shares of stock in NCSI. Ms. Bennett and Mr. Harmon do not own any shares of Avante stock. All transactions between ACC and NCSI are conducted on an arms length basis.


ACC now courts four customers that build modular classrooms and has grown the business in Florida and Louisiana. ACC is currently working with a group in Texas to introduce the classroom market there. ACC has projected a conservative 30% annual growth in the educational market, representing just 1.3% of the Florida educational capital improvement budget over the next five years. ACC projected sales for Educational Facilities in 2006 represent 1.2% of the annual budget approved by the Florida State Legislature.

In the United States, structural insulated panel systems, or SIPs, have been bouncing around the far edges of the construction industry for decades. Only 1% of new construction in the U.S. in 2002 used foam paneling, but the application is growing 15% a year, says William Wachtler, executive director of the Structural Insulated Panel Association (Forbes magazine). The panelized classroom, while in its infancy stage (introduced into the education field in June 2004) has become the fastest growing seller (per unit) to provide classrooms throughout the State of Florida. ACC is gearing its manufacturing plant for the rapid growth expected in this market.

The Commercial and Residential industries are the final two categories ACC will continue to develop sales in. In 2005, approximately 10% of all sales were from Commercial and Residential sales. The target percentage of sales in these two markets in 2006 is approximately 20% to 25% of ACC's business. Diversification is important to substantiate growth and reduce risks. ACC is currently negotiating commercial and residential contracts in Illinois, Georgia, Florida, Tennessee, Louisiana, and Texas.

ACC maintains sole right to market and distribute its product through: (i) Internet sales, (ii) catalog sales, (iii) sales through independent developers and sales to United States military establishments.

ACC sales and marketing efforts will target the United States that require rapid building created by natural disasters and/or a need for a non conventional building method. The Company will promote our products through several marketing and media sources, including radio, television, consumer and trade print, housing seminars and tradeshows, and online marketing efforts through our website, http://www.actechpanel.com. (Information contained in the Company's website is not part of this Prospectus, nor incorporated herein, by reference.) Education of builders and the consumer will be an important element in introducing our products to potential users.

We anticipate that the educational capital improvements will continue to provide a significant portion of the revenue from product sales. However, commercial and residential developers, which currently account for less than 15% of total sales, will continue to be an integral part of our sales and marketing strategy.

PROPERTY

ACC owns a 154,000 square foot plant facility in Bolivar, Tennessee (the "Manufacturing Facility") and leases corporate office space in Melbourne, Florida at a cost of $950 per month. The lease expires in March, 2006 and has no renewal options. On February 13, 2006 we elected to remain on a month-to-month basis for the Melbourne Headquarters, with a 30 day required notice to vacate.

                                LEGAL PROCEEDINGS

In July 2006 the Company was advised by New Millenium Enterprises ("NME")that it seeks rescission of the investment by NME and its subsidiary PhoenixSurf.com of an Aggregate of $575,000 in the Company's Convertible Notes and Series C Preferred stock. The Company has advised NME that there are no grounds for such rescission and the investment was properly made. Management of the Company does not believe that a material loss is possible with respect to this claim. There are no other material legal proceedings against or by the Company and/or its officers and directors.

                                   MANAGEMENT

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth information with respect to persons who, as of the date of this prospectus, were serving as directors and officers of the Company. Each director holds office until the next annual meeting of shareholders or until his successor has been elected and qualified.


       NAME           AGE             POSITION HELD              POSITION SINCE
------------------    ---   ----------------------------------  ----------------
Michael W. Hawkins     44   Chairman, Chief Executive Officer,  October 22, 2004
Willis Kilpatrick      44   Director                            October 22, 2004
Steves Rodriguez       35   Chief Financial Officer, Director   October 22, 2004
Thomas Amon            59   Secretary, Director                 October 22, 2004


MICHAEL W. HAWKINS, CHIEF EXECUTIVE OFFICER (CEO) AND CHAIRMAN OF THE BOARD OF DIRECTORS. Mr. Hawkins is the Founder and Chairman of the Company. He was named CEO in April 2005. Since 1997, Mr. Hawkins has served as the Founder and CEO of Avante Holding Group, Inc. (also known as 2Play Corporation and MWH Information) which helps innovators, entrepreneurs and startups with all facets of their development and growth. Mr. Hawkins, through delegation of proxies, controls more than 50% of the Avante stock. He has assisted in the development, funding and transition to public venue for six small-cap companies. He has served at the capacity of Chairman of the Board, Director or as a senior level officer of many other start-up and early stage corporations. Mr. Hawkins has never and currently does not serve as an Officer or Director of any publicly trade companies. In 1999, Mr. Hawkins served as Chief Financial Officer of Florida Tan and raised $15 million in equity capital through Private Placement. Prior to this, he was the Technical Manager for Norrell Services where he served in the capacity of Human Resource Manager for Boeing Corporation, under the Delta IV Rocket Program. In 2001, Mr. Hawkins acquired ownership of Integrity Messenger Corporation where he developed and procured an instant messenger service. Mr. Hawkins resigned his position as Director and President in January 2004. Mr. Hawkins, through Avante Holding Group, Inc, maintains 87.9% ownership of Integrity Messenger Corporation. Under the services of Banyan Capital Partners and Sargon Capital, Inc., Mr. Hawkins assisted SinoFresh Healthcare, Inc., in securing funding through its "C" and "D" rounds of private funding and provided administrative oversight during a reverse merger into a publicly held company in October 2003. Mr. Hawkins holds a BS in Computer Studies from the University of Maryland.

WILLIS H. KILPATRICK, JR. R.P.H., DIRECTOR. Mr. Kilpatrick a Founder and a Director is currently the managing member of South Residential Enterprises, LLC, a sole-proprietor company owned jointly by Mr. and Mrs. Kilpatrick since 1994, where he has overseen multi-million dollar residential development projects in Mississippi. He is a licensed Pharmacist working with the Indian Reservation hospitals in and around Philadelphia, Mississippi. He has served as a Consultant and Investor with SinoFresh Healthcare, Inc., (OTCBB: SFSH) and a Board Member for Integrity Messenger Corporation prior to its reverse merger into a public shell. In addition, he has served as a Board Member for the privately held companies of Adyton Technologies, Inc., a Delaware Corporation established in 2001 that manufactures wellness products, Global Fastener Technologies, LLC, a Florida Limited Liability Company established in 2003 that manufacturers screws (hardware), and Galen Uniphyd Health Plan Corporation, a Florida Corporation established in 2003 that acts as a Physician Services Organization. He is a graduate of the University of Mississippi.

STEVES RODRIGUEZ, CHIEF FINANCIAL OFFICER AND DIRECTOR. Mr. Rodriguez is a Founder, Director and the Chief Financial Officer of the Company. He is a Partner with London & Co., LLP, Certified Public Accountants, and has been for fifteen years. His clients have included many large commercial production companies in Beverly Hills. His clients have also included restaurants, distributors, manufacturers, retail companies and individuals in show business, including celebrities such as musical artists, television actors, and directors. Services provided include business management, consultancy, taxes, mergers and acquisition, corporate structuring, tax planning and more. His offices are located in Santa Monica, CA and NY, NY.

THOMAS G. AMON, ESQ., SECRETARY AND DIRECTOR. Mr. Amon is a Founder, Director, Secretary and Legal Counsel to the Company and has over thirty years experience as a practicing attorney specializing in Venture International Banking and Financial Law, Oil and Gas Law and Toxic and Mass Tort litigation. He is a member of the Board of Directors of Venro Petroleum Corporation, an international energy company located in New York City and Houston, Texas; and Encore Networks, Inc., a supplier of signaling conversion and network access products located in Dulles, VA. He is also General Counsel to SiVault Systems, Inc (SVTL.OB) a provider of products for the secure authentication, processing and storage of signature-based records, located in New York City and San Jose, CA. Mr. Amon graduated from Harvard University and the University of Virginia School of Law.

Our directors are elected at the annual meeting of the shareholders and serve until their successors are elected and qualified, or their earlier resignation or removal. Officers are appointed by the board of directors and serve at the discretion of the board of directors or until their earlier resignation or removal.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our shares of voting stock as of August 15, 2006 by: (i) each person who is known by us to beneficially own more than 5% of the issued and outstanding shares of common stock; (ii) the Chairman and Chief Executive Officer; (iii) the directors; and (iv) all of the executive officers and directors as a group. For purposes of the beneficial ownership calculations below, the Series A preferred stock, which is convertible into common stock on a 1-for-1 basis and Series B preferred stock, which is convertible into common stock on a 1-for-2 basis are included on an as converted basis such that the total issued, issuable and outstanding voting stock becomes 10,514,350. Unless otherwise indicated, the persons named below have sole voting and investment power with respect to all shares beneficially owned by them, subject to community property laws where applicable.

                                                           AMOUNT AND NATURE OF
Name and Address of Beneficial Owner (1)(2)                BENEFICIAL OWNERSHIP   PERCENT
--------------------------------------------------------   --------------------   -------
Michael W. Hawkins, Chairman and Chief Executive Officer     3,295,200(3)(4)       31.3%

Willis Kilpatrick, Director                                    251,000(5)           2.4%
Steves Rodriguez, Chief Financial Officer, Treasurer           151,000(6)           1.4%
Thomas Amon, Secretary, Director                             1,000,000(7)           9.5%

Paul Janssens                                                1,500,000(8)          14.3%
Avante Holding Group, Inc                                    2,150,120(9)(10)      20.4%
                                                             ---------             ----
All officers and directors as a group (4 persons)            4,697,200             44.7%

(1) Unless otherwise noted, the address of each person or entity listed is c/o Alternative Construction Company, Inc., 1900 South Harbor City Boulevard, Suite 315, Melbourne, FL 32901.

(2) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible securities that are currently exercisable or exercisable within 60 days of May 26, 2006, are deemed outstanding for computing the percentage of the person holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(3) Represents 5,000 shares of common stock owned by Hawkstone, Inc. which is a corporation Mr. Hawkins is a 50% owner, 3,017,700 underlying shares of common stock owned by GAMI, LLC which is a limited liability company Mr. Hawkins and his wife is 100% owner and managing members, and 272,500 shares of common stock owned by Ventures Unlimited, LLC which is a limited liability company Mr. Hawkins is a majority owner.

(4) Represents 575,200 shares of common stock, 2,120,000 shares of common stock issuable upon conversion of 1,060,000 shares of Series B preferred stock and 600,000 shares of common stock upon exercising of warrants.

(5) Mr. Kilpatrick's address is 1012 Edgewater Drive, Philadelphia, Mississippi 39350.

(6) Mr. Rodriguez's address is 11601 Wilshire Boulevard, Suite 2040, Los Angeles, CA 90025.

(7) Mr. Amon's address is 500 Fifth Avenue, Suite 1650, New York, NY 10110.

(8) Represents 1,500,000 shares of common stock issuable upon conversion of 1,500,000 shares of Series A preferred stock.

(9) Michael W. Hawkins is the Chairman and Chief Executive Officer and majority shareholder of Avante Holding Group, Inc.

(10) Represents 1,900,000 shares of common stock issuable upon conversion of 950,000 shares of Series B preferred stock.

                             EXECUTIVE COMPENSATION

The following table sets forth all the compensation earned by the person serving as the Chief Executive Officer (Named Executive Officer) and each other executive officer whose aggregate compensation was in excess of $100,000 during the fiscal years ended December 31, 2005, 2004 and 2003 (both years for our Predecessor) and the current fiscal year. None of the other officers earned greater than $100,000 in total salary and bonuses during fiscal 2003 for our Predecessor.

                           SUMMARY COMPENSATION TABLE

                                                                        Long Term
                                 Annual Compensation(1)            Compensation Awards
                              ---------------------------   ---------------------------------
Name And Principal             Fiscal                           Securities        All Other
     Position                   Year      Salary    Bonus   Underlying Options   Compensation
---------------------------   --------   --------   -----   ------------------   ------------
Paul Janssens (2)             12/31/05   $      0                                        --
Chairman and Chief            12/31/04   $150,388     --          -0-               $14,744
Executive Officer             12/31/03   $ 28,362     --          -0-               $ 1,000

Michael W. Hawkins (3)        12/31/05   $ 96,000     --          -0-               $     0
Chairman and Chief
Executive Officer

Steves Rodriguez              12/31/05   $ 30,000     --          -0-               $     0
Chief Financial Officer and
Director


(1) The amounts reflected in the above table do not include any amounts for perquisites and other personal benefits extended to the Named Executive Officer.

(2) Mr. Janssens resigned as CEO of the Company's Predecessor on January 21,
2005.

(3) Does not include options to purchase up to 800,000 shares issued to GAMI, LLC. Mr. Hawkins is the control person of GAMI, LLC. See "Certain Relationships and Related Transactions"

(3) "Stock Option Plan". Compensation paid is paid to Avante Holding Group, Inc., as to which Mr. Hawkins is CEO and majority shareholder. See "Certain Relationships and Related Transaction"

EMPLOYMENT AGREEMENTS

Following the acquisition, ACC brought in its own management staff while retaining two members of the ACT management, Charles Young and Joseph Deming.

In April 2005, our board of directors appointed Michael W. Hawkins as our Chief Executive Officer. Mr. Hawkins is not an employee of the Company and is not compensated for this position but is compensated under a consulting agreement for services other than those of Chief Executive Officer.

In January 2005, our board of directors appointed Steves Rodriguez as our Chief Financial Officer and Treasurer. Mr. Rodriguez serves under a consulting agreement and is not an employee of the Company.

DIRECTOR'S COMPENSATION

Our directors do not receive any stated salary for their services as directors or members of committees of the board of directors, but by resolution of the board, a fixed fee may be allowed for attendance at each meeting. Directors may also serve the company in other capacities as an officer, agent or otherwise, and may receive compensation for their services in such other capacity. Upon their election to the board, non-employee directors are paid $1,500 per day on days board meetings are held, with an annual limit of $4,000. Reasonable travel expenses are reimbursed.

STOCK OPTION PLAN


The Alternative Construction Company, Inc, Year 2005 Stock Option Plan was approved by the Board of Directors in October 2004 and was subsequently approved by a meeting of the Shareholders. The plan allocated 4,000,000 shares of common stock towards the Stock Plan, authorizing the Board of Directors to distribute the Stock Options under its guidance and direction. The Board of Directors initially issued 2,000,000 Options to five key management personnel and consulting firms of the company reserving the remaining 2,000,000 for future allocations. 1,100,000 options have currently vested, 200,000 vest on March 1, 2007, 350,000 vest on June 1, 2007, and 350,000 vest on June 1, 2008.


                       ORGANIZATION WITHIN PAST FIVE YEARS

Our current directors may be considered founders or promoters. The consideration paid to our directors is discussed elsewhere in this prospectus.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Paul Janssens, the former CEO and Chairman of ACT (the Company's Predecessor), contracted with ACC for the assignment of the United States rights to the ACT product patents in exchange for 1,500,000 shares of Series A preferred stock. By virtue of the acquisition of ACT by ACC, the United States and international rights to the ACT product patents formerly held by Paul Janssens have become the property of ACC. In addition, the company owes Mr. Janssens Six Hundred Twenty Nine Thousand Eight Hundred and Twenty-Four ($629,894) Dollars as evidenced by a convertible Promissory Note with interest at the rate of 12% per annum. Mr. Janssens has no other agreement with the company or its affiliates, and is not involved in the operations of the Company or its subsidiaries.

The Company is a party to a number of agreements with Avante Holding Group, Inc. ("Avante") Michael Hawkins is the Chief Executive Officer and principal shareholder of Avante.

The scope of the Exclusive Investment Banking Services Agreement between the Company and Avante provides "... services including the merger of the Company with or into another entity, or the sale of part or all of the Company's fixed, technology or intangible assets including the Company's IT product(s), its website and any related systems.". The Agreement compensates Avante using the "Double Lehman Formula" (10% of the first million, 8% of the second million, 6% of the third million, 4% of the fourth million and 2% for all amounts over $4 million) for all transactions. Additionally, the Investment Agreement provides a fixed 2% expense account for out-of-pocket expenses to be paid in conjunction with the stated Transaction Fees.

The Consulting Agreement between the Company and Avante provides the Company with a Vice President of Finance. The monthly fee is $8,000 under a term of three years commencing October 24, 2004 with a renewable three-year term. If the Company meets certain revenue and/or profitability levels, the Agreement provides a bonus structure.

The Revolving Credit Agreement between the Company and Avante provides the Company with a $500,000 line of credit with interest at the rate of prime plus 4%. The term of the Agreement is from November 1, 2004 through October 31, 2005. The lender can extend the Agreement for one year at its option. Avante extended the Agreement at October 31, 2005 for one additional year. In March 2006, an amendment to the Agreement for an additional $500,000 was added. The balance as of September 6, 2006 was $932,161.



The Sales Commission Agreement between the Company and Avante provides Avante with a commission of $.10 per square foot for any sales of ACTech Panels(TM) and/or any other affiliate's product and/or services. The term of the Agreement is for five years with two automatic renewable terms of five years each effective January 20, 2005.

The Compliance Consulting Agreement between the Company and Avante provides the Company with specialized corporate compliance in regards to the Company's product(s) and the required regulatory issues and other areas construed as compliance. The monthly fee for said services is $22,500 per month for a three-year period with one automatically renewable three-year term. The Agreement has various rate increase clauses and a clause for the conversion of fees to the stock of the Company. This Agreement was effective August 1, 2005.

ProSteel Builders Corporation, a majority controlled company of ACC, entered into a Management Agreement with Alternative Construction Partners, LLC, a Georgia Limited Liability Company based in Palmetto, Georgia on August 15, 2005 to provide contractor and administrative management services to ProSteel utilizing their expertise to build residential and commercial projects utilizing the product of ACC. GAMI, LLC, a Florida Limited Liability Company controlled by Michael Hawkins is a member of Alternative Construction Partners.


ProSteel Builders Corporation, on June 30, 2006, was assigned a note between Advanced Construction Options LLC and GAMI, LLC, originally issued on July 10, 2005 for $50,000. The balance of the note, $29,036 ($25,000 principal and $4,036 of accrued interest) bears interest at 10% per annum and expires March 31, 2007.

A Revolving Credit Agreement between ProSteel Builders Corporation and Advanced Construction Options LLC provides ProSteel Builders Corporation with a $500,000 line of credit with interest at the rate of prime plus 4%. The balance as of June 30, 2006, was $58,874.

ACC contracts Steves Rodriguez, CPA, as its Chief Financial Officer and Director. Mr. Rodriguez is a Partner with London & Company, a California CPA firm. Mr. Rodriguez's firm bills the Company on a monthly basis for a set fee of $5,000. The Company issued a convertible promissory note for $20,000 payable to Mr. Rodriguez on July 31, 2005. This note is due on September 30, 2006. This note is convertible into 7,548 shares of stock.


The Law Offices of Thomas G. Amon, New York, New York, represents ACC on certain legal matters. Thomas G. Amon a principal in that firm owns 1,000,000 common shares of Company stock.

                              SELLING SHAREHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

                                                                                                   Shares                 % of owner
                                                                                     % of owner    covered     Shares    -ship after
                                              Under-lying  Under-lying                  -ship       under     remaining    Registra
                                                Common       Common     Under-lying    before       this        after    -tion Sale,
                                               Shares of    Shares of     Common      Registra    registra      SB-2      assuming
                                               Series A     Series B     Shares of      -tion       -tion     registra    all shares
Selling Shareholders (10)            Common    Preferred    Preferred    Warrants        (1)     agree-ment  -tion sell    are sold
---------------------------------  ---------  -----------  -----------  -----------  ----------  ----------  ----------  -----------
Ventures Unlimited LLC (5) (7) (10)  272,500                                            1.72%        22,500     250,000      1.57%
Hawkstone, Inc. (5) (10)               5,000                                            0.03%         5,000          --      0.00%
GAMI LLC (5) (6) (7) (10)            297,700                2,120,000                  19.01%        11,350   3,006,350     18.94%
Avante Holding Group, Inc (1)(4)
  (6)(7) (10)                        382,195                1,900,000      155,000     15.35%       287,195   2,150,000     13.54%
Paul Janssens (1) (5)                200,000   1,500,000                               10.71%       200,000   1,500,000      9.45%
John Fischer (1) (7)                       0                               250,000      1.57%       250,000          --      0.00%
Lift Station, Inc. (1) (7) (10)      310,000                               425,000      4.63%       425,000     310,000      1.95%
Thomas G. Amon (5) (7)             1,000,000                                            6.30%        10,000     990,000      6.24%
Willis Kilpatrick (1) (4) (6) (7)    461,290                                            2.91%       211,290     250,000      1.57%
Steves Rodriguez (1) (6) (7)         158,548                                            1.00%         8,548     150,000      0.94%
John Julian (6)                       12,150                                            0.08%        12,150          --      0.00%
Peter Baker (6)                        4,500                                            0.03%         4,500          --      0.00%
Joseph Deming (6) (7)                101,000                                            1.27%         1,000     200,000      1.26%
Keith Deming (6) (7)                  50,500                                            0.32%           500      50,000      0.31%
Charles Young (6) (7)                151,500                                            1.58%         1,500     250,000      1.57%
Derek Young (6) (7)                   50,500                                            0.32%           500      50,000      0.31%
Bruce Harmon (1) (3) (6) (7)         251,250                                25,000      2.69%        26,250     400,000      2.52%
Joey Evans (6) (7)                    10,100                                            0.06%           100      10,000      0.06%
Ashok Shah (6)                           100                                            0.00%           100          --      0.00%
Kirrit Smart (6)                         100                                            0.00%           100          --      0.00%
Carol Ash (6)                            100                                            0.00%           100          --      0.00%
Austin Woods (6) (7)                  10,100                                            0.06%           100      10,000      0.06%
Mallena Urban (6) (7)                 15,100                                            0.10%           100      15,000      0.09%
Ben Lamm (6) (7)                      10,000                                            0.06%           100       9,900      0.06%
Jennifer English (6) (7)              10,100                                            0.06%           100      10,000      0.06%
Anthony Francel (1) (3) (6) (7)      251,750                                25,000      2.69%        26,750     400,000      2.52%
Christian L. Rishel (1) (2) (6)
  (7)                                100,330                               270,000      2.33%       270,330     100,000      0.63%
Jayson Benoit (1) (2) (6) (7)         25,250                                10,000      0.22%        10,250      25,000      0.16%
Jason Dieterle (2) (6) (7)            25,250                                            0.16%           250      25,000      0.16%
Leigh Gerke (3) (6) (7)               25,250                                            0.16%           250      25,000      0.16%
Elcid (1) (7) (10)                   100,000                               100,000      1.26%       100,000     100,000      0.63%
Cecil Harmon (7)                       9,000                                            0.06%         4,000       5,000      0.03%
Jeffrey B. Saturday (7)                1,000                                            0.01%         1,000          --      0.00%
Paul M. Snelling (7)                   1,000                                            0.01%         1,000          --      0.00%
Alex L. Dixon (7)                      1,000                                            0.01%         1,000          --      0.00%
Stephen V. Williams (7)                1,000                                            0.01%         1,000          --      0.00%
Danny A. Toth (7)                      1,000                                            0.01%         1,000          --      0.00%
Stephen F. Ginn (7)                    1,000                                            0.01%         1,000          --      0.00%
Benjamin C. Harris (7)                 1,000                                            0.01%         1,000          --      0.00%
Christine Shaw (1) (7)                     0                                20,000      0.13%        20,000          --      0.00%
New Century Structures, Inc. (1)
  (7) (10)                                 0                               100,000      0.63%       100,000          --      0.00%
Brekka I, Corp (1) (7) (10)                0                               750,000      4.72%       750,000          --      0.00%
Northwest Services, Ltda. (1) (7)
  (10)                               154,100                               550,000      4.44%       550,000     154,100      0.97%
James C. Hawkins (1) (7)                   0                               170,000      1.07%       170,000          --      0.00%
Edward C. Beshara (1) (7)                  0                                25,000      0.16%        25,000          --      0.00%
James M. Beshara (1) (7)                   0                               130,000      0.82%       130,000          --      0.00%
Antoinette C. Pace (1) (7)                 0                                15,000      0.09%        15,000          --      0.00%
JMB Associates (1) (9) (10)          396,761                               100,000      3.13%       496,761          --      0.00%
                                   ---------   ---------    ---------    ---------     ------     ---------  ----------      -----
Total                                          1,500,000    4,020,000    3,120,000                4,153,674  11,531,350
                                   =========   =========    =========    =========     ======     =========  ==========      =====


None of the selling shareholders are registered broker-dealers or affiliated with a registered broker-dealer.

(1) Based upon 15,873,703 shares; includes shares underlying 1,100,000 vested options; includes shares issuable upon conversion of debt [consisting of Avante Holding Group, Inc (132,075 shares), Paul Janssens (200,000 shares), James Beshara (392,356), Steves Rodriguez (7,548), and Willis Kilpatrick (210,290)] and exercise of warrants.


(2) Christian Rishel, J. Jason Dieterle, and Jayson Benoit are current minority shareholders of Avante Holding Group, Inc., and/or hold officer positions within Avante Holding Group, Inc.


(3) Leigh Gerke, Anthony Francel and Bruce Harmon are current employees or consultants of Avante Holding Group, Inc.


(4) Willis Kilpatrick has invested and served as a strategic partner in Integrity Messenger Corporation and Global Fasteners Technologies, LLC two companies which Avante Holding Group, Inc and/or Michael Hawkins worked in developing.

(5) Founders Shares issued on October 24, 2004.

(6) Private Placement on April 1, 2005.

(7) Private Placement on August 1, 2005 to employees, management, and consultants.

(8) Private Placement on August 15, 2005 to seven individuals in connection with an acquisition.


(9) Shares underlying convertible debt.


(10) Set forth below is a listing of those persons having voting and investment control over the shares owned by the listed companies.

Registered Agent   Company                           Officers                                Directors
----------------------------------------------------------------------------------------------------------------------------------
Harry Stone        21 Century, LLC                   Gordon Cantley, Harry Stone             Gordon Cantley, Harry Stone
Paul Snellings     B& L Developing, LLC              Paul Snelling                           Paul Snelling
(Alex Dixon)       DAT Holding Group,LLC             Danny A. Toth                           Danny A. Toth
----------------------------------------------------------------------------------------------------------------------------------
                   HawkStone Group, Inc.             Michael W. Hawkins, Leigh Gerke         Michael W. Hawkins
                   Lift Station, Inc.                Kate Miles                              Kate Miles
                   NorthWest Services, LTDA          Lucia Shum                              Lucia Shum
Alex Dixon         Pilot Management Group, LLC       Stephen V. Williams                     Stephen V. Williams
Alex Dixon         Skeeter Enterprises, LLC          Alex L. Dixon                           Alex L. Dixon
                   Elcid                             Maritza Sanabria Miranda                Maritza Sanabria Miranda
                   GAMI, LLC                         Michael W. Hawkins, Ioanna A. Hawkins   Michael W. Hawkins, Ioanna A. Hawkins
Alex Dison         Ginn Enterprises, LLC             Stephen F. Ginn                         Stephen F. Ginn
Alex Dixon         Sundown Enterprises, LLC          Benjamin C. Harris                      Benjamin C. Harris
                   Ventures Unlimited, LLC           Jason Dieterle, Jason Benoit            Jason Dieterle, Jason Benoit
                   Saturday Enterprises, Inc.        Jeffrey B Saturday, Karen R. Saturday   Jeffrey B Saturday, Karen R. Saturday
                   Avante Holding Group, Inc.        Michael W. Hawkins, Leigh Gerke         Michael W. Hawkins, Leigh Gerke
                   Brekka I, Corp                    Juan Montes                             Juan Montes
                   Keith S. Fairchild & Associates   Keith Fairchild                         Keith Fairchild
                   New Century Structures, Inc.      Joseph Sorci                            Joseph Sorci
                   JMB & Associates                  James Beshara                           James Beshara
                   Phoenixsurf.com                   Jonathan Mikula                         Jonathan Mikula

Registered Agent   Significant Shareholders
--------------------------------------------------------
Harry Stone        Gordon Cantley, Harry Stone
Paul Snellings     Paul Snelling
(Alex Dixon)       Danny A. Toth
--------------------------------------------------------
                   Michael W. Hawkins, Leigh Gerke
                   Kate Miles
                   Lucia Shum
Alex Dixon         Stephen V. Williams
Alex Dixon         Alex L. Dixon
                   Maritza Sanabria Miranda
                   Michael W. Hawkins, Ioanna A. Hawkins
Alex Dison         Stephen F. Ginn
Alex Dixon         Benjamin C. Harris
                   Michael W. Hawkins
                   Jeffrey B Saturday, Karen R. Saturday
                   Michael W. Hawkins
                   Juan Montes
                   Keith Fairchild
                   Joseph Sorci
                   James Beshara
                   Jonathan Mikula, Chase Shuman


                              PLAN OF DISTRIBUTION

We will not receive any proceeds from the sale of the shares covered by this prospectus. The shares are being offered on behalf of the selling shareholders. The shares may be sold or distributed from time to time by the selling shareholders, or by pledgees, donees or transferees of, or other successors in interest to, the selling shareholders, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or who may acquire the shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. To the extent that any successors to the named selling stockholders wish to sell under this Prospectus, the Company must file a Prospectus supplement identifying such successors as selling shareholders.

The sale of the shares may be affected in one or more of the following methods:

o on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale;

o     in the over-the-counter market;

o in transactions otherwise than on such exchanges or services in the over-the-counter market;

o through the writing of options, whether the options are listed on an option exchange or otherwise;

o in an exchange distribution in accordance with the rules of the applicable exchange;

o     through the settlement of short sales;

o     through privately negotiated transactions or

o     through any other legally available method.

In addition, any shares that qualify for resale pursuant to Rule 144 of the Securities Act of 1933, as amended (Securities Act) may be sold under Rule 144 of the Securities Act rather than pursuant to this prospectus.

The selling shareholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell these securities from time to time pursuant to this prospectus.

These transactions may include crosses or block transactions. Crosses are transactions in which the same broker acts as agent on both sides of the trade.

In addition, the selling shareholders or their successors in interest may enter into hedging transactions with broker-dealers who may engage in short sales of the shares in the course of hedging the positions they assume with the selling shareholders. The selling shareholders or their successors in interest may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares which may be resold thereafter pursuant to this prospectus if the shares are delivered by the selling shareholders.

Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts or concessions from the selling shareholders or purchasers of the shares for whom such broker-dealers may act as agent, or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be less than or in excess of customary commissions).

The staff of the SEC is of the view that selling security holders who are registered broker dealers or affiliates of registered broker dealers may be underwriters under the Securities Act. The SEC is also of the view that any broker-dealers who act in connection with the sale of shares hereunder may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions they receive and proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act. Neither we nor any selling shareholder can presently estimate the amount of such compensation. We will not pay any compensation or give any discounts or commissions to any underwriter in connection with the securities being registered in this prospectus. We know of no existing arrangements between any selling shareholder, any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. The selling shareholders may not affect any sale or distribution of the shares pursuant to this prospectus until after the prospectus has been appropriately amended or supplemented, if required.

The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act, as amended. Any commissions paid or any discounts or concessions allowed to any such broker-dealers, and any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act, as amended if any such broker-dealers purchase shares as principal.

We have agreed with the selling shareholders holding debentures that we will maintain the effectiveness of this registration statement until the earlier of the sale of all the shares held by such holders or the date on which the shares may be publicly resold under Rule 144(k). No sales may be made using this prospectus after that date unless we amend or supplement this prospectus to indicate that we have agreed to extend the period of effectiveness. We can not assure you that the selling shareholders will sell any of the shares offered by this prospectus. We have agreed to indemnify certain selling shareholders against certain liabilities arising under the Securities Act and the Exchange Act.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

We believe that the indemnification provisions of our Articles of Incorporation and Bylaws will be useful to attract and retain qualified persons as directors and officers. Our Articles of Incorporation limit the liability of directors and officers to the fullest extent permitted by Nevada law. This is intended to allow our directors and officers the benefit of Nevada's corporation law which provides that directors and officers of Nevada corporations may be relieved of monetary liabilities for breach of their fiduciary duties as directors, except under circumstances which involve acts or omissions which involve intentional misconduct, fraud or a knowing violation of law.

Insofar as indemnification for liabilities arising under the Securities Act of 1993 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            DESCRIPTION OF SECURITIES

COMMON STOCK


The holders of ACC's common stock are entitled to equal dividends and distributions per share with respect to the common stock when, as and if declared by the board of directors from funds legally available therefore. No holder of any shares of common stock has a preemptive right to subscribe for any of our securities, nor are any common shares subject to redemption or convertible into other securities. Upon our liquidation, dissolution or winding-up, and after payment of creditors and preferred shareholders, if any, our assets will be divided pro rata on a share-for-share basis among the holders of the shares of common stock. Each share of the common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. We have authorized 100,000,000 shares at $0.0001 par value common stock. As of June 30, 2006, there are 4,994,350 shares issued and outstanding and $5,250,000 warrant subscriptions receivable. If a selling shareholder enters into an agreement, after effectiveness, to sell its shares to a broker-dealer as principal and the broker-dealer is acting as an underwriter, the Company must file a post-effective amendment to this registration statement identifying the broker-dealer, providing the required information on the plan of distribution and revise the disclosures in the registration statement, and filing the agreement as an exhibit to the registration.

We entered into registration rights agreements with holders of our restricted common stock and agreed to register for resale for these holders approximately 83,000 shares of common stock, which shares are included in the registration statement of which this prospectus is a part.

PREFERRED STOCK

Our Articles of Incorporation authorize the issuance of up to 50,000,000 shares of "blank check" preferred stock with such rights and preferences as our board of directors, without further shareholder approval, may determine from time to time. Of these authorized preferred shares, ACC has designated 1,500,000 shares as Series A preferred stock, 3,500,000 shares as Series B preferred stock, and 1,000,000 shares as Series C preferred stock. All preferred stock ranks senior to common stock as to payment of dividends and distribution of assets. Series A and B preferred stock ranks junior to Series C preferred stock, and Series B preferred stock ranks junior to Series A preferred stock, as to payment of dividends and distribution of assets. All three series of preferred stock have a liquidation value of $1.00 per share. Series A and C preferred shares are convertible into common stock on a one-for-one basis, while Series B preferred shares are convertible on a one-for-two basis, and, all have voting rights equivalent to the common stock into which they are convertible.

Holders of our Series A preferred stock have certain registration rights pertaining to their underlying shares of common stock; however, the Company believes that its obligations to register the stock are moot since the holders of those shares will be able to convert and sell under Rule 144 prior to the expiration of time required by the Company to file such registration. The terms of the Series B and Series C preferred stock provide that shares issuable upon conversion of the Series B preferred stock may be registered for resale at the sole discretion of the Company.

CONVERTIBLE NOTES


On November 1, 2004 the Company entered into a Revolving Credit Line Agreement with Avante Holding Group, Inc providing up to five hundred thousand dollars ($500,000) in working capital. The term of the agreement is one year with automatic one-year extensions unless terminated 60 days in advance. The interest rate is four percent plus Prime Rate, payable on a quarterly basis. The maximum barrowing limit was increased in March 2006 to 1,000,000. As of June 30, 2006 the current outstanding balance was six hundred ninety-one thousand five hundred and eighty-eight dollars ($691,588). Three hundred and fifty thousand dollars ($350,000) is identified as part of this Prospectus, but does not constitute a reduction in the terms and conditions of said agreement.

On January 22, 2005 the Company entered into a convertible promissory note with Southern Residential Enterprises (Willis Kilpatrick) in the amount of ninety-three thousand eight hundred and eighty-eight dollars ($93,888) with a one year maturity date at an interest rate of 18 percent per year. The total interest due, as of June 30, 2006, is twenty-three thousand seven hundred and forty-nine dollars ($23,749). In accordance with the terms of the agreement, the debentures, with accrued interest, will be converted into common stock of the Company during an initial SB-2 filing process. The Company retains the right to pay the note in its entirety. The note converts at $0.50 per share and contains no anti-dilution clauses. The term of the debenture is one year. Subsequently, the note was extended for one additional year.

The Company entered into two convertible promissory notes with JMB & Associates, LLC, in the amount of two hundred and fifty thousand dollars ($250,000) and three hundred and eighty-thousand dollars ($380,000) with maturity dates of September 15, 2005. The first debenture was signed on February 23, 2005 and contained an interest amount of 18% per year. The second debenture of $380,000 was signed on June 30, 2005 containing an annual interest rate of 18 percent. The consolidated total interest due as of June 30, 2006 is one hundred thirty-six thousand nine hundred and thirty-three dollars ($136,933). In accordance with the terms of the agreement, the debentures, with accrued interest, will be converted into common stock of the Company during an initial SB-2 filing process. The Company retains the right to pay the note in its entirety. The note converts at $2.00 per share and contains no anti-dilution clause. The notes have been extended until September 30, 2006.

The Company entered into an amended and restated convertible promissory note with Paul Janssens, the previous owner of ACT, on June 30, 2005 in the amount of Six Hundred Twenty-Nine Thousand Eight Hundred and Ninety-Four Dollars ($629,894) with a maturity date of August 30, 2005. The amended and restated promissory note replaces a previous amended and restated promissory note dated March 10, 2005, which null and voided the original Promissory Note signed at the closing of the acquisition on January 21, 2005. In accordance with the terms of the agreement Five Hundred Twenty-Nine Thousand Eight Hundred and Ninety-Four Dollars ($529,894) with NO accrued interest, will be converted into common stock of the Company during an initial SB-2 filing process. The remaining portion of the promissory note may be converted at the option of the holder. The Company retains the right to pay the note in its entirety with the consent of the lender. The note converts at $2.65 per share and contains no anti-dilution clause. The term of the agreement was extended On September 1, 2005 for a period of 90 days. Subsequently, the notes were extended until September 30, 2006 and remain current.

On June 30, 2005, the Company entered into a convertible promissory note with Steves Rodriguez in the amount of twenty thousand dollars ($20,000) with a maturity date of June 30, 2006. The note does not bear interest. Mr. Rodriguez is the Company's Chief Financial Officer and a Director. In accordance with the terms of the agreement, the debentures will be converted into common stock of the Company during an initial SB-2 filing process. The Company retains the right to pay the note in its entirety. The note converts at $2.65 per share into 7,548 shares of stock and contains no anti-dilution clauses. Subsequently, the note was extended until September 30, 2006 and remains current.

On August 1, 2005, the Company entered into a convertible promissory note with Cecil Harmon in the amount of ten thousand and six hundred dollars ($10,600) with a one year maturity date at an interest rate of 10 percent per year. The total interest due, as of June 30, 2006, is one thousand eighteen dollars ($1,018). In accordance with the terms and agreement, the debentures with accrued interest, will be converted into common stock of the Company during an initial SB-2 filing process. The Company retains the right to pay the note in its entirety. The note converts at $2.65 per share and contains no anti-dilution clauses.


On March 17, 2006, the Company entered into a convertible promissory note with PhoenixSurf.com in the amount of seventy-five thousand dollars ($75,000) with no maturity date and is non-interest bearing. In accordance with the terms of the agreement, the debentures will be converted into common stock of the Company during an initial SB-2 filing process. The Company retains the right to pay the note in its entirety. The note converts at $2.65 per share into 28,302 shares of stock and contains no anti-dilution clauses.

The following convertible debt, totaling $1,896,082 at June 30, 2006, is being converted to equity as part of this registration:

                                                Convertible
                                                Debt as of
    Name                                          6/30/06
    ----                                         ---------
    JMB Associates                                 314,644
    JMB Associates                                 452,289
    Paul Janssens                                  629,894
    South Residential                              117,637
    Cecil H. Harmon                                 11,618
    Avante Holding Group, Inc.                     350,000
    Steves Rodriguez                                20,000
                                                 ---------

    Total                                        1,896,082
                                                 =========

PENNY STOCK

Our common stock is considered "penny stocks" under the rules the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market System, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that:

o contains a description of the nature and level of risks In the market for penny stocks in both public offerings and secondary trading;

o contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;

o contains a toll-free telephone number for inquiries on disciplinary actions;

o defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and

o contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

o     bid and offer quotations for the penny stock;

o the compensation of the broker-dealer and its salesperson in the transaction;

o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the marker for such stock; and

o monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules that require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock.

WARRANTS AND STOCK OPTIONS

                                    WARRANTS


A total of 3,000,000 warrants were issued on August 1, 2005 to the various individuals/entities identified below (A - 1 to A - 36). These warrants were issued for services, as an inducement to provide financing or refinancing of debt and for strategic business purposes. All warrants were fully vested on the date of issue. Warrants consists of 500,000 at a $0.50 conversion rate, 500,000 at a $1.00 conversion rate, 500,000 at $1.50 conversion rate, 500,000 at a $2.00 conversion rate, 500,000 at a $2.50 conversion rate, and 500,000 at a $3.00 conversion rate. An additional 120,000 warrants were issued on July 15, 2006 to two individuals/entities identified below (A - 37 to A - 38). These warrants are exercisable at $3.00 per share.

WARRANT NO.   WARRANT HOLDER                  SHARES
-----------   ----------------------------   ---------
A-1           Lift Station, Inc.               225,000
A-2           Northwest Services, Ltda.         75,000
A-3           Anthony Francel                   25,000
A-4           Bruce Harmon                      25,000
A-5           New Century Structures, Inc.     100,000
A-6           John Fischer                      50,000
A-7           James Hawkins                    100,000
A-8           Elcid                            100,000
A-9           Northwest Services, Ltda.         75,000
A-10          Lift Station, Inc.                75,000
A-11          John Fischer                      75,000
A-12          Avante Holding Group, Inc         75,000
A-13          Northwest Services, Ltda.         75,000
A-14          Lift Station, Inc.                75,000
A-15          John Fischer                      75,000
A-16          Brekka I, Corp.                  250,000
A-17          Avante Holding Group, Inc         25,000
A-18          Northwest Services, Ltda.         75,000
A-19          Lift Station, Inc.                50,000
A-20          John Fischer                      50,000
A-21          Christina Shaw                    20,000
A-22          Northwest Services, Ltda.         50,000
A-23          Avante Holding Group, Inc         30,000
A-24          Christian Rishel                 225,000
A-25          Brekka I, Corp.                  300,000
A-26          Northwest Services, Ltda.        200,000
A-27          Avante Holding Group, Inc         25,000
A-28          Christian Rishel                  45,000
A-29          Brekka I, Corp.                  200,000
A-30          Jayson Benoit                     10,000
A-31          James C. Hawkins                  70,000
A-32          Edward C. Beshara                 25,000
A-33          Shannon Kane                      15,000
A-34          John A. Depizzo Jr.               10,000
A-35          Antoinette C. Pace                15,000
A-36          James Beshara                     85,000
A-37          James Beshara                     20,000
A-38          JMB Associates                   100,000
                                             ---------
              TOTAL:                         3,120,000

For the purposes of valuing the Company's options and warrants, its consultant, Stenton Leigh Valuation Group, Inc. ("Valuation Consultant"), utilized computer model to calculate fair value under the Black-Scholes method.

In making this calculation the Stock Price utilized was based upon our determination of the Fair Market Value of the Company at the various Valuation Dates, based upon the expected price of the Company's common stock at the effective date of the merger. To determine the value of the Stock Price at each respective Valuation Date, the Company's Valuation Consultant, examined the three approaches to value and concluded that since ACCI has had a history of losses and a very small asset base that the relevant approach to value would be to perform a discounted cash flow ("DCF").

Based upon this analysis and the Black-Scholes model results concluded by the Valuation Consultant, at the Valuation Dates the Option value was determined to be as follows:

Option Value/
Share Exercise Price                10/24/04         5/31/05
--------------------                --------         -------
$0.50                               $0.00
                                    =====
$0.75                                                $0.00
                                                     =====

Warrant Value/
Share Exercise Price                                 8/1/05
--------------------                                 ------
$0.50                                                $0.001*
                                                     ======
$1.00                                                $0.00
                                                     =====
$1.50                                                $0.00
                                                     =====
$2.00                                                $0,00
                                                     -----
$2.50                                                $0.00
                                                     -----
$3.00                                                $0.00
                                                     -----

*For the 5/31/05 Warrants with exercise prices of $1.00 or greater, there is little sensitivity in the Black-Scholes model, they all will result in a conclusion of zero. However, for the $0.50 Warrants, of which there are 500,000, at 1.42 years of expected exercise date, results in approximately $0.003/share value, but since there is sensitivity at 2 years or more, the Valuation Consultant valued these 500,000 Warrants at $0.01/share, being a reasonable estimate of value in its opinion.

                                  STOCK OPTIONS


We have issued options to purchase 2,000,000 shares of common stock to employees of the Company at exercise prices ranging from $0.25 to $0.75 per share. 1,100,000 of these options are currently vested with the remaining options to expire at varying times between March 7, 2006 and June 1, 2008.


REGISTRATION RIGHTS

We have included in this registration statement 950,674 shares of common stock underlying outstanding debentures, 3,120,000 shares underlying warrants, and 83,000 shares of common stock held by certain founding shareholders. $630,000 in convertible debentures are convertible into common shares upon certain registration events specified in their governing instruments.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock and our preferred stock is Madison Stock Transfer Company, PO Box 290-145, Brooklyn, New York 11229.

INDEMNIFICATION AND LIMITED LIABILITY PROVISIONS

We have authority under Section 607.0850 of the Florida Business Corporation Act to indemnify our directors and officers to the extent provided in that statute. Our Articles of Incorporation require the company to indemnify each of our directors and officers against liabilities imposed upon them (including reasonable amounts paid in settlement) and expenses incurred by them in connection with any claim made against them or any action, suit or proceeding to which they may be a party by reason of their being or having been a director or officer of the company. We maintain officer's and director's liability insurance coverage with limits of liability of $1,000,000. There can be no assurance that such insurance will be available in the future, or that if available, it will be available on terms that are acceptable to us. Furthermore, there can be no assurance that the insurance coverage provided will be sufficient to cover the amount of any judgment awarded against an officer or director (either individually or in the aggregate). Consequently, if such judgment exceeds the coverage under the policy, then we may be forced to pay such difference.

We intend to enter into indemnification agreements with each of our officers and directors containing provisions that may require us, among other things, to indemnify our officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. Management believes that such indemnification provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                     EXPERTS

The financial statements for our Predecessor as of and for the year ended December 31, 2004 and 2003 included in this Prospectus have been so included in reliance on the report of Liebman Goldberg & Drogin, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The financial statements for the period January 21, 2005 (date of acquisition) through December 31, 2005 included in this Prospectus have been so included in reliance on the report of Liebman, Goldberg & Drogin, LLP.

The Appraisal of our facility and land located in Bolivar, Tennessee, dated December 21, 2004 included in this Prospectus have been so included in reliance on the report of Johnstone Group, Inc., an independent certified general real estate appraiser, given on the authority of said firm as experts in appraising real estate.

The Appraisal of our manufacturing equipment located in Bolivar, Tennessee, dated January 31, 2005 included in this Prospectus have been so included in reliance on the report of Neiman-Ross Associates, Inc., an independent appraiser belonging to the American Society of Appraisers, given on the authority of said firm as experts in business and equipment valuations.

The valuation of our stock options and warrants included in this Prospectus, have been so included in reliance on the report of Stenton Leigh Valuation Group, Inc., an independent valuator, given on the authority of said firm as experts in the valuation of stock option and warrants.

                                  LEGAL OPINION

The Law Offices of Thomas G. Amon has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.

                     ALTERNATIVE CONSTRUCTION COMPANY, INC.

                        Consolidated Financial Statements

                     For the Six Months Ended June 31, 2006


                                    Unaudited

                     ALTERNATIVE CONSTRUCTION COMPANY, INC.

                                    CONTENTS

                     For the Six Months Ended June 30, 2006


                                                                          Page #
                                                                         -------
Consolidated Financial Statements:

  Consolidated Balance Sheet                                              2 - 3

  Consolidated Statement of Operations                                      4

  Consolidated Statement of Cash Flows                                      5

  Notes to Consolidated Financial Statements                              6 - 22

                     ALTERNATIVE CONSTRUCTION COMPANY, INC.
                           Consolidated Balance Sheet
                                    Unaudited




                                                        June 30,    December 31,
                                                          2006          2005
                                                       ----------   ------------
                                     ASSETS
Current Assets
  Cash                                                 $  180,513    $  133,547
  Notes Receivable                                        275,000       395,000
  Accounts Receivable, Net                                826,447     1,294,288
  Due From Factor, Net                                    102,846        92,543
  Inventory                                               538,829       539,153
  Prepaid Expenses                                        310,207       233,832
  Unbilled Revenue                                         23,400            --
                                                       ----------    ----------
    Total Current Assets                                2,257,242     2,688,363
                                                       ----------    ----------
Property, Plant and Equipment, Net                      3,092,310     3,137,654
                                                       ----------    ----------
Total Assets                                           $5,349,552    $5,826,017
                                                       ==========    ==========




          See accompanying notes to consolidated financial statements.

                     ALTERNATIVE CONSTRUCTION COMPANY, INC.
                           Consolidated Balance Sheet
                                    Unaudited




                                                                                     June 30,    December 31,
                        LIABILITIES AND STOCKHOLDERS' EQUITY                          2006           2005
                                                                                   -----------   ------------
Current Liabilities
  Notes Payable, Current Portion                                                   $3,019,430     $2,628,594
  Accounts Payable and Accrued Expenses                                               662,199      1,440,942
  Accrued Payroll and Taxes                                                            38,880         95,305
  Capital Leases, Current Portion                                                       5,250          4,806
  Billings in Excess of Costs                                                           9,400             --
  Deferred Revenue                                                                    110,814         65,803
                                                                                   ----------     ----------
    Total Current Liabilities                                                       3,845,973      4,235,450
                                                                                   ----------     ----------
Noncurrent Liabilities
  Notes Payable, Noncurrent Portion                                                   472,023        481,943
  Capital Leases, Noncurrent Portion                                                   11,346         17,577
                                                                                   ----------     ----------
    Total Noncurrent Liabilities                                                      483,369        499,520
                                                                                   ----------     ----------
    Total Liabilities                                                               4,329,342      4,734,970
                                                                                   ----------     ----------
Minority Interest                                                                     (65,544)       (22,425)
                                                                                   ----------     ----------
Stockholders' Equity
  Preferred Stock
    Series A convertible preferred stock, voting, $1.00 par value, 1,500,000
      shares authorized, 1,500,000 shares issued and outstanding                    1,500,000      1,500,000
    Series B convertible preferred stock, voting, $.0001 par value,
      3,500,000 shares authorized, 2,010,000 shares issued and outstanding                201            201
    Series C convertible preferred stock, voting, $.0001 par value,
      1,000,000 shares authorized, 188,680 shares issued and outstanding                   19             --
  Common Stock
    Alternative Construction Company, Inc.: $.0001 par value,
      100,000,000 shares authorized, 4,994,350 shares issued and outstanding              853            853
    Minority Interest in Subsidiaries                                                     400            400
  Subscription Receivable                                                                  --           (331)
  Additional Paid In Capital                                                          499,981             --
  Accumulated Deficit                                                                (915,700)      (387,652)
                                                                                   ----------     ----------
    Total Stockholders' Equity                                                      1,085,754      1,113,472
                                                                                   ----------     ----------
    Total Liabilities and Stockholders' Equity                                     $5,349,552     $5,826,017
                                                                                   ==========     ==========




          See accompanying notes to consolidated financial statements.

                     ALTERNATIVE CONSTRUCTION COMPANY, INC.
                      Consolidated Statement of Operations
                                    Unaudited



                                                                                           For the Period
                                                 Three Months Ended          Six Months     January 21,
                                           -----------------------------       Ended        2005 Through
                                           June 30, 2006   June 30, 2005   June 30, 2006   June 30, 2005
                                           -------------   -------------   -------------   --------------
Sales                                       $1,564,759      $1,466,581      $3,614,599       $2,037,673

Cost of Sales                                1,204,814       1,204,255       2,481,316        1,757,878
                                            ----------      ----------      ----------       ----------

  Gross Profit                                 359,945         262,326       1,133,283          279,795

Operating Expenses                             790,156         370,625       1,474,514          835,203
                                            ----------      ----------      ----------       ----------

  Loss From Operations                        (430,211)       (108,299)       (341,231)        (555,408)

Interest Expense                              (116,929)        (40,207)       (186,817)         (59,589)

                                            ----------      ----------      ----------       ----------

  Net Loss Before Minority Interest           (547,140)       (148,506)       (528,048)        (614,997)

Minority Interest in Subsidiary                 21,423              --          43,119             (138)
                                            ----------      ----------      ----------       ----------

  Net Loss                                  $ (525,717)     $ (148,506)     $ (484,929)      $ (615,135)
                                            ==========      ==========      ==========       ==========

Net Loss Per Share:
  Basic and diluted based upon 8,610,093
    weighted average shares outstanding     $    (0.06)
                                            ==========
  Basic and diluted based upon 11,110,000
    weighted average shares outstanding                     $    (0.06)
                                                            ==========
  Basic and diluted based upon 8,557,514
    weighted average shares outstanding                                     $    (0.06)
                                                                            ==========
  Basic and diluted based upon 9,014,125
    weighted average shares outstanding                                                      $    (0.02)
                                                                                             ==========


          See accompanying notes to consolidated financial statements.

                     ALTERNATIVE CONSTRUCTION COMPANY, INC.
                      Consolidated Statement of Cash Flows
                                    Unaudited



                                                                     Six Months Ended
                                                               ----------------------------
                                                               June 30, 2006  June 30, 2005
                                                               -------------  -------------
Cash Flows From Operating Activities:
Net Loss                                                         $(514,573)    $  (615,135)
Adjustments to Reconcile Net Loss to Net
  Cash Used By Operating Activities:
    Depreciation and Amortization                                   84,719          65,825
    Minority Interest                                              (43,119)            138
  Decrease (Increase) In:
    Accounts Receivable, Net                                       467,841        (442,165)
    Due from Factor, Net                                           (10,303)        (72,260)
    Inventories                                                        324         (90,054)
    Prepaid Expenses and Other Current Assets                     (113,250)       (342,628)
  Increase (Decrease) In:
    Accounts payable, accrued expenses and taxes payable          (835,170)        602,611

    Deferred Revenue and Other Current Liabilities                  54,411              --
                                                                 ---------     -----------

      Net Cash Used By Operating Activities                       (909,119)       (893,668)
                                                                 ---------     -----------

Cash Flows From Investing Activities:
  Acquisition of Property, Plant and Equipment                     (39,375)     (2,775,411)
                                                                 ---------     -----------

      Net Cash Used By Investing Activities                        (39,375)     (2,775,411)
                                                                 ---------     -----------

Cash Flows From Financing Activities:
  Issuance and Repayment, Net, of Notes Payable, Line
    of Credit and Capital Leases                                   375,129       2,131,631

  Issuance of Common Stock                                              --             760

  Issuance of Series A Preferred Stock                                  --       1,500,000

  Issuance of Series B Preferred Stock                                  --             236

  Issuance of Series C Preferred Stock                             500,000              --

  Receipt of Stock Subscriptions                                       331              --

  Shareholder Advances / Paid In Capital                                --          48,405

  Repayment of Note Receivable                                     120,000              --
                                                                 ---------     -----------

      Net Cash Provided By Financing Activities                    995,460       3,681,032
                                                                 ---------     -----------

Net Increase in Cash                                                46,966          11,953

Cash at Beginning of Year                                          133,547          38,597
                                                                 ---------     -----------

Cash at End of Period                                            $ 180,513     $    50,550
                                                                 =========     ===========

Supplemental Disclosure of Cash Flow Information:

  Cash paid during the period for interest                       $ 182,781     $        --
                                                                 =========     ===========

  Taxes Paid                                                     $      --     $        --
                                                                 =========     ===========


          See accompanying notes to consolidated financial statements.

                     ALTERNATIVE CONSTRUCTION COMPANY, INC.
                   Notes to Consolidated Financial Statements
                                  June 30, 2006
                                    Unaudited

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Organization and Operation

      The financial information included herein is unaudited; however, such information reflects all adjustments (consisting solely of normal recurring adjustments) which are, in the opinion of management, necessary for a fair statement of results for the interim period. The results of operations for the six months ended June 30, 2006 are not necessarily indicative of the results to be expected for the full year. The accompanying unaudited consolidated financial statements and footnotes have been condensed and, therefore, do not contain all required disclosures. Reference should be made to the Company's annual audited financial statement for the period January 21, 2005 (date of acquisition) through December 31, 2005.

      Alternative Construction Company, Inc. ("ACC") of Florida was incorporated in 2004. The Company provides administrative and marketing expertise to several subsidiaries. Alternative Construction Technologies Corporation ("ACT") of Delaware, a wholly-owned subsidiary, was incorporated in 1997, designs and manufactures wall and roof panels (ACTech Panel(TM)) used in residential, commercial and other infrastructures. Universal Safe Structures, Inc. ("USS") of Florida, an 80% owned subsidiary, was incorporated in 2005, and designs and markets the Universal Safe Room(TM) to residential, commercial and other infrastructures. ProSteel Builders Corporation ("PSB") of Florida was incorporated in 2005, and is also an 80% owned subsidiary, which contracts to build residential, commercial and other infrastructures.

      On January 21, 2005, a newly formed acquisition Company, known as Alternative Construction Company, Inc. ("ACC") acquired all the outstanding stock of ACT, a privately held company, and substantially all of the assets of Quality Metal Systems, LLC ("QMS"). In addition, ACC received an assignment of all the patents related to production by ACT, which were owned by a shareholder of ACT. The original purchase agreements entered into on December 14, 2004 between ACC (purchaser) and ACT and QMS (sellers) called for the payment of $1,000,000 and issuance of 1,500,000 shares of ACC Series A Preferred Stock. During the closing transaction and in performing its due diligence, the purchaser ("ACC") discovered that both companies would require substantial cash infusions to continue operations. The sellers agreed to offset the cash down payment with notes payable of $350,000 due February 19, 2005. On March 10, 2005, the notes were amended and restated with a due date of June 30, 2005. On July 1, 2005, the notes were amended and adjustments to the reconciliation were mutually agreed to by all parties raising the outstanding balance to $629,894. Therefore, the cost of the acquisition of ACT after the net adjustments as a result of further due diligence, was $879,894 of which $750,000 was Series A Preferred Stock. The acquisition of the assets of QMS did not change. A new provision in the notes states that if the Company were to file for public registration, the seller would convert the remaining balance, less $100,000, to common stock at the value of $2.65 per share. To date, any net balances payable by the purchaser to the sellers have not been made as the purchasers continue to collect accounts receivable and liquidate payables and other obligations.

                     ALTERNATIVE CONSTRUCTION COMPANY, INC.
                   Notes to Consolidated Financial Statements
                                  June 30, 2006
                                    Unaudited

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

      In accordance with SFAS No. 141, "Business Combinations", the acquisition has been accounted for under the purchase method of accounting. The purchase price was allocated to ACT and QMS's tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as ascertained by an independent certified appraisal as of December 2004 (facility and land prepared by Johnstone Group, Inc. of Jackson, TN) and January 2005 (manufacturing equipment prepared by Neiman-Ross of Nashville, TN), with any excess being ascribed to goodwill. Management is responsible for determining the fair value of these assets. The fair value of the assets acquired and liabilities assumed represent management's estimate of fair values. Goodwill, as the result of the net of assets and liabilities, was a negative therefore management determined that there would be no value associated with the acquired patents and the fixed assets acquired would be reduced on an equal basis by the negative goodwill thereby reducing goodwill to zero. The following table summarizes the components of the purchase price and the activity and balance sheet of the acquired company at January 20, 2005:



COMPONENTS OF PURCHASE PRICE
Note Payable                                                         $  629,894
Series A Preferred Stock                                              1,500,000
                                                                     ----------
Total Purchase Price                                                 $2,129,894
                                                                     ==========
BALANCE SHEET and ACTIVITY at JANUARY 20, 2005:
Assets:
Cash                                                                 $   43,634
Accounts Receivable, net                                                158,674
Inventory                                                                70,738
Prepaid Expenses                                                         16,378
Property, Plant and Equipment, net                                      658,588
                                                                     ----------
Total Assets                                                         $  948,012
                                                                     ==========
Liabilities and Stockholders' Equity:
Accounts Payable and Accrued Expenses                                $  167,452
Debt                                                                     85,528
Stockholders' Equity                                                    695,032
                                                                     ----------
Total Liabilities and Stockholders' Equity                           $  948,012
                                                                     ==========
STATEMENT of OPERATIONS for the Period JANUARY 1 - 20, 2005:
Sales                                                                $   84,152
Cost of Sales                                                            80,786
                                                                     ----------
Gross Profit                                                              3,366
Operating Expenses                                                       34,676
                                                                     ----------
(Loss) from Operations                                                  (31,310)
                                                                     ----------
Net (Loss)                                                             ($31,310)
                                                                     ----------

                     ALTERNATIVE CONSTRUCTION COMPANY, INC.
                   Notes to Consolidated Financial Statements
                                  June 30, 2006
                                    Unaudited

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

      The following table is a detail of the reduction (net) of $370,106 from the acquisition price of $2,500,000 to $2,129,894:




                                 ACT        ACT        QMS       QMS
                                 Stock     Cash       Stock     Cash        Total
                                -------   --------   -------   -------   ---------
Purchase Price
  Series A Preferred Stock      750,000         --   750,000        --   1,500,000
  Note Payable                       --    500,000        --   500,000   1,000,000
                                -------   --------   -------   -------   ---------
Total Purchase Price            750,000    500,000   750,000   500,000   2,500,000
                                -------   --------   -------   -------   ---------
Adjustments to Purchase Price:
  Accounts Receivable (a)            --   (202,611)       --        --    (202,611)
  Accounts Payable (b)               --   (134,441)       --        --    (134,441)
  Unrecorded Lease (c)               --    (16,271)       --        --     (16,271)
  Fixed Assets (d)                   --     (1,982)       --        --      (1,982)
  Physical Inventory (e)             --     (7,245)       --        --      (7,245)
    Unpaid Payroll at Acq
    Date (f)                         --     (7,556)       --        --      (7,556)
                                -------   --------   -------   -------   ---------
Total Adjustments                    --   (370,106)       --        --    (370,106)
                                -------   --------   -------   -------   ---------
Net Purchase Price              750,000    129,894   750,000   500,000   2,129,894
                                -------   --------   -------   -------   ---------



(a)   Uncollectible accounts receivable on books at acquisition date.

(b)   Unrecorded liabilities not on books at acquisition date.

(c)   Contractual lease for forklifts not recorded on books at acquisition date.

(d) Fixed assets on books that had previously disposed of or transferred to unrelated party.

(e)   Adjustment to reflect physical inventory at date of acquisition.

(f) Predecessor liability for payroll at date of acquisition and subsequently paid by Purchaser.

                     ALTERNATIVE CONSTRUCTION COMPANY, INC.
                   Notes to Consolidated Financial Statements
                                  June 30, 2006
                                    Unaudited

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     The purchase price of ACT and the select assets of QMS was $2,500,000. The actual value of the assets (net) purchased was $2,564,984 as shown below:



                                      Purchase    Adjustments
                                       Before        From
                                    Adjustments      Above         Total
                                    -----------   -----------   ----------
Appraised value of fixed assets      2,528,540                   2,528,540
Other assets & liabilities, net         36,444      (370,106)     (333,662)
                                     ---------      --------     ---------
Acquired assets, net                 2,564,984      (370,106)    2,194,878
Purchase price                       2,500,000      (370,106)    2,129,894
                                     ---------      --------     ---------
Value in excess of purchase price       64,984            --        64,984
                                     =========      ========     =========
Allocation to reduce the value of
  acquired fixed assets



On April 28, 2005, the Company acquired an 80% interest in USS for a purchase price of $800. As no tangible assets or liabilities were acquired, the full value was booked to Common Stock.

On June 28, 2005, the Company acquired an 80% interest in PSB for a purchase price of $800. As no tangible assets or liabilities were acquired the full value was booked to Common Stock.

Basis of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Alternative Construction Technologies Corporation ("ACT"), and its majority owned subsidiaries, Universal Safe Structures, Inc. ("USS") (80%), and ProSteel Builders Corporation ("PSB") (80%). All significant inter-company transactions have been eliminated in consolidation. Inter-company transactions include the loans from the parent to its subsidiaries.

Revenue Recognition

The Company recognized revenue on our products in accordance with the Securities Exchange Commission (SEC) Staff Accounting Bulletin No. 104, (which superseded Staff Accounting Bulletin No. 101) "Revenue Recognition in Financial Statements". Under these guidelines, revenue is recognized on sales transactions when all of the following exist: persuasive evidence of an arrangement did exist, delivery of product has occurred, the sales price to the buyer is fixed or determinable and collectibility is reasonably assured. We accrued a provision for estimated returns concurrent with revenue recognition.

                     ALTERNATIVE CONSTRUCTION COMPANY, INC.
                   Notes to Consolidated Financial Statements
                                  June 30, 2006
                                    Unaudited

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

      The Company has adopted Emerging Issues Task Force Issue 01-9, "Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor's Products)" (EITF 01-9), which became effective for fiscal years beginning after December 15, 2001. We concluded that EITF 01-9 is applicable to the accounting for our cooperative agreements with certain customers, as the benefits received from consideration given to those customers are not sufficiently separable from the revenue derived. Accordingly, all such cooperative expenses are recorded as reductions to revenues.

      Sales for ACT and USS are generated from customer's purchase orders. The sales are recognized upon the shipment of finished goods from the Company's plant to the customer at which time the product changes title. Allowances for cash discounts and returns are recorded in the period in which the related sale is recognized. Our 80% owned subsidiary, PSB, contracts to build residential, commercial and other infrastructures to its customers, none of which are related to ACC. As such, PSB recognizes its revenue under the percentage of completion method as work on a contract as progresses, recognition of revenue and profits generally is related to costs incurred in providing the services required under the contract. Statement of Position 81-1 discusses accounting for performance of construction contracts. The use of the percentage of completion method depends on our ability to make reasonable dependable estimates. Additionally, contracts executed by PSB and their customers include provisions that clearly specify the enforceable rights of our services that are provided and received by our customers. Our estimates assume that our customers will satisfy their obligations under the contract and our performance requirements will be completed.

      Freight revenue is recognized as the cost of shipping the product to the customer plus a nominal markup.

      The Company recognizes product returns as a reduction to revenue. Other forms of customer adjustments are accounted for in the same manner.

      The Company will on occasion place finished goods on consignment with a customer. Finished goods are recorded on the Balance Sheet as part of Inventory until the product is purchased.

      Inventories

      Inventories are valued at the lower of cost or market, using the first-in, first-out method.

      Cash and Cash Equivalents

      The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

      Accounts Receivables

      Accounts receivables are uncollateralized customer obligations due for products sold. The accounts receivable are due under normal trade terms requiring payment within 30 days from the invoice date. Management reviews accounts receivable to determine if any receivables will potentially be uncollectible and any balances determined to be uncollectible are written off. Although no assurance can be given as to the collectibles of the accounts receivable, based on the information available, management believes all balances are collectible.

                     ALTERNATIVE CONSTRUCTION COMPANY, INC.
                   Notes to Consolidated Financial Statements
                                  June 30, 2006
                                    Unaudited

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

      ACC utilizes the accounts receivable factoring service provided by The Hamilton Group ("Hamilton") for a significant percentage of its receivables. Under the terms of the Sale of Accounts Factoring and Security Agreement, Hamilton provides advances of 80% of the receivable they purchase for a fee compounded daily. The factoring fee for the six months ended June 30, 2006 was $169,901. As of June 30, 2006, Hamilton had purchased $472,919 of receivables, and they had advanced $370,073 to the Company, for a net due from factor of $102,846.

      Depreciation

      Depreciation of property and equipment are provided on the straight-line method over the following estimated useful lives:



                                                                           Years
                                                                           -----
Transportation Equipment                                                      5
Building                                                                     20
Machinery and Equipment                                                      20
Computer Equipment                                                            5
Capital Improvements                                                         20



      When assets are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period. The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals or betterments are capitalized.

      Long-Lived Assets

      Long-lived assets are evaluated for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows from the used of these assets. When any such impairment exists, the related assets will be written down to fair value. No such impairment existed through June 30, 2006.

      Use of Estimates

      The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

      Concentration of Risk

      Financial instruments which potentially subject the Company to a concentration of credit risk consist principally of temporary cash investments and accounts receivable.

      The Company places its temporary cash investments with financial institutions insured by the FDIC.

                     ALTERNATIVE CONSTRUCTION COMPANY, INC.
                   Notes to Consolidated Financial Statements
                                  June 30, 2006
                                    Unaudited

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

      Concentrations of credit risk with respect to trade receivables are limited due to the diverse group of customers to whom the Companies sell. The Company has not established an allowance for doubtful accounts as none is considered necessary, based upon factors such as the credit risk of specific customers, historical trends, other information and past bad debt history which has been immaterial and within the Company's expectations. Although, the Company has been dependent on a limited member of suppliers related to its manufacturing, it does not believe that there would be an adverse effect if the current suppliers would limit deliveries. There are other suppliers to provide adequate supplies for manufacture.

      For the six months ended June 30, 2006, sales to the Company's primary customer accounted for approximately 77.6% of revenues and 52.9% of accounts receivable as of June 30, 2006.

      In May 2005, the FASB issued Statement of Financial Accounting Standards No. 154, "Accounting Changes and Error Corrections" (SFAS No. 154), which is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. SFAS 154 replaces APB Opinion No. 20, "Accounting Changes," and FASB Statement No. 3, "Reporting Accounting Changes in Interim Financial Statements," and changes the requirements for the accounting for and reporting of a change in accounting principle. SFAS 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to do so, in which case other alternatives are required. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005, or for the Company's fiscal 2006. The Company is evaluating the effect that the adoption of SFAS No. 154 will have on its results of operations and financial position, but does not believe it will have a material impact.

      In April 2005, the SEC announced that companies may implement SFAS 123R at the beginning of their next fiscal year. In March 2005, the SEC released SEC Staff Accounting Bulletin No. 107, "Share-Based Payment" (SAB 107). SAB 107 provides the SEC staff's position regarding the application of SFAS 123R, which contains interpretive guidance related to the interaction between SFAS 123R and certain SEC rules and regulations, and also provides the staff's views regarding the valuation of share-based payment arrangements for public companies. SAB 107 highlights the importance of disclosures made related to the accounting for share-based payment transactions. The Company is currently reviewing the effect of SAB 107, but it does not believe SAB 107 will have a material impact on its financial position, results of operations or cash flows.

      In March 2005, the FASB issued FASB Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations" ("FIN 47"), which clarifies the term "conditional asset retirement obligations" as used in FASB Statement No. 143, "Accounting for Asset Retirement Obligations." FASB Statement No. 143 refers to an entity's legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. If an entity can reasonably estimate a liability for the fair value of a conditional asset retirement obligation, the entity is required to recognize the fair value of the liability when incurred. A company normally incurs this liability upon acquisition, construction, or development of the asset at issue. FIN 47 is effective for fiscal years ending after December 15, 2005. The Company is currently reviewing FIN 47, and at the current time it does not believe that FIN 47 will have a material impact on its financial position, results of operations or cash flows.

                     ALTERNATIVE CONSTRUCTION COMPANY, INC.
                   Notes to Consolidated Financial Statements
                                  June 30, 2006
                                    Unaudited

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

      Income Taxes


      The Company computes deferred income taxes in accordance with Financial Accounting Standards Board Statement No. 109 (SFAS No. 109) "Accounting for Income Taxes." The provision includes taxes currently payable plus the deferred tax effect of temporary timing differences in financial statement and income tax reporting. The principal differences in timing between the income statement and taxable income involve depreciation expenses recorded under the straight-line method in the income statements and by accelerated methods for tax purposes, the timing of the franchise tax deduction and the expensing of bad debt. The differences between income tax expenses and taxes currently payable are reflected in deferred tax accounts in the consolidated balance sheet.


      Shipping and Handling Costs

      The Company has included freight out as a component of selling and delivery expenses, which amounted to $184,951 for the six months ended June 30, 2006.

      Fair Value of Financial Instruments

      The carrying amounts of financial instruments, including cash and cash equivalents, accounts receivable, and accounts payable, approximate fair value because of the current nature of these instruments. The carrying amounts of debt instruments approximate fair value based upon the terms of the instruments. The fair value of the loans due to and from affiliates and shareholders are difficult to estimate due to their related party nature.

      Going Concern Uncertainty


      The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company as a going concern. At June 30, 2006, the Company had negative working capital of $1,588,731. However, a substantial portion of the current notes payable are anticipated to be converted into equity upon successful completion of the Company's registration. The Company operated at a loss for the three months ended June 30, 2006. Realization of the assets of the Company is dependent upon the Company's ability to meet its financing requirements and the continued success of future operations. The consolidated financial statements do not include adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

                     ALTERNATIVE CONSTRUCTION COMPANY, INC.
                   Notes to Consolidated Financial Statements
                                  June 30, 2006
                                    Unaudited

NOTE 2 - NOTES RECEIVABLE

      The Company had one note receivable as of June 30, 2006. The note is with Peter Baker and originally was in the amount of $300,000. As of June 30, 2006, the balance was $275,000 as a payment in the amount of $25,000 was received. This amount was advanced to Mr. Baker as a loan commitment fee that was for a line of credit of $3,000,000 that never was finalized. The note is payable in full as of September 30, 2006 with interest at prime plus 3%.

NOTE 3 - PREPAID EXPENSES

      The Company has prepaid expenses of $310,207 as of June 30, 2006. The amount represents insurance payments and other amounts for various future expenses.

NOTE 4 - INVENTORY

      Inventory as of June 30, 2006 consists of the following:



Raw materials                                                           $235,843
Finished goods                                                            22,078
Safe Room Kits                                                            12,091
Finished Goods on Consignment                                            100,817
                                                                        --------
                                                                        $370,829
                                                                        ========



      The Company has provided the Company's finished goods products to third parties on a consignment basis. The items remain the property of the Company.

                     ALTERNATIVE CONSTRUCTION COMPANY, INC.
                   Notes to Consolidated Financial Statements
                                  June 30, 2006
                                    Unaudited

NOTE 5 - PROPERTY AND EQUIPMENT

      Property and equipment is summarized as follows:



Capitalized Lease Equipment:
Computer Equipment                                                   $   22,383
                                                                     ----------
  Total Capitalized Lease Equipment                                      22,383
Land, building and improvement                                        1,068,121
Machinery and equipment                                               2,198,254
Computer Equipment                                                       28,601
Furniture and fixtures                                                    3,870
                                                                     ----------
                                                                      3,321,229
Less Accumulated Depreciation                                          (228,919)
                                                                     ----------
Property, Plant, and Equipment, Net                                  $3,092,310
                                                                     ==========



      Depreciation expense was $84,719 for the six months ended June 30, 2006.

NOTE 6 - NOTES PAYABLE

     Notes payable consist of the following:



Dell Financial Services, collateralized by computer, payable in monthly installments of $388 including principal and interest at
the variable rate of 14.99% per annum. Due on January 2010.             $ 11,799

JMB Associates, principal, accrued and unpaid interest at 18.00%
per annum.  Due on September 30, 2006.                                   314,644

JMB Associates, principal, accrued and unpaid interest at 18.00%
per annum. Due on September 30, 2006.                                    452,289

Sharon Beshara, principal, accrued, and unpaid interest at 24% per annum on revolving 30-day term. Note is extended every 30 days.
Due on Sept, 2006.                                                       176,323

Antoinette Pace, principal, accrued, and unpaid interest
at 24% per annum on revolving 30-day term. Notes are extended every 30 days. The amount is guaranteed by Avante Holding Group,
Inc. Due on September 30, 2006.                                          114,807

Edward Beshara, principal, accrued, and unpaid interest at 24% per annum on revolving 30-day term. Note is extended every 30 days. The amount is guaranteed by Avante Holding Group, Inc. Due on
September 30, 2006.                                                      101,500

                     ALTERNATIVE CONSTRUCTION COMPANY, INC.
                   Notes to Consolidated Financial Statements
                                  June 30, 2006
                                    Unaudited

NOTE 6 - NOTES PAYABLE (continued)



Antoinette Pace and James Beshara, principal, accrued, and unpaid interest at 24% per annum on revolving 30-day term. Note is
extended every 30 days. The amount is guaranteed by Avante Holding
Group, Inc. Due on September 30, 2006.                                   200,000

Paul Janssens, principal and interest at 12.00% per annum.
Due on September 30, 2006.                                               629,894

South Residential Enterprises, principal and interest at 10.00%
per annum. The note may be converted into equity if the Company
is actively trading as on OTC stock.                                     117,637

M & T Mortgage Corporation, principal and interest at 9.00% per annum. Payable in monthly installments of $6,005. Due on April
2020. The amount is personally guaranteed by the CEO of the
Company.                                                                 407,533

Merchants & Planters Bank, line of credit, accrued interest
at 7.50% per annum.                                                       10,033

Merchants & Planters Bank, collateralized by the building located in Tennessee payable in monthly installments of $1,600 including
principal and interest at 7.49% per annum. Due on September 2006.         68,878

Cecil H. Harmon, principal and interest at 10% per annum.  Due on
July 1, 2007.                                                             11,618

Avante Holding Group, revolving credit, principal and interest at
Prime plus 4% per annum. Due on October 2006.                            691,588

PhoenixSurf.com, principal. Non-interest bearing note. The note is convertible into common stock of the Company at the time of
registration at the per share price of $2.65.                             75,000

Steves Rodriguez, convertible promissory note at no interest,
due September 30, 2006.                                                   20,000

GAMI, LLC, principal and interest at 10% per annum due March 31,
2007.                                                                     29,036

Advanced Construction Options, LLC, revolving credit, principal
and interest at prime plus 4% per annum. No expiration date.              58,874
                                                                      ----------
                                                                       3,491,453
                                                                      ----------
Current Portion                                                        3,019,430
                                                                      ----------
Notes Payable, Long Term                                              $  472,023
                                                                      ==========

                     ALTERNATIVE CONSTRUCTION COMPANY, INC.
                   Notes to Consolidated Financial Statements
                                  June 30, 2006
                                    Unaudited

NOTE 7 - CAPITAL LEASE OBILIGATIONS



Dell Financial Services, secured by computer equipment, payable at
13.9% at 10% per annum. Due March 2009. Monthly payments are $29
including principal and interest.                                       $   775

Dell Financial Services, secured by computer equipment, payable at
18% at 10% per annum. Due March 2009. Monthly payments are $626
including principal and interest.                                        15,821
                                                                        -------
                                                                         16,596
  Less Current Portion                                                   (5,250)
                                                                        =======
  Non-Current Obligation Under Capital Lease                            $11,346
                                                                        =======



     Future minimum capital lease obligations at June 30, 2006 are as follows:



2006                                                                     $ 2,107
2007                                                                       5,735
2008                                                                       6,845
2009                                                                       1,909
                                                                         -------
  Total Capital Lease Obligations                                        $16,596
                                                                         =======




NOTE 8 - COMMITMENTS

      The Company leases a forklift. The lease expires in August 2007. Monthly lease payments are $546.00.

      Future minimum obligations for the above lease are as follows:



2006                                                                      $3,276
2007                                                                       4,368
                                                                          ------
  Total Minimum Lease Obligations                                         $7,644
                                                                          ======



NOTE 9 - RELATED PARTIES

      Michael W. Hawkins, the CEO for the Company, is also CEO and principal shareholder for Avante Holding Group, Inc. ("Avante"), GAMI, LLC ("GAMI"), Hawkstone, Inc. (Hawkstone") and Ventures Unlimited, LLC ("VUL"). GAMI, Hawkstone and VUL each hold various amounts of shares of the Company. Mr. Hawkins, through the issuance of stock to various companies controlled by himself, owned approximately 51.3% of the Common Stock issued for ACC and 100% of the Series B Preferred Stock. After the Reverse Split effective July 30, 2005, the issuance of Common Stock on August 1, 2005, and the subsequent issuance of Common Stock on August 15, 2005, Mr. Hawkins' companies owned approximately 37.35% of the outstanding Common Stock of the Company and 100% of the Series B Preferred Stock.

      ACC has contracted with Avante for certain investment banking and consulting services to be provided pursuant to four agreements between ACC and Avante.

                     ALTERNATIVE CONSTRUCTION COMPANY, INC.
                   Notes to Consolidated Financial Statements
                                  June 30, 2006
                                    Unaudited

NOTE 9 - RELATED PARTIES (continued)

      ACC and Avante entered into a Consulting Agreement on October 24, 2004 to provide corporate guidance and financial and accounting services. As compensation, Avante receives $8,000 per month and bonus compensation. Under this agreement Avante has the unilateral authority to hire additional personnel required to perform investor relations, financial administration, and executive oversight and request reimbursement from ACC on a reimbursable expense basis. The term of this agreement is for three years with one additional automatic three-year extension.

      ACC and Avante entered into an Exclusive Investment Banking Services Agreement on October 24, 2004 to provide merger and acquisition consulting services. The term of the agreement is for three years. Compensation is based upon a double Lehman Formula.

      ACC and Avante entered into a Finder Agreement on October 24, 2004 for a period of three years. The Agreement may be extended for consecutive terms upon mutual consent of both parties. ACC pays Avante a standard 10% in cash and 10% in warrants finder's fee with a 2% expense account.

      ACC and Avante entered into a Sales Commission Agreement on January 20, 2005 for a period of five years with two automatic 5-year extensions. Under this agreement Avante earns $0.10 per square foot of panels sold to its registered customers as approved by ACC.

      On August 1, 2005, ACC and Avante entered into a Compliance Consulting Agreement for a period of five years with two automatic five year extensions. Under this agreement, Avante is paid $270,000 per year, payable in equal monthly installments.

      PSB has a management contract with Advanced Construction Partners, LLC, which is owned equally between GAMI and Advanced Construction Options, LLC ("ACO").

      On June 30, 2006, ACO assigned to PSB a note dated July 10, 2005, between ACO and GAMI for $50,000. At June 30, 2006, at the time of the assignment, the balance due GAMI was $29,036 which included accrued interest. The note included interest at the rate of 10% per annum.

      On November 1, 2004, ACC and Avante entered into a Revolving Credit Agreement for $500,000. The terms of the Agreement includes interest at the rate of prime plus 4%. An Amendment to the Agreement was executed in March 2006 providing an additional $500,000 credit for a total of $1,000,000. The Agreement terminates on October 31, 2006 with an available extension of one year at the discretion of the Lender. As of June 30, 2006, the balance due to Avante under this Agreement was $690,868.


      The CEO of the Company has personally guaranteed several obligations to non-supply vendors. Additionally, Avante Holding Group, Inc., of which
      Mr. Hawkins is the CEO, has provided a corporate guarantee of the Company's payable balance with Dow Chemical, Inc. and Phoenix Metals, Inc.

                     ALTERNATIVE CONSTRUCTION COMPANY, INC.
                   Notes to Consolidated Financial Statements
                                  June 30, 2006

                                    Unaudited

NOTE 10 - EARNINGS PER SHARE

      The Company presents both basic and diluted earnings per share (EPS) amounts. Basic EPS is calculated by dividing net income by the weighted average number of common shares outstanding during the year. Diluted EPS Is based upon the weighted average number of common and common equivalent shares outstanding during the year which is calculated using the treasury stock method for stock options and assumes conversion of the Company's convertible notes. Common equivalent shares are excluded from the computation in periods in which they have an anti-dilutive effect. Stock options for which the exercise price exceeds the average market price over the period have an anti-dilutive effect on EPS and, accordingly, are excluded from the calculation.

      A reconciliation of net income and the weighted average number of common and common equivalent shares outstanding for calculating diluted earnings per share is as follows:




                                                                    For the Six
                                                                    Months Ended
                                                                   June 30, 2006
                                                                   -------------
Numerator for basic loss per share, as reported                     $  (484,929)
Preferred stock dividends                                                    --
                                                                    -----------
Loss for basic EPS calculations                                     $  (484,929)
                                                                    -----------
Effect of dilutive securities, as reported
  Interest on convertible debt                                           78,578
                                                                    -----------
DILUTED LOSS FOR EPS CALCULATIONS                                   $  (406,351)
                                                                    -----------
WEIGHTED AVERAGE NUMBER OF SHARES FOR BASIC EPS                       8,557,514
Effect of dilutive securities, as reported
  Stock options                                                         617,680
  Warrants                                                            3,000,000
  Convertible debt                                                    1,130,738
                                                                    -----------
                                                                     13,305,927
                                                                    -----------


BASIC AND DILUTED LOSS PER SHARE                                    $     (0.06)
                                                                    -----------

                     ALTERNATIVE CONSTRUCTION COMPANY, INC.
                   Notes to Consolidated Financial Statements
                                  June 30, 2006

                                    Unaudited

NOTE 11 - INCOME TAXES

      A reconciliation of income tax computed at the statutory federal rate to income tax expense (benefit) is as follows:




                                                                          June
                                                                        30, 2006
                                                                       ---------
Tax benefit at the statutory rate of 35%                               $     --
State income taxes, net of federal income tax                                --
Change in valuation allowance                                                --
                                                                       --------
Total                                                                  $      0
                                                                       ========




     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:




                                                                         June
                                                                       30, 2006
                                                                      ---------
Deferred tax assets:
Net operating loss carryforward                                       $ 111,362
                                                                      =========
Total deferred tax assets                                             $ 111,362
Less valuation allowance                                               (111,362)
                                                                      ---------
Total net deferred tax assets                                         $       0
                                                                      =========




      In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.


      Because of the historical earnings history of the Company, the net deferred tax assets for 2005 were fully offset by a 100% valuation allowance. The valuation allowance for the net deferred tax assets was approximately $111,362 as of December 31, 2006.

      At December 31, 2005, the Company had net operating loss carryforward available for U.S. tax purposes of $318,177. The carryforward expires in 2025. The Company utilized $155,025 of the net operating loss carryforward for the six months ended June 30, 2006.

                     ALTERNATIVE CONSTRUCTION COMPANY, INC.
                   Notes to Consolidated Financial Statements
                                  June 30, 2006
                                    Unaudited

NOTE 12 - COMMON STOCK AND ADDITIONAL PAID - IN CAPITAL

      On July 30, 2005, the Board of Directors, pursuant to 607.0821 of the Florida Business Corporation Act, authorized the consolidation of our outstanding common shares, also known as a reverse split, of the Company that caused each one hundred shares of outstanding shares of its common stock to be converted into one share of its common stock. All share and per share amounts have been adjusted for this reverse stock split.

      The Series A Preferred Stock was issued to Paul Janssens in conjunction with the purchase by the Company of ACC and select assets of Quality Metals Systems, LLC. This stock has the conversion rights of one for one share of common stock.

      The Series B Preferred Stock was issued to GAMI, LLC or Avante Holding Group, Inc in conjunction with the use of personal guarantees by Michael
      W. Hawkins, CEO of the Company and principal shareholder in GAMI, LLC and corporate guarantees by Avante Holding Group, Inc. The conversion rights are one for two shares of common stock.

      The Series C Preferred Stock was issued to New Millennium Entrepreneurs in conjunction with an investment of $500,000. The conversion rights are one for one shares of common stock.


NOTE 13 - STOCK OPTIONS AND STOCK WARRANTS

      The Company complies with Accounting Principles Board (APB) No. 25 "Accounting for Stock Issued to Employees" in accounting for stock options issued to employees. Stock options are granted with an exercise price that is at a premium to the currently determined value of the stock price. Accordingly, no compensation expense has been recognized for options issued to employees.

      Compensation costs for the Company's stock option plans and stock purchase plan were determined to have no value at the grant date and consistent with SFAS No. 123, "Accounting for Stock-Based Compensation," the Company's net income (loss) and net income (loss) per share would have been as follows:



                                                                     For the Six
                                                                    Months Ended
                                                                   June 30, 2006
                                                                   -------------
Net loss applicable to common stockholders                           $(484,929)
Stock based employee compensation expense                                   --
  Determined under fair value based method for                              --
  All awards
Net loss - pro forma                                                 $(484,929)
Net loss per share applicable to common stockholders as reported:
  Basic and Diluted                                                  $    (.06)
Net loss per share applicable to common stockholders - pro forma:
  Basic and Diluted                                                  $    (.06)

                     ALTERNATIVE CONSTRUCTION COMPANY, INC.
                   Notes to Consolidated Financial Statements
                                  June 30, 2006

                                    Unaudited

NOTE 13 - STOCK OPTION PLAN (continue)

      For purposes of computing pro forma net income, the Company estimates the fair value of each option grant and employee stock purchase plan right on the date of grant using the Black-Scholes option-pricing model. The Black-Scholes option-pricing model was developed for use in estimating the value of traded options that have no vesting restrictions and are fully transferable, while the options issued by the Company are subject to both vesting and restrictions on transfer. In addition, option-pricing models require input of highly subjective assumptions including expected stock price volatility. The Company uses projected data for expected volatility and estimates the expected life of its stock options.

      The weighted average assumptions used to value the option grants:



January 1, 2005 thru December 31, 2005                        Stock Option Plans
--------------------------------------                        ------------------
Expected life (years)                                                 3
Risk-free interest rate                                               7
Volatility                                                            1
Dividend rate                                                         0



      Options granted under the 2004 incentive stock option plan are exercisable at the exercise price of grant and, subject to termination of employment, expire October 31, 2014, are not transferable other than on death, and vest in three unequal annual installments commencing at various times from the date of grant. A summary of the Company's stock option plan as of June 30, 2006 is presented below:



                                                                    2006
                                                            --------------------
                                                                        Weighted
                                                                         Average
                                                                        Exercise
                                                              Shares      Price
                                                            ---------   --------
Outstanding at the beginning of the year                    2,000,000     0.55
Granted                                                            --
Forfeited
                                                                   --
Exercised
                                                                   --
Outstanding at the end of the period                        2,000,000     0.55
Options exercisable at the end of the period                1,100,000



There are currently 2,000,000 unissued options under the 2004 Stock Option Plan.

                     ALTERNATIVE CONSTRUCTION COMPANY, INC.
                   Notes to Consolidated Financial Statements
                                  June 30, 2006

                                    Unaudited

NOTE 13 - STOCK OPTION PLAN (Continued)

      The following table summarizes information for stock options outstanding at June 30, 2006:



                      Options Outstanding             Options Exercisable
              -----------------------------------   -----------------------
                            Weighted-   Weighted-                 Weighted-
  Range of       Number      Average     Average       Number      Average
  Exercise    Outstanding   Remaining    Exercise   Exercisable    Exercise
   Prices      @ 6/30/06     in years     Price      @ 6/30/06      Price
-----------   -----------   ---------   ---------   -----------   ---------
0.25 - 0.75    2,000,000                   0.55      1,100,000       0.28


      A total of 3,000,000 warrants were issued on August 1, 2005 to various individuals/entities. These warrants were issued for services as an inducement to provide financing or refinancing of debt and for strategic business purposes. All warrants were fully vested on the date of issue. Warrants consists of 500,000 at a $0.50 conversion rate, 500,000 at a $1.00 conversion rate, 500,000 at $1.50 conversion rate, 500,000 at a $2.00 conversion rate, 500,000 at a $2.50 conversion rate, and 500,000 at a $3.00 conversion rate.

      Of the 3,000,000 warrants issued; 500,000 warrants valued at $0.01. The remaining 2,500,000 warrants were determined to have no value. The determined value of the warrants were based upon the conversion rates attached to them. Based upon that value, the Company's net income (loss) and net income (loss) per share would have been as follows:



                                                                   For the Six
                                                                   Months Ended
                                                                   June 30, 2006
                                                                   -------------
Net loss applicable to common stockholders                         $  (484,929)
Stock based employee compensation expense                                   --
   Determined under fair value based method for
   All awards                                                      $    (5,000)
Net loss - pro forma                                               $  (484,929)
Net loss per share applicable to common stockholders as reported:
     Basic and Diluted                                             $      (.06)
Net loss per share applicable to common stockholders - pro forma:
     Basic and Diluted                                             $      (.06)



NOTE 14 - STOCK-BASED COMPENSATION

      The Company has adopted FAS 123R which requires it to record the fair value of stock-based compensation awards as an expense. As of June 30, 2006, the Company did not incur any expense. Should there be a determination of expense in the future, the Company will utilize the various fair market value determination models as required.

                      ALTERNATIVE CONSTRUCTION COMPANY, INC

                        CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2005

                     ALTERNATIVE CONSTRUCTION COMPANY, INC.

                                    CONTENTS

For the Period January 21, 2005 (Date of Acquisition)

                            Through December 31, 2005

                                                                         Page #
                                                                        --------
Accountant's Audit Report                                                  F1

Consolidated Financial Statements:

  Consolidated Balance Sheet                                             F2 - F3

  Consolidated Statement of Operations                                     F4

  Consolidated Statement of Shareholders' Equity                           F5

  Consolidated Statement of Cash Flows                                     F6

  Notes to Consolidated Financial Statements                            F7 - F22

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Alternative Construction Company, Inc. and Subsidiaries Melbourne, FL

We have audited the accompanying consolidated balance sheet of Alternative Construction Company, Inc. and Subsidiaries as of December 31, 2005, and the related consolidated statements of operations, stockholders' equity (deficiency), and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with the standards on the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Alternative Construction Company, Inc. and Subsidiaries as of December 31, 2005, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, as of December 31, 2005 the Company has a working capital deficiency. This factor raises substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Liebman Goldberg & Drogin, LLP
Garden City, New York
March 30, 2006

                     ALTERNATIVE CONSTRUCTION COMPANY, INC.
                           Consolidated Balance Sheet
                                December 31, 2005

                                     ASSETS
Current Assets
  Cash                                                                $  133,547
  Notes Receivable                                                       395,000
  Accounts Receivable, Net                                             1,294,288
  Due From Factor, Net                                                    92,543
  Inventory                                                              539,153
  Prepaid Expenses                                                       233,832
                                                                      ----------
    Total Current Assets                                               2,688,363
                                                                      ----------
  Property, Plant and Equipment, Net                                   3,137,654
                                                                      ----------
  Total Assets                                                        $5,826,017
                                                                      ==========

See accompanying independent auditors report and notes to consolidated financial statements.

                     ALTERNATIVE CONSTRUCTION COMPANY, INC.
                           Consolidated Balance Sheet
                                December 31, 2005

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
  Notes Payable, Current Portion                                    $ 2,628,594
  Accounts Payable and Accrued Expenses                               1,440,942
  Accrued Payroll and Taxes                                              95,305
  Capital Leases, Current Portion                                         4,806
  Deferred Revenue                                                       65,803
                                                                    -----------
    Total Current Liabilities                                         4,235,450
                                                                    -----------
Noncurrent Liabilities
  Notes Payable, Noncurrent Portion                                     481,943
  Capital Leases, Noncurrent Portion                                     17,577
                                                                    -----------
    Total Noncurrent Liabilities                                        499,520
                                                                    -----------
    Total Liabilities                                                 4,734,970
                                                                    -----------
    Minority Interest                                                   (22,425)
                                                                    -----------
Stockholders' Equity
  Preferred Stock
    Series A convertible preferred stock, voting, $1.00 par
      value, 1,500,000 shares 1,500,000 shares authorized,
      1,500,000 shares issued and outstanding                         1,500,000
    Series B convertible preferred stock, voting, $.0001 par
      value, 3,500,000 shares authorized,
      2,010,000 shares issued and outstanding                               201
    Series C convertible preferred stock, voting, $.0001 par
      value, 1,000,000 shares authorized, no shares
      issued or outstanding                                                  --
  Common Stock
    Alternative Construction Company, Inc.: $.0001 par
      value, 100,000,000 shares authorized,
      4,994,350 shares issued and outstanding                               853
    Minority Interest in Subsidiaries                                       400
    Alternative Construction Technologies Corporation: $.001
      pare value, 10,000,000 shares authorized,
      500,000 shares issued and outstanding
  Subscription Receivable                                                  (331)
  Additional Paid In Capital                                                 --
  Accumulated Deficit                                                  (387,652)
                                                                    -----------
    Total Stockholders' Equity                                        1,113,472
                                                                    -----------
    Total Liabilities and Stockholders' Equity                      $ 5,826,017
                                                                    ===========

See accompanying independent auditors report and notes to consolidated financial statements.

                     ALTERNATIVE CONSTRUCTION COMPANY, INC.

Consolidated Statement of Operations and Deficit For the Period January 21, 2005 (Date of Acquisition) Through December 31, 2005

Sales                                                                $9,528,984
Cost of Sales                                                         7,472,262
                                                                     ----------
  Gross Profit                                                        2,056,722
Operating Expenses                                                    2,129,315
                                                                     ----------
    (Loss) From Operations                                              (72,593)
Interest Expense                                                        268,009
Provision for Income Taxes                                                   --
                                                                     ----------
  Net (Loss) Before Minority Interest                                  (340,602)
Minority Interest in Subsidiary                                          22,425
                                                                     ----------
  Net (Loss)                                                         $ (318,177)
                                                                     ==========
Net (Loss) Per Share:
  Basic based upon 5,999,079 weighted average
    shares outstanding                                               $    (0.05)
                                                                     ==========

See accompanying independent auditors report and notes to consolidated financial statements.

                     ALTERNATIVE CONSTRUCTION COMPANY, INC.

Consolidated Statement of Stockholders' Equity For the Year Ended December 31, 2005

                                            Preferred   Preferred    Additional     Retained        Total
                                  Common     Stock -     Stock -      Paid-in       Earnings    Shareholders'
                                  Stock    Series A    Series B      Capital      (Deficit)       Equity
                                 -------   ----------   ---------   -----------   -----------   -------------
Balance, January 1, 2005 - ACC   $    --   $       --     $ --      $        --   $   (38,165)   $  (38,165)
  Shareholder capital
    contribution                     853           --      201               --            --         1,054
  Subscription receivable - ACC     (331)          --       --               --            --          (331)
  ACT acquisition                    500           --       --        7,394,667    (6,700,135)      695,032
  Issuance of ACC stock related
    to acquisition of ACT             --    1,500,000       --               --            --     1,500,000
  Issuance of USS stock            1,000           --       --               --            --         1,000
  Issuance of PSB stock            1,000           --       --               --            --         1,000
  Consolidating Eliminations      (2,100)          --       --       (7,394,667)    6,700,135      (696,632)
  Net (Loss)                          --           --       --               --      (349,486)     (371,911)
                                 -------   ----------     ----      -----------   -----------    ----------
Balance, December 31, 2005       $   922   $1,500,000     $201      $        --   $  (387,652)   $1,091,047
                                 =======   ==========     ====      ===========   ===========    ==========

See accompanying independent auditors report and notes to consolidated financial statements.

                     ALTERNATIVE CONSTRUCTION COMPANY, INC.
                      Consolidated Statement of Cash Flows
                      For the Year Ended December 31, 2005

Cash Flows From Operating Activities:


Net (Loss)                                                          $  (318,177)
Adjustments to Reconcile Net Loss to Net
  Cash Used By Operating Activities:
    Depreciation and Amortization                                       144,615
    Minority Interest                                                   (22,425)
  Decrease (Increase) In:
    Accounts Receivable, Net                                         (1,294,288)
    Due from Factor, Net                                                (92,543)
    Inventories                                                        (539,153)
    Prepaid Expenses and Other  Current Assets                         (233,832)
  Increase (Decrease) In:
    Accounts payable, accrued expenses and taxes payable              1,536,247
    Deferred Revenue                                                     65,803
                                                                    -----------
      Net Cash Used By Operating Activities                            (753,753)
                                                                    -----------
Cash Flows From Investing Activities:
    Acquisition of Property, Plant and Equipment                     (3,282,269)
    Additional costs Related to Acquisition                             (31,310)
                                                                    -----------
      Net Cash Used By Investing Activities                          (3,313,579)
                                                                    -----------
Cash Flows From Financing Activities:
    Issuance of Common Stock                                                778
    Receipt of Stock Subscriptions                                          144
    Issuance of Preferred Stock - Series A                            1,500,000
    Issuance of Preferred Stock - Series B                                  201
    Issuance and Repayment, Net, of Notes Payable, Line
      of Credit and Capital Leases                                    3,094,756
    Issuance of Note Receivable                                        (395,000)
                                                                    -----------
      Net Cash Provided By Financing Activities                       4,200,879
                                                                    -----------
Net Increase in Cash                                                    133,547
Cash at Beginning of Year                                                    --
                                                                    -----------
Cash at End of Period                                               $   133,547
                                                                    ===========
Supplemental Disclosure of Cash Flow Information:
    Cash paid during the period for interest                        $    95,379
                                                                    ===========
    Taxes paid                                                      $        --
                                                                    ===========


See accompanying independent auditors report and notes to consolidated financial statements.

                     ALTERNATIVE CONSTRUCTION COMPANY, INC.

Notes to Consolidated Financial Statements December 31, 2005

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                           Organization and Operation

Alternative Construction Company, Inc. ("ACC") of Florida was incorporated in 2004. The Company provides administrative and marketing expertise to several subsidiaries. Alternative Construction Technologies Corporation ("ACT") of Delaware, a wholly-owned subsidiary, was incorporated in 1997, designs and manufactures wall and roof panels (ACTech Panel(TM)) used in residential, commercial and other infrastructures. Universal Safe Structures, Inc. ("USS") of Florida, an 80% owned subsidiary, was incorporated in 2005, and designs and markets the Universal Safe Room(TM) to residential, commercial and other infrastructures. ProSteel Builders Corporation ("PSB") of Florida was incorporated in 2005, and is also an 80% owned subsidiary, which contracts to build residential, commercial and other infrastructures.

On January 21, 2005, a newly formed acquisition Company, known as Alternative Construction Company, Inc. ("ACC") acquired all the outstanding stock of ACT, a privately held company, and substantially all of the assets of Quality Metal Systems, LLC ("QMS"). In addition, ACC received an assignment of all the patents related to production by ACT, which were owned by a shareholder of ACT. The original purchase agreements entered into on December 14, 2004 between ACC (purchaser) and ACT and QMS (sellers) called for the payment of $1,000,000 and issuance of 1,500,000 shares of ACC Series A Preferred Stock. During the closing transaction and in performing its due diligence, the purchaser ("ACC") discovered that both companies would require substantial cash infusions to continue operations. The sellers agreed to offset the cash down payment with notes payable of $350,000 due February 19, 2005. On March 10, 2005, the notes were amended and restated with a due date of June 30, 2005. On July 1, 2005, the notes were amended and adjustments to the reconciliation were mutually agreed to by all parties raising the outstanding balance to $629,894. Therefore, the cost of the acquisition of ACT after the net adjustments as a result of further due diligence, was $879,894 of which $750,000 was Series A Preferred Stock. The acquisition of the assets of QMS did not change. A new provision in the notes states that if the Company were to file for public registration, the seller would convert the remaining balance, less $100,000, to common stock at the value of $2.65 per share. To date, any net balances payable by the purchaser to the sellers have not been made as the purchasers continue to collect accounts receivable and liquidate payables and other obligations.

In accordance with SFAS No. 141, "Business Combinations", the acquisition has been accounted for under the purchase method of accounting. The purchase price was allocated to ACT and QMS's tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as ascertained by an independent certified appraisal as of December 2004 (facility and land) prepared by Johnstone Group, Inc. of Jackson, TN) and January 2005 (manufacturing equipment) prepared by Neiman-Ross of Nashville, TN), with any excess being ascribed to goodwill. Management is responsible for determining the fair value of these assets. The fair value of the assets acquired and liabilities assumed represent management's estimate of fair values. Goodwill, as the result of the net of assets and liabilities, was a negative therefore management determined that there would be no value associated with the acquired patents and the fixed assets acquired would be reduced on an equal basis by the negative goodwill thereby reducing goodwill to zero. The following table summarizes the components of the purchase price and the activity and balance sheet of the acquired company at January 20, 2005:

                     ALTERNATIVE CONSTRUCTION COMPANY, INC.

Notes to Consolidated Financial Statements December 31, 2005

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                          COMPONENTS OF PURCHASE PRICE

Note Payable                                                         $  629,894
Series A Preferred Stock                                              1,500,000
                                                                     ----------
Total Purchase Price                                                 $2,129,894
                                                                     ==========
BALANCE SHEET and ACTIVITY at JANUARY 20, 2005:
Assets:
Cash                                                                 $   43,634
Accounts Receivable, net                                                158,674
Inventory                                                                70,738
Prepaid Expenses                                                         16,378
Property, Plant and Equipment, net                                      658,588
                                                                     ----------
Total Assets                                                         $  948,012
                                                                     ==========
Liabilities and Stockholders' Equity:
Accounts Payable and Accrued Expenses                                $  167,452
Debt                                                                     85,528
Stockholders' Equity                                                    695,032
                                                                     ----------
Total Liabilities and Stockholders' Equity                           $  948,012
                                                                     ==========
STATEMENT of OPERATIONS for the Period JANUARY 1 - 20, 2005:
Sales                                                                $   84,152
Cost of Sales                                                            80,786
                                                                     ----------
Gross Profit
                                                                          3,366
Operating Expenses                                                       34,676
                                                                     ----------
(Loss) from Operations                                                  (31,310)
                                                                     ----------
Net (Loss)                                                             ($31,310)
                                                                     ==========

      The following table is a detail of the reduction (net) of $370,106 from the acquisition price of $2,500,000 to $2,129,894:



                                   ACT        ACT       QMS       QMS
                                  Stock      Cash      Stock      Cash       Total
                                 -------   --------   -------   -------   ----------
Purchase Price
  Series A Preferred Stock       750,000         --   750,000        --   1,500,000
  Note Payable                        --    500,000        --   500,000   1,000,000
                                 -------   --------   -------   -------   ---------
Total Purchase Price             750,000    500,000   750,000   500,000   2,500,000
                                 -------   --------   -------   -------   ---------
Adjustments to Purchase Price:
  Accounts Receivable (a)             --   (202,611)       --        --    (202,611)
  Accounts Payable (b)                --   (134,441)       --        --    (134,441)
  Unrecorded Lease (c)                --    (16,271)       --        --     (16,271)
  Fixed Assets (d)                    --     (1,982)       --        --      (1,982)
  Physical Inventory (e)              --     (7,245)       --        --      (7,245)
  Unpaid Payroll at Acq
  Date (f)                            --     (7,556)       --        --      (7,556)
                                 -------   --------   -------   -------   ---------
Total Adjustments                     --   (370,106)       --        --    (370,106)
                                 -------   --------   -------   -------   ---------
Net Purchase Price               750,000    129,894   750,000   500,000   2,129,894
                                 -------   --------   -------   -------   ---------



(a)   Uncollectable accounts receivable on books at acquisition date.
(b)   Unrecorded liabilities not on books at acquisition date.
(c)   Contractual lease for forklifts not recorded on books at acquisition date.
(d) Fixed assets on books that had previously disposed of or transferred to unrelated party.
(e)   Adjustment to reflect physical inventory at date of acquisition.
(f) Predecessor liability for payroll at date of acquisition and subsequently paid by Purchaser.

The purchase price of ACT and the select assets of QMS was $2,500,000. The actual value of the assets (net) purchased was $2,564,984 as shown below:



                                           Purchase     Adjustments
                                            Before         From
                                          Adjustments      Above        Total
                                          -----------   -----------  ----------
Appraised value of fixed assets            2,528,540     2,528,540
Other assets & liabilities, net               36,444      (370,106)    (333,662)
                                           ---------     ---------    ---------
Acquired assets, net                       2,564,984      (370,106)   2,194,878
Purchase price                             2,500,000      (370,106)   2,129,894
                                           ---------     ---------    ---------
Value in excess of purchase price             64,984            --       64,984
                                           =========     =========    =========
Allocation to reduce the value of
  acquired fixed assets


On April 28, 2005, the Company acquired an 80% interest in USS for a purchase price of $800. As no tangible assets or liabilities were acquired, the full value was booked to Common Stock.

On June 28, 2005, the Company acquired an 80% interest in PSB for a purchase price of $800. As no tangible assets or liabilities were acquired the full value was booked to Common Stock.

                             Basis of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Alternative Construction Technologies Corporation ("ACT"), and its majority owned subsidiaries, Universal Safe Structures, Inc. ("USS") (80%), and ProSteel Builders Corporation ("PSB") (80%). All significant inter-company transactions have been eliminated in consolidation. Inter-company transactions include the loans from the parent to its subsidiaries.

                     ALTERNATIVE CONSTRUCTION COMPANY, INC.

Notes to Consolidated Financial Statements December 31, 2005

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                               Revenue Recognition

The Company recognized revenue on our products in accordance with the Securities Exchange Commission (SEC) Staff Accounting Bulletin No. 104, (which superseded Staff Accounting Bulletin No. 101) "Revenue Recognition in Financial Statements". Under these guidelines, revenue is recognized on sales transactions when all of the following exist: persuasive evidence of an arrangement did exist, delivery of product has occurred, the sales price to the buyer is fixed or determinable and collectibility is reasonably assured. We accrued a provision for estimated returns concurrent with revenue recognition.

The Company has adopted Emerging Issues Task Force Issue 01-9, "Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor's Products)" (EITF 01-9), which became effective for fiscal years beginning after December 15, 2001. We concluded that EITF 01-9 is applicable to the accounting for our cooperative agreements with certain customers, as the benefits received from consideration given to those customers are not sufficiently separable from the revenue derived. Accordingly, all such cooperative expenses are recorded as reductions to revenues.

Sales for ACT and USS are generated from customer's purchase orders. The sales are recognized upon the shipment of finished goods from the Company's plant to the customer at which time the product changes title. Allowances for cash discounts and returns are recorded in the period in which the related sale is recognized. Our 80% owned subsidiary, PSB, contracts to build residential, commercial and other infrastructures to its customers, none of which are related to ACC. As such, PSB recognizes its revenue under the percentage of completion method as work on a contract as progresses, recognition of revenue and profits generally is related to costs incurred in providing the services required under the contract. Statement of Position 81-1 discusses accounting for performance of construction contracts. The use of the percentage of completion method depends on our ability to make reasonable dependable estimates. Additionally, contracts executed by PSB and their customers include provisions that clearly specify the enforceable rights of our services that are provided and received by our customers. Our estimates assume that our customers will satisfy their obligations under the contract and our performance requirements will be completed.

Freight revenue is recognized as the cost of shipping the product to the customer plus a nominal markup.

The Company recognizes product returns as a reduction to revenue. Other forms of customer adjustments are accounted for in the same manner.

The Company will on occasion place finished goods on consignment with a customer. Finished goods are recorded on the Balance Sheet as part of Inventory until the product is purchased.

                                   Inventories

Inventories are valued at the lower of cost or market, using the first-in, first-out method.

                     ALTERNATIVE CONSTRUCTION COMPANY, INC.

Notes to Consolidated Financial Statements December 31, 2005

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                            Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

                              Accounts Receivables

Accounts receivables are uncollateralized customer obligations due for products sold. The accounts receivable are due under normal trade terms requiring payment within 30 days from the invoice date. Management reviews accounts receivable to determine if any receivables will potentially be uncollectible and any balances determined to be uncollectible are written off. Although no assurance can be given as to the collectibles of the accounts receivable, based on the information available, management believes all balances are collectible.

ACC utilizes the accounts receivable factoring service provided by The Hamilton Group ("Hamilton") for a significant percentage of its receivables. Under the terms of the Sale of Accounts Factoring and Security Agreement, Hamilton provides advances of 80% of the receivable they purchase for a fee compounded daily. The factoring fee for the period January 21, 2005 (date of acquisition) through December 31, 2005 was $182,070. As of December 31, 2005, Hamilton had purchased $462,715 of receivables, and they had advanced $370,172 to the Company, for a net due from factor of $92,543.

                                  Depreciation

Depreciation of property and equipment are provided on the straight-line method over the following estimated useful lives:

                                                                           Years
                                                                           -----
Transportation Equipment                                                      5
Building                                                                     20
Machinery and Equipment                                                      20
Computer Equipment                                                            5
Capital Improvements                                                         20

When assets are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period. The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals or betterments are capitalized.

                                Long-Lived Assets

Long-lived assets are evaluated for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows from the used of these assets. When any such impairment exists, the related assets will be written down to fair value. No such impairment existed through December 31, 2005.

                     ALTERNATIVE CONSTRUCTION COMPANY, INC.

Notes to Consolidated Financial Statements December 31, 2005

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                                Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

                              Concentration of Risk

Financial instruments which potentially subject the Company to a concentration of credit risk consist principally of temporary cash investments and accounts receivable.

The Company places its temporary cash investments with financial institutions insured by the FDIC.

Concentrations of credit risk with respect to trade receivables are limited due to the diverse group of customers to whom the Companies sell. The Company has not established an allowance for doubtful accounts as none is considered necessary, based upon factors such as the credit risk of specific customers, historical trends, other information and past bad debt history which has been immaterial and within the Company's expectations. Although, the Company has been dependent on a limited member of suppliers related to its manufacturing, it does not believe that there would be an adverse effect if the current suppliers would limit deliveries. There are other suppliers to provide adequate supplies for manufacture.

During the period January 21, 2005 (date of acquisition) through December 31, 2005, sales to the Company's two major customers accounted for approximately 84.7% of revenues and 49.7% of accounts receivable.

                        Amortization of Intangible Assets

In July 2001, the FASB issued Statements of Financial Accounting Standards No. 142, ("Goodwill and other Intangible Assets"). Under SFAS No. 142, goodwill and intangible assets with indefinite lives are no longer amortized but are reviewed annually (or more frequently, if impairment indicators arise) for impairment. Separable intangible assets that are not deemed to have indefinite lives will continue to be amortized over their useful lives (but with no maximum life). The Company intends to adopt this standard and, accordingly, those intangible assets that will continue to be classified as goodwill or as other intangibles with indefinite lives will not be amortized. Additionally, in accordance with SFAS No. 142, intangible assets will be evaluated periodically for impairment.

                        Amortization of Intangible Assets

In August 2001, the FASB issued SFAS No. 144 "Accounting for the Impairment or disposal of Long-Lived assets". The statement supersedes SFAS No. 121 and Accounting Principles Board Opinion No. 30 "Reporting Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions". The Statement retains the fundamental provisions of SFAS No. 121 for the recognition and measurement of impairment.

                     ALTERNATIVE CONSTRUCTION COMPANY, INC.

Notes to Consolidated Financial Statements December 31, 2005

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                                  Income Taxes

The Company computes deferred income taxes in accordance with Financial Accounting Standards Board Statement No. 109 (SFAS No. 109) "Accounting for Income Taxes." The provision includes taxes currently payable plus the deferred tax effect of temporary timing differences in financial statement and income tax reporting. The principal differences in timing between the income statement and taxable income involve depreciation expenses recorded under the straight-line method in the income statements and by accelerated methods for tax purposes, the timing of the franchise tax deduction and the expensing of bad debt. The differences between income tax expenses and taxes currently payable are reflected in deferred tax accounts in the consolidated balance sheet. Because of the Company's historical earnings history and the going concern problem, the net deferred tax asset has been fully offset by a 100% valuation allowance.

                           Shipping and Handling Costs

The Company has included freight out as a component of selling and delivery expenses, which amounted to $430,225 for the period January 21, 2005 (date of acquisition) through December 31, 2005.

                       Fair Value of Financial Instruments

The carrying amounts of financial instruments, including cash and cash equivalents, accounts receivable, and accounts payable, approximate fair value because of the current nature of these instruments. The carrying amounts of debt instruments approximate fair value based upon the terms of the instruments. The fair value of the loans due to and from affiliates and shareholders are difficult to estimate due to their related party nature.

                            Going Concern Uncertainty

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company as a going concern. At December 31, 2005, the Company had negative working capital of $1,547,087. However, a substantial portion of the current notes payable are anticipated to be converted into equity upon successful completion of the Company's registration. Additionally, and subsequent to December 31, 2005, the Company is operating at a profit. Realization of the assets of the Company is dependent upon the Company's ability to meet its financing requirements and the continued success of future operations. The consolidated financial statements do not include adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

Reference is made to Note 14 (Subsequent Event) which discusses additional events regarding the changes in notes payable in 2006.

                     ALTERNATIVE CONSTRUCTION COMPANY, INC.

Notes to Consolidated Financial Statements December 31, 2005

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                                  Income Taxes

The Company computes deferred income taxes in accordance with Financial Accounting Standards Board Statement No. 109 (SFAS No. 109) "Accounting for Income Taxes." The provision includes taxes currently payable plus the deferred tax effect of temporary timing differences in financial statement and income tax reporting. The principal differences in timing between the income statement and taxable income involve depreciation expenses recorded under the straight-line method in the income statements and by accelerated methods for tax purposes, the timing of the franchise tax deduction and the expensing of bad debt. The differences between income tax expenses and taxes currently payable are reflected in deferred tax accounts in the consolidated balance sheet. Because of the Company's historical earnings history and the going concern problem, the net deferred tax asset has been fully offset by a 100% valuation allowance.

In May 2005, the FASB issued Statement of Financial Accounting Standards No. 154, "Accounting Changes and Error Corrections" (SFAS No. 154), which is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. SFAS 154 replaces APB Opinion No. 20, "Accounting Changes," and FASB Statement No. 3, "Reporting Accounting Changes in Interim Financial Statements," and changes the requirements for the accounting for and reporting of a change in accounting principle. SFAS 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to do so, in which case other alternatives are required. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005, or for the Company's fiscal 2006. The Company is evaluating the effect that the adoption of SFAS No. 154 will have on its results of operations and financial position, but does not believe it will have a material impact.

In April 2005, the SEC announced that companies may implement SFAS 123R at the beginning of their next fiscal year. In March 2005, the SEC released SEC Staff Accounting Bulletin No. 107, "Share-Based Payment" (SAB 107). SAB 107 provides the SEC staff's position regarding the application of SFAS 123R, which contains interpretive guidance related to the interaction between SFAS 123R and certain SEC rules and regulations, and also provides the staff's views regarding the valuation of share-based payment arrangements for public companies. SAB 107 highlights the importance of disclosures made related to the accounting for share-based payment transactions. The Company is currently reviewing the effect of SAB 107, but it does not believe SAB 107 will have a material impact on its financial position, results of operations or cash flows.

In March 2005, the FASB issued FASB Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations" ("FIN 47"), which clarifies the term "conditional asset retirement obligations" as used in FASB Statement No. 143, "Accounting for Asset Retirement Obligations." FASB Statement No. 143 refers to an entity's legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. If an entity can reasonably estimate a liability for the fair value of a conditional asset retirement obligation, the entity is required to recognize the fair value of the liability when incurred. A company normally incurs this liability upon acquisition, construction, or development of the asset at issue. FIN 47 is effective for fiscal years ending after December 15, 2005. The Company is currently reviewing FIN 47, and at the current time it does not believe that FIN 47 will have a material impact on its financial position, results of operations or cash flows.

                     ALTERNATIVE CONSTRUCTION COMPANY, INC.

Notes to Consolidated Financial Statements December 31, 2005

NOTE 2 - NOTES RECEIVABLE

The Company had two notes receivable as of December 31, 2005. The first note is with Ross Laris and ProSteel Builders Corporation in the amount of $95,000. This amount was advanced to Mr. Laris as an incentive loan as related to his project under the corporate name of Premiere Homebuilders, LLC which ultimately contracted with the Company for a multi-year project totaling approximately $946,000. The note was satisfied in the first quarter of 2006 and the applicable stated interest of 8% was paid with the principal.

The second note is with Peter Baker in the amount of $303,000. This amount was advanced to Mr. Baker as a loan commitment fee that was for a line of credit of $3,000,000 that never was finalized. The note is payable in full as of March 31, 2006 with interest at prime plus 3%.

NOTE 3 - PREPAID EXPENSES

The Company has prepaid expenses of $233,832 as of December 31, 2005. The amount represents insurance payments and other amounts for various future expenses.

NOTE 4 - INVENTORY

Inventory as of December 31, 2005 consists of the following:

Raw materials                                                           $352,763
Finished goods                                                           153,144
Safe Room Kits                                                            12,091
Finished Goods on Consignment                                             21,155
                                                                        --------
                                                                        $539,153
                                                                        ========

The Company has provided the Company's finished goods products to third parties on a consignment basis. The items remain the property of the Company.

NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment is summarized as follows:

Capitalized Lease Equipment:
Computer Equipment                                                  $    22,383
                                                                    -----------
  Total Capitalized Lease Equipment                                      22,383
Land, building and improvement                                        1,052,126
Machinery and equipment                                               2,189,931
Computer Equipment                                                       13,743
Furniture and fixtures                                                    3,670
                                                                    -----------
                                                                      3,281,853
Less Accumulated Depreciation                                          (144,199)
                                                                    -----------
Property, Plant, and Equipment, Net                                 $ 3,137,654
                                                                    ===========

Depreciation expense was $144,615 for the period January 21, 2005 (date of acquisition) through December 31, 2005.

                     ALTERNATIVE CONSTRUCTION COMPANY, INC.

Notes to Consolidated Financial Statements December 31, 2005

NOTE 6 - NOTES PAYABLE

Notes payable consist of the following:

Dell Financial Services, collateralized by computer, payable in monthly installments of $388 including principal and interest
at the variable rate of 14.99% per annum. Due on January 2010.          $ 13,166

JMB Associates, principal, accrued and unpaid interest
at 18.00% per annum. Due on June 1, 2006.                                288,342

JMB Associates, principal, accrued and unpaid interest
at 18.00% per annum. Due on June 1, 2006.                                414,481

Sharon Beshara, principal, accrued, and unpaid interest
at 24% per annum on revolving 30-day term. Note is
extended every 30 days.                                                  400,000

Antoinette Pace, principal, accrued, and unpaid interest
at 24% per annum on revolving 30-day term. Notes are
extended every 30 days. The amount is guaranteed by
Avante Holding Group, Inc.                                               260,743

Edward Beshara, principal, accrued, and unpaid interest
at 24% per annum on revolving 30-day term. Note is
extended every 30 days. The amount is guaranteed by
Avante Holding Group, Inc.                                               101,500

Paul Janssens, principal and interest at 12.00% per annum.
Due on March 31, 2006.                                                   629,894

South Residential Enterprises, principal and interest at 10.00%
per annum. The note may be converted into equity if the Company
is actively trading as on OTC stock.                                     112,358

M & T Mortgage Corporation, principal and interest at 9.00% per annum.
Payable in monthly installments of $6,005. Due on April 2020. The
amount is personally guaranteed by the CEO of the Company.               418,620

Merchants & Planters Bank, line of credit, accrued interest
at 7.50% per annum.                                                        9,844

Merchants & Planters Bank, collateralized by the building located in
Tennessee payable in monthly installments of $1,600 including
principal and interest at 7.49% per annum. Due on September 2006.         72,366

Cecil H. Harmon, principal and interest at 10% per annum. Due on
August 1, 2006.                                                           11,052

                     ALTERNATIVE CONSTRUCTION COMPANY, INC.

Notes to Consolidated Financial Statements December 31, 2005

NOTE 6 - NOTES PAYABLE (continued)

Avante Holding Group, revolving credit, principal and interest at Prime plus 4% per annum. Due on October 2006 358,171

Steves Rodriguez, convertible promissory note at

no interest, Due March 31, 2006                                           20,000
                                                                      ----------
                                                                       3,110,537
  Current Portion                                                      2,628,594
                                                                      ----------
  Notes Payable, Long Term                                            $  481,943
                                                                      ==========

NOTE 7 - CAPITAL LEASE OBILIGATIONS

Dell Financial Services, secured by computer equipment, payable at
13.9%at 10% per annum. Due March 2009.  Monthly payments are $29
including principal and interest                                          1,066

Dell Financial Services, secured by computer equipment, payable at
18% at 10% per annum. Due March 2009. Monthly payments are $626
including principal and interest                                         21,317
                                                                       --------
                                                                         22,383
  Less Current Portion                                                   (4,806)
                                                                       --------
  Non-Current Obligation Under Capital Lease                            $17,577

Future minimum capital lease obligations at December 31, 2005 are as follows:

                                  December 31,
2006                                                                     $ 4,223
2007                                                                       5,563
2008                                                                       6,639
2009                                                                       5,958
                                                                         -------
  Total Capital Lease Obligations                                        $22,383
                                                                         =======

NOTE 8 - COMMITMENTS

The Company leases a forklift. The lease expires in August 2007. Monthly lease payments are $546.00.

Future minimum obligations for the above lease are as follows:

                                  December 31,
2006                                                                     $ 6,552
2007                                                                       4,368
                                                                         -------
Total Minimum Lease Obligations                                          $10,920
                                                                         =======

                     ALTERNATIVE CONSTRUCTION COMPANY, INC.

Notes to Consolidated Financial Statements December 31, 2005

NOTE 9 - RELATED PARTIES

Michael W. Hawkins, the CEO for the Company, is also CEO and principal shareholder for Avante Holding Group, Inc. ("Avante"), GAMI, LLC ("GAMI"), Hawkstone, Inc. (Hawkstone") and Ventures Unlimited, LLC ("VUL"). GAMI, Hawkstone and VUL each hold various amounts of shares of the Company. Mr. Hawkins, through the issuance of stock to various companies controlled by himself, owned approximately 51.3% of the Common Stock issued for ACC and 100% of the Series B Preferred Stock. After the Reverse Split effective July 30, 2005, the issuance of Common Stock on August 1, 2005, and the subsequent issuance of Common Stock on August 15, 2005, Mr. Hawkins' companies owned approximately 37.35% of the outstanding Common Stock of the Company and 100% of the Series B Preferred Stock.

ACC has contracted with Avante for certain investment banking and consulting services to be provided pursuant to four agreements between ACC and Avante.

ACC and Avante entered into a Consulting Agreement on October 24, 2004 to provide corporate guidance and financial and accounting services. As compensation, Avante receives $8,000 per month and bonus compensation. Under this agreement Avante has the unilateral authority to hire additional personnel required to perform investor relations, financial administration, and executive oversight and request reimbursement from ACC on a reimbursable expense basis. The term of this agreement is for three years with one additional automatic three-year extension.

ACC and Avante entered into an Exclusive Investment Banking Services Agreement on October 24, 2004 to provide merger and acquisition consulting services. The term of the agreement is for three years. Compensation is based upon a double Lehman Formula.

ACC and Avante entered into a Finder Agreement on October 24, 2004 for a period of three years. The Agreement may be extended for consecutive terms upon mutual consent of both parties. ACC pays Avante a standard 10% in cash and 10% in warrants finder's fee with a 2% expense account.

ACC and Avante entered into a Sales Commission Agreement on January 20, 2005 for a period of five years with two automatic 5-year extensions. Under this agreement Avante earns $0.10 per square foot of panels sold to its registered customers as approved by ACC.

On August 1, 2005, ACC and Avante entered into a Compliance Consulting Agreement for a period of five years with two automatic five year extensions. Under this agreement, Avante is paid $270,000 per year, payable in equal monthly installments.

PSB has a management contract with Advanced Construction Partners, LLC, which is owned equally between GAMI and Advanced Construction Options, LLC ("ACO").

On November 1, 2004, ACC and Avante entered into a Revolving Credit Agreement for $500,000. The terms of the Agreement includes interest at the rate of prime plus 4%. The Agreement terminates on October 31, 2006 with an available extension of one year at the discretion of the Lender. As of December 31, 2005, the balance due to Avante under this Agreement was $358,476.


The CEO of the Company has personally guaranteed several obligations to non-supply vendors. Additionally, Avante Holding Group, Inc. of which Mr. Hawkins is the CEO, has provided a corporate guaranty of the Company's payable balance with Dow Chemical, Inc. and Phoenix Metals, Inc.

                     ALTERNATIVE CONSTRUCTION COMPANY, INC.

Notes to Consolidated Financial Statements December 31, 2005

NOTE 10 - EARNINGS PER SHARE

The Company presents both basic and diluted earnings per share (EPS) amounts. Basic EPS is calculated by dividing net income by the weighted average number of common shares outstanding during the year. Diluted EPS Is based upon the weighted average number of common and common equivalent shares outstanding during the year which is calculated using the treasury stock method for stock options and assumes conversion of the Company's convertible notes. Common equivalent shares are excluded from the computation in periods in which they have an anti-dilutive effect. Stock options for which the exercise price exceeds the average market price over the period have an anti-dilutive effect on EPS and, accordingly, are excluded from the calculation.

A reconciliation of net income and the weighted average number of common and common equivalent shares outstanding for calculating diluted earnings per share is as follows:

                                                                 For the Period
                                                               January 21, 2005
                                                                   (date of
                                                                 acquisition)
                                                                    Through
                                                               December 31, 2005
                                                               -----------------

Numerator for basic (loss) per share, as reported                    (318,177)
Preferred stock dividends                                                  --
                                                                  -----------
(Loss) for basic EPS calculations (318,177)
                                                                  -----------
Effect of dilutive securities, as reported
  Interest on convertible debt                                        127,276
DILUTED (LOSS) FOR EPS CALCULATIONS                                  (190,901)
WEIGHTED AVERAGE NUMBER OF SHARES FOR BASIC EPS                     5,999,079
Effect of dilutive securities, as reported
  Stock options                                                       356,977
  Warrants                                                          2,973,837
  Convertible debt                                                  1,116,981
                                                                  -----------
                                                                   10,446,874
                                                                  -----------
DILUTED (LOSS) PER SHARE
  Basic and Diluted EPS                                           $     (0.05)
                                                                  -----------

                     ALTERNATIVE CONSTRUCTION COMPANY, INC.

Notes to Consolidated Financial Statements December 31, 2005

NOTE 11 - INCOME TAXES

A reconciliation of income tax computed at the statutory federal rate to income tax expense (benefit) is as follows:

                                                                       December
                                                                       31, 2005
                                                                     ----------
Tax provision at the statutory rate of 35%                            ($111,362)
State income taxes, net of federal income tax                                --
Change in valuation allowance                                           111,362
                                                                     ----------
Total                                                                $        0
                                                                     ==========

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:

                                                                       December
                                                                       31, 2005
                                                                      ---------
Deferred tax assets:
Net operating loss carryforward                                       $ 111,362
                                                                      =========
Total deferred tax assets                                             $ 111,362
Less valuation allowance                                               (111,362)
                                                                      ---------
Total net deferred tax assets                                         $       0
                                                                      =========

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.

Because of the historical earnings history of the Company, the net deferred tax assets have been fully offset by a 100% valuation allowance. The valuation allowance for the net deferred tax assets was approximately $111,362 as of December 31, 2005.

At December 31, 2005, the Company had net operating loss carryforward available for U.S. tax purposes of $318,177. The carryforward expires in 2025.

                     ALTERNATIVE CONSTRUCTION COMPANY, INC.

Notes to Consolidated Financial Statements December 31, 2005

NOTE 12 - COMMON STOCK AND ADDITIONAL PAID - IN CAPITAL

On July 30, 2005, the Board of Directors, pursuant to 607.0821 of the Florida Business Corporation Act, authorized the consolidation of our outstanding common shares, also known as a reverse split, of the Company that caused each one hundred shares of outstanding shares of its common stock to be converted into one share of its common stock. All share and per share amounts have been adjusted for this reverse stock split.

The Series A Preferred Stock was issued to Paul Janssens in conjunction with the purchase by the Company of ACC and select assets of Quality Metals Systems, LLC. This stock has the conversion rights of one for one share of common stock.

The Series B Preferred Stock was issued to GAMI, LLC or Avante Holding Group, Inc in conjunction with the use of personal guarantees by Michael W. Hawkins, CEO of the Company and principal shareholder in GAMI, LLC and corporate guarantees by Avante Holding Group, Inc. The conversion rights are one for two shares of common stock.


NOTE 13 - STOCK OPTIONS AND STOCK WARRANT

The Company complies with Accounting Principles Board (APB) No. 25 "Accounting for Stock Issued to Employees" in accounting for stock options issued to employees. Stock options are granted with an exercise price that is at a premium to the currently determined value of the stock price. Accordingly, no compensation expense has been recognized for options issued to employees.

Compensation costs for the Company's stock option plans and stock purchase plan were determined to have no value at the grant date and consistent with SFAS No. 123, "Accounting for Stock-Based Compensation," the Company's net income (loss) and net income (loss) per share would have been as follows:

                                                                 For the Period
                                                                January 21, 2005
                                                                    (Date of
                                                                  Acquisition)
                                                                     Through
                                                                  December 31,
                                                                      2005
                                                                ----------------
Net (loss) applicable to common stockholders                        $(318,177)
Stock based employee compensation expense                                  --
  Determined under fair value based method for
  All awards                                                               --
Net (loss) - pro forma                                              $(318,177)
Net (loss per share applicable to common stockholders as
  reported:
    Basic and Diluted                                               $   (0.05)
Net (loss) per share applicable to common stockholders - pro forma:
    Basic and Diluted                                               $   (0.05)

                     ALTERNATIVE CONSTRUCTION COMPANY, INC.

Notes to Consolidated Financial Statements December 31, 2005

NOTE 13 - STOCK OPTION PLAN (continue)

For purposes of computing pro forma net income, the Company estimates the fair value of each option grant and employee stock purchase plan right on the date of grant using the Black-Scholes option-pricing model. The Black-Scholes option-pricing model was developed for use in estimating the value of traded options that have no vesting restrictions and are fully transferable, while the options issued by the Company are subject to both vesting and restrictions on transfer. In addition, option-pricing models require input of highly subjective assumptions including expected stock price volatility. The Company uses projected data for expected volatility and estimates the expected life of its stock options. Subsequent to December 31, 2005, the Company adopted FAS 123R which requires the Company to record the fair value of stock-based compensation awards as an expense.

The weighted average assumptions used to value the option grants:

January 1, 2005 thru December 31, 2005                        Stock Option Plans
--------------------------------------                        ------------------
Expected life (years)                                                 3
Risk-free interest rate                                               7
Volatility                                                            1
Dividend rate                                                         0

Options granted under the 2004 incentive stock option plan are exercisable at the exercise price of grant and, subject to termination of employment, expire October 31, 2014, are not transferable other than on death, and vest in three unequal annual installments commencing at various times from the date of grant. A summary of the Company's stock option plan as of December 31, 2005 is presented below:

                                                                   2005
                                                           ---------------------
                                                                       Weighted
                                                                        Average
                                                                       Exercise
                                                            Shares       Price
                                                           ---------   ---------
Outstanding at the beginning of the year                     800,000      0.25
Granted at fair value                                      1,200,000      0.75
Forfeited                                                         --
Exercised                                                         --
                                                           ---------
Outstanding at the end of the year                         2,000,000      0.55
                                                           =========
Options exercisable at the end of the year                   400,000
                                                           =========

There are currently 2,000,000 unissued options under the 2004 Stock Option Plan.

                     ALTERNATIVE CONSTRUCTION COMPANY, INC.

Notes to Consolidated Financial Statements December 31, 2005

NOTE 13 - STOCK OPTION PLAN (Continued)

The following table summarizes information for stock options outstanding at December 31, 2005:

                            Options Outstanding            Options Exercisable
                   -----------------------------------   -----------------------
                                 Weighted-   Weighted-                 Weighted-
   Range of          Number       Average     Average      Number       Average
   Exercise        Outstanding   Remaining   Exercise    Exercisable   Exercise
    Prices         @ 12/31/05    in years      Price     @ 12/31/05      Price
----------------   -----------   ---------   ---------   -----------   ---------
0.25 - 0.75          2,000,000                  0.55       400,000        0.25


      A total of 3,000,000 warrants were issued on August 1, 2005 to various individuals/entities. These warrants were issued for services as an inducement to provide financing or refinancing of debt and for strategic business purposes. All warrants were fully vested on the date of issue. Warrants consists of 500,000 at a $0.50 conversion rate, 500,000 at a $1.00 conversion rate, 500,000 at $1.50 conversion rate, 500,000 at a $2.00 conversion rate, 500,000 at a $2.50 conversion rate, and 500,000 at a $3.00 conversion rate.

      Of the 3,000,000 warrants issued; 500,000 warrants valued at $0.01. The remaining 2,500,000 warrants were determined to have no value. The determined value of the warrants were based upon the conversion rates attached to them. Based upon that value, the Company's net income (loss) and net income (loss) per share would have been as follows:

                                                                      For the
                                                                      Period
                                                                    January 31,
                                                                       2005
                                                                     (Date of
                                                                    Acquisition
                                                                      Through
                                                                    December 31,
                                                                       2005
                                                                   -------------
Net loss applicable to common stockholders                         $  (318,177)
Stock based employee compensation expense                                   --
   Determined under fair value based method for
   All awards                                                           (5,000)
Net loss - pro forma                                               $  (323,177)
Net loss per share applicable to common stockholders as reported:
     Basic and Diluted                                             $      (.06)
Net loss per share applicable to common stockholders - pro forma:
     Basic and Diluted                                             $      (.06)


NOTE 14 - SUBSEQUENT EVENTS

On February 7, 2006, Antoinette Pace and James Beshara, combined, executed a note payable with the Company for $200,000. The note has interest at the rate of 24% per annum on a revolving 30-day term. The note is extended every 30 days with a due date of June 1, 2006.

On February 24, 2006, the Company made the final payment to Sharon Beshara for the $400,000 note payable as reported in Note 6.

On March 9, 2006, Sharon Beshara executed a note payable with the Company for $90,000. The note has interest at the rate of 24% per annum on a revolving 30-day term. The note is extended every 30 days with a due date of June 1, 2006.

On March 17, 2006, PhoenixSurf.com executed a note payable with the Company for $75,000. The note is convertible into common stock at the time of registration at the per share price of $2.65. The note has no expiration.

                     Alternative Construction Company, Inc.
                        Consolidated Financial Statements
                     December 31, 2004 and December 31, 2003

                        INDEX TO THE FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----
Report of Independent Registered Public Accounting Firm                     F-24
Combined Balance Sheets as of December 31, 2004 and 2003                    F-25
Combined Statements of Operations -for the years ended
  December 31, 2004 and 2003                                                F-26
Combined Statements of Cash Flows for the years ended
  December 31, 2004 and 2003                                                F-27
Combined Statements of Changes in Shareholders' Equity for years
  ended December 31, 2004 and 2003                                          F-28
Notes to Combined Financial Statements for the years ended December
   31, 2004 and 2003                                                        F-29

To the Board of Directors and Member
Alternative Construction Technologies Corp.

Quality Metal Systems LLC
Melbourne, Florida

We have audited the accompanying combined balance sheets of Alternative Construction Technologies Corp. and Quality Metal Systems LLC as of December 31, 2004 and 2003 and the combined related statements of operations, retained earnings and members' deficit and cash flows for the years then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Alternative Construction Technologies Cop. And Quality Metal Systems LLC as of December 31, 2004 and 2003, and the results of its combined operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying combined financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has negative working capital, which raises substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are discussed in the Notes to financial statements.


Liebman Goldberg & Drogin, LLP
Garden City, New York

March 29, 2005

                ALTERNATIVE CONSTRUCTION TECHNOLOGIES CORPORATION
                            QUALITY METAL SYSTEMS LLC

                             COMBINED BALANCE SHEETS

                                  December 31,

                                                          2004          2003
                                                      -----------   -----------
ASSETS
CURRENT ASSETS:
Cash and cash equivalents                             $    38,597   $    44,032
Accounts receivable - trade                                87,703        52,814
Inventories                                               105,137       148,859
Prepaid expenses and other                                 24,675        14,372
TOTAL CURRENT ASSETS                                      256,112       260,077
PROPERTY, PLANT AND EQUIPMENT - less
   accumulated depreciation                               656,988       682,714
TOTAL ASSETS                                          $   913,100   $   942,791
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Mortgage payable - current                            $    13,233   $    94,770
Accounts payable                                           86,949       117,963
Accrued expenses and taxes                                 50,616        22,668
Deferred revenue                                           12,000             0
TOTAL CURRENT LIABILITIES                                 162,798       235,401
Mortgage payable - non-current                             72,365             0
TOTAL LIABILITIES                                         235,163       235,401
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
Common stock                                                  500           500
Additional paid-in capital                              7,346,262     6,486,715
Retained earnings deficit and member deficit           (6,668,825)   (5,779,825)
TOTAL SHAREHOLDERS' EQUITY AND MEMBER DEFICIT             677,937       707,390
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY            $   913,100   $   942,791

  See accompanying independent auditors report and notes to combined financial statements.

                ALTERNATIVE CONSTRUCTION TECHNOLOGIES CORPORATION
                            QUALITY METAL SYSTEMS LLC

                        COMBINED STATEMENTS OF OPERATIONS

                        For the years ended December 31,

                                                          2004          2003
                                                      -----------   -----------
Net sales                                              $1,161,751   $   920,156
Cost of sales                                           1,331,567     1,144,858
GROSS (LOSS)                                             (169,816)     (224,702)
OPERATING EXPENSES:
Selling and delivery                                       55,692       108,610
General and administrative                                656,762       686,518
TOTAL OPERATING EXPENSES                                  712,454       795,128
OPERATING LOSS                                           (882,270)   (1,019,830)
Interest expense                                            6,730        36,706
NET LOSS                                               $ (889,000)  $(1,056,536)

  See accompanying independent auditors report and notes to combined financial statements.

                ALTERNATIVE CONSTRUCTION TECHNOLOGIES CORPORATION
                            QUALITY METAL SYSTEMS LLC

         COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY AND MEMBER DEFICIT

For the years ended December 31, 2004 and 2003

                                                                            Total
                                        Additional   Retained Earnings   Shareholders'
                               Common    Paid-in       (Deficit) and      Equity and
                               Stock     Capital       Member Deficit    Member Deficit
                             --------   ----------   -----------------   --------------
Balance, January 1, 2003       $500     $5,717,498      $(4,723,289)      $   994,709
Member contributed capital                  10,000                             10,000
Shareholder loans                          759,217                            759,217
Net loss                                                 (1,056,536)       (1,056,536)
                               ----     ----------      -----------       -----------
Balance, December 31, 2003     $500     $6,486,715      $(5,779,825)      $   707,390
Shareholder loans                          859,547                            859,547
Net loss                                                   (889,000)         (889,000)
                               ----     ----------      -----------       -----------
Balance, December 31, 2004     $500     $7,346,262      $(6,668,825)      $   677,937

  See accompanying independent auditors report and notes to combined financial statements.

                     ALTERNATIVE CONSTRUCTION COMPANY, INC.
                            QUALITY METAL SYSTEMS LLC

                        COMBINED STATEMENTS OF CASH FLOWS

                        For the years ended December 31,

                                                          2004          2003
                                                       ---------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)                                             $(889,000)   $(1,056,536)
                                                       ---------    -----------
Adjustments to reconcile net loss to net cash
  provided by operations activities:
    Depreciation and amortization                         25,726        144,184
Changes in assets and liabilities:
      Accounts receivable - trade                        (34,889)       (10,828)
      Inventories                                         43,722         43,443
      Prepaid expenses and other current assets          (10,303)       (14,372)
      Accounts payable                                   (31,014)        81,447
      Accrued expenses and taxes payable                  27,948         22,668
      Deferred revenue                                    12,000              0
                                                       ---------    -----------
        Total adjustments                                 33,190        266,542
                                                       ---------    -----------
        Net cash (used in) operating activities         (855,810)      (789,994)
                                                       ---------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Repayment of mortgage                                 (9,172)       (14,846)
    Shareholder advances/paid-in capital                 859,547        780,009
                                                       ---------    -----------
        Net cash provided by financing activities        850,375        765,163
                                                       ---------    -----------
Net decrease in cash and cash equivalents                 (5,435)       (24,831)
Cash and cash equivalents, beginning of year              44,032         68,863
                                                       ---------    -----------
Cash and cash equivalents, end of year                 $  38,597    $    44,032
                                                       ---------    -----------

See accompanying independent auditors report and notes to combined financial statements.

                ALTERNATIVE CONSTRUCTION TECHNOLOGIES CORPORATION
                            QUALITY METAL SYSTEMS LLC

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                                December 31, 2004

Note 1 - Basis of Financial Statement Presentations:

The combined financial statements include the accounts of Alternative Construction Technologies Corp. ("ACTC") and Quality Metal Systems LLC ("Qual"). ACTC, an S-Corporation was formed as a Delaware Corporation in 1997. Qual is a single-member Florida Limited Liability Company formed in 2002. The financial statements of these entities (collectively referred to as the "Company") are presented on a combined basis due to common ownership and control. All significant intercompany balances and transactions have been eliminated.

Note 2 - Operations and Significant Accounting Policies:

Description of Business:

ACTC designs and manufactures wall and roof panels used in residential, commercial and other infrastructures. In 2003, the sole member of Qual contributed all fixed assets (including the building) to Qual.

Revenue Recognition:

Sales are recognized upon the shipment of finished goods to customers. Allowances for cash discounts and returns are recorded in the period in which the related sale is recognized.

Use of Estimates:

The Financial statements are prepared in accordance with accounting principles generally accepted in the United States. The accounting principles used require the Companies to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expense during the reporting periods presented. The Company believes in the quality and reasonableness of its critical accounting policies; however, it is likely that materially different amounts would be reported under different conditions or using assumptions different from those that the Company has consistently applied.

Cash and Cash Equivalents:

The Company considers all highly liquid cash instruments purchased with a maturity of three months or less to be cash equivalents.

Accounts Receivable:

Accounts receivable are uncollateralized customer obligations due for products sold. The accounts receivable are due under normal trade terms requiring payment within 30 days from the invoice date. Management reviews accounts receivable on a monthly basis to determine if any receivables will potentially be uncollectible and any balances determined to be uncollectible are written off. Although no assurance can be given as to the collectibility of the accounts receivable, based on the information available, management believes all balances are collectible.

Inventories:

Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method.

Advertising Costs:

Advertising costs are charged to expense in the year incurred and amounted to approximately $1,258 and $1,610 for the years ended December 31, 2004 and 2003, respectively.

Property, Plant, Equipment and Depreciation:

Property, plant and equipment is stated at cost. Depreciation is computed using both straight-line and accelerated methods over the estimated useful lives of the assets for both financial reporting and income tax purposes.

Long-Lived Assets:

Long-lived assets are evaluated for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows from the use of these assets. When any such impairment exists, the related assets will be written down to fair value. No such impairment existed through December 31, 2004.

Taxes on Income:

The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. Under this standard, deferred taxes on income are provided for those items for which the reporting period and methods for income tax purposes differ from those used for financial statement purposes using the asset and liability method. Deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities.

Derivatives:

All derivatives, including foreign currency exchange contracts, are recognized in the statement of financial position at their fair value. Derivatives that are not hedges are recorded at fair value through earnings. If a derivative is a hedge, depending on the nature of the hedge, changes in the fair value of the derivative are either offset against the change in fair value of underlying assets or liabilities through earnings or recognized in other comprehensive earnings until the underlying hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value is to be immediately recognized in earnings.

Concentration of Credit Risk:

Financial instruments which potentially subject the Company to a concentration of credit risk consist principally of temporary cash investments and accounts receivable.

The Company places its temporary cash investments with financial institutions insured by the FDIC.

Concentrations of credit risk with respect to trade receivables are limited due to the diverse group of customers to whom the Companies sell. The Companies review a customer's credit history and other public information where available before extending credit. The Companies have not established an allowance for doubtful accounts as none is considered necessary, based upon factors such as the credit risk of specific customers, historical trends, other information and past bad debt history which has been immaterial and within the Company's expectations. Although, the Company has been dependent on a limited member of suppliers related to its manufacturing, it does not believe that there would be an adverse effect if the current suppliers would limit deliveries. There are other suppliers to provide adequate supplies for manufacture.

Shipping and Handling Costs:

The Company has included freight out as a component of selling and delivery expenses which amounted to $34,995 and $50,566 for the years ended December 31, 2004 and 2003, respectively.

Fair Value of Financial Instruments:

The carrying amounts of financial instruments, including cash and cash equivalents, accounts receivable, and accounts payable, approximate fair value because of the current nature of these instruments. The carrying amounts of debt instruments approximate fair value based upon the terms of the instruments. The fair value of the loans due to and from affiliates and shareholders are difficult to estimate due to their related party nature.

Recent Accounting Policies:

In April 2003, the FASB issued FAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". FAS No. 149 amends FAS No. 133 for decisions made by the FASB's Derivatives Implementation Group, other FASB projects dealing with financial instruments, and in response to implementation issues raised in relation to the application of the definition of a derivative. This statement is generally effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The adoption of FAS 149 did not have a material effect on our financial position or results of operations.

In May 2003, the FASB issued Statement No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" ("Statement 150"). The statement establishes standards for how a company classifies and measures in it statement of financial position certain financial instruments with characteristics of both liability and equity. In accordance with the standard, financial instruments that embody obligations for the issuer are required to be classified as liabilities.

The Company has not entered into any financial instruments within the scope of Statement 150, nor do we currently hold any financial instruments within its scope.

Goodwill and Long-Lived Assets:

In July 2001, the FASB issued Statements of Financial Accounting Standards No. 142, ("Goodwill and other Intangible Assets"). Under SFAS No. 142, goodwill and intangible assets with indefinite lives are no longer amortized but are reviewed annually (or more frequently, if impairment indicators arise) for impairment. Separable intangible assets that are not deemed to have indefinite lives will continue to be amortized over their useful lives (but with no maximum life). The Company intends to adopt this standard and, accordingly, those intangible assets that will continue to be classified as goodwill or as other intangibles with indefinite lives will not be amortized. Additionally, in accordance with SFAS No. 142, intangible assets will be evaluated periodically for impairment.

In August 2001, the FASB issued SFAS No. 144 "Accounting for the Impairment or disposal of Long-Lived assets". The statement supersedes SFAS No. 121 and Accounting Principles Board Opinion No. 30 "Reporting Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions". The Statement retains the fundamental provisions of SFAS No. 121 for the recognition and measurement of impairment.

Going Concern Uncertainty:

The accompanying combined financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company as a going concern. Although the Company has working capital as of December 2004 and 2003, it is minimal and the Company has continuously sustained significant losses from operations, which raise substantial doubt about the Company's ability to continue as a going concern. In view of these matters, realization of the assets of the Company is dependent upon the Company's ability to meet its financing requirements and the success of future operations. The combined financial statements do not include adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

Reference is made to Note 12 (Subsequent Event) which discusses the sale of the Company including its property and equipment to a non-related party.

Note 3 - Inventories:

Inventories are summarized at December 31, as follows:

                                                               2004       2003
                                                             --------   --------
Raw materials                                                $ 75,546   $ 81,194
Finished goods                                                 29,591     67,665
                                                             --------   --------
                                                             $105,137   $148,859
                                                             ========   ========

Note 4 - Property, Plant and Equipment:

Property, plant and equipment consists at December 31, of the following:

                                                            2004         2003
                                                         ----------   ----------
Land and building and improvements                       $  737,976   $  737,976
Machinery and equipment                                   1,433,580    1,433,580
Furniture and fixtures                                       76,445       76,445
                                                         ----------   ----------
                                                          2,248,001    2,248,001
Less: accumulated depreciation and
  amortization                                            1,591,013    1,565,287
                                                         ----------   ----------
Net property and equipment                               $  656,988   $  682,714
                                                         ==========   ==========

Depreciation and amortization expense was $44,185 for the year ended December 31, 2004 and $144,184 for the year ended December 31, 2003.

Note 5 - Mortgage Payable:

On May 31, 2002, the Company entered into a mortgage agreement for $111,418 collateralized by the building located in Tennessee. The loan provided for 23 monthly payments of $1,600 and a final payment of $89,714 due June 1, 2004. Interest on the mortgage was at 7.5%. After June 1, 2004, the bank agreed to an extension of the balloon payment. The Company continues to make monthly payments of $1,600. Subsequent to the Company's sale the mortgage was assigned to the purchaser, who is continuing to make monthly payments.

Note 6 - Shareholders Loan Payable/Additional Paid-in Capital:

During the years ended December 31, 2004 and 2003, the Company received advances of $859,547 and $759,217, respectively. These advances were used principally to cover payroll and other operating costs. The shareholder previously agreed that all advances would be considered additional paid-in capital.

Note 7 - Related Party Transaction:

Beginning in 2004, the Company leased office space from its shareholder at $1,500 a month. Rent is for office space in Florida. The space is in a non-related facility used by the shareholder. Rent is on a month to month term and all accounting functions for the Company were performed there.

Note 8 - Common Stock and Additional Paid-in Capital:

December 31,                                                2004         2003
-----------                                              ----------   ----------
Common Stock:
  ACTC - $.001 par value, 10,000,000 shares
    authorized, 500,000 shares issued                    $      500   $      500
Additional Paid-in Capital:
  ACTS - additional capital paid-in on
    500,000 share issuance                                   49,500       49,500
  Qual - member capitalization                               10,000       10,000
  Shareholder advances                                    7,286,762    6,427,215
                                                         ----------   ----------
                                                         $7,346,262   $6,486,715
                                                         ==========   ==========

Note 9 - Major Customers:

During the years ended December 31, 2004 and 2003, sales to the Company's four major customers accounted for approximately 86% of revenues and 100% of accounts receivable in 2004 and 48% of revenues and 12% of accounts receivable in 2003.

Note 10- Taxes on Income and Retained Earnings (Deficit):

ACTC and Qual are accrual basis taxpayers.ACTC has elected to be treated as an "S" Corporation, and Qual as a single-member LLC.The 2004 and 2003 losses are reported on the individual tax returns of the shareholders and member.The Company provides for certain State corporate-level income taxes.

Note 11- Statement of Cash Flows:

(a) Supplemental disclosures of cash flow information are as follows:

Cash paid during the year for:

Year ended December 31,                                          2004      2003
                                                               -------   -------
Interest                                                        $6,730   $36,706
                                                                ======   =======
Taxes                                                           $   --   $    --
                                                                ======   =======

Note 12- Subsequent Event:

On January 21, 2005, a newly formed acquisition Company, known as Alternative Construction Company, Inc. ("ACCI") acquired all the stock of ACTC and substantially all of the assets of Qual.In addition, ACCI received an assignment of all the patents related to production by ACTC which were owned by a shareholder of ACTC.The original purchase agreements entered into on December 14, 2004 between ACCI (purchaser) and ACTC and Qual (sellers) called for the payment of $1,000,000 and issuance of 1,500,000 shares of ACCI Series B Preferred Stock.During the closing transaction and in performing its due diligence, the purchaser ("ACCI") discovered that both companies would require substantial cash infusions to continue operations.The sellers agreed to offset the cash down payment with notes payable of $350,000 due February 19, 2005.On March 10, 2005, the notes were amended and restated with a due date of June 30, 2005.To date, any net balances payable by the purchaser to the sellers have not been made as the purchasers continue to collect accounts receivable and liquidate payables and other obligations.

                                   PROSPECTUS

                        4,153,674 SHARES OF COMMON STOCK
                      to be offered by Selling Shareholders

                     ALTERNTATIVE CONSTRUCTION COMPANY, INC.

                                August ___, 2006

              PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24. Indemnification of Directors and Officers

The Registrant has authority under Section 607.0850 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided in such statute. The Registrant's Articles of Incorporation provide that the Registrant shall indemnify each of its executive officers and directors against liabilities imposed upon them (including reasonable amounts paid in settlement) and expenses incurred by them in connection with any claim made against them or any action, suit or proceeding to which they may be a party by reason of their being or having been a director or officer of the Registrant.

The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) deriving an improper personal benefit from a transaction; (c) voting for or assenting to an unlawful distribution; and (d) willful misconduct or a conscious disregard for the best interests of the Registrant in a proceeding by or in the right of the Registrant to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act") may be permitted to directors, officers or controlling persons of Registrant, pursuant to the foregoing provisions or otherwise, Registrant has been advised that, in the opinion of the Securities and Exchange Commission (the "Commission"), such indemnification is against public policy as expressed in the 1933 Act, and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

Item 25. Other Expenses of Issuance and Distribution

Registration fees                                                    $ 1,177.78
Legal fees and expenses                                              $   50,000*
Printing and engraving expenses                                      $   10,000*
Accounting fees and expenses                                         $   12,000*
Directors and Officers Liability Insurance                           $    2,396
Miscellaneous                                                        $    5,000*
                                                                     ----------
Total                                                                $80,573.78

* All of the above, except the SEC Registration Fee, are estimated and remain subject to further contingencies.

Item 26. Recent Sales of Unregistered Securities

There were a total of four common stock replacements of since inception. Each placement of shares was made in an exempt transaction under Section 4(2) of the Securities Act of 1933, as amended (the "Act"). Each purchaser of shares executed a subscription agreement acknowledging the "restricted" nature of the shares under the Act. All shareholders were either employees of the Company or accredited investors under Regulation D, as promulgated under the Act. No commissions were paid in connection with any of these sales. A detailed description of the nature and extent of business operations at the time of each placement is as follows: Please also refer to "Selly Shareholders" for additional information concerning these shares.

INITIAL ISSUE - October 24, 2004: The first issuance of the Company's stock was for 47,500 (post-split) shares of common stock to four shareholders. The initial placement was at the time of inception of Alternative Construction Company, Inc. ("ACC" or the "Company") in October 2004 and was made for nominal consideration. The Company was formed to potentially acquire Alternative Construction Technologies Corporation ("ACT"). At the time of inception through January 20, 2005, the Company was performing due diligence on the acquisition and then negotiating the acquisition. Without any actual activity within the Company that would eventually produce revenue, and the Company therefore had nominal valuation.

SECOND ISSUE - April 1, 2005: The second issuance of stock which represents 28,500 current shares of common stock was made to twenty-three individuals for nominal consideration. The issuance of this stock to employees, management, and consultants followed the acquisition of Alternative Construction Company, Inc., as approved by the Board of Directors and was made in conjunction with the Company's efforts to finalize it management and employee team.

THIRD ISSUE - August 1, 2005: The third issuance of stock was for 4,218,350 current shares of common stock among forty-three individuals. On August 1, 2005, the Company had increased the monthly revenue average to approximately $447,000. The month of July provided revenue of approximately $1,007,000 or approximately 87% of the entire 2004 revenue. The cost of goods for the seven months had decreased to approximately 82% of revenue and to approximately 72% for the month of July. The Company needed to provide more working capital to maintain its volume discounts for its raw material as well as increase inventory to satisfy the increasing demand for the Company's product. Additionally, the Company was in the process of acquiring a significant fixed asset for the manufacturing line that would continue to decrease the cost of the Company's product to manufacture as well increase the speed of production. With these combined needs, the Company raised additional working capital with the use of the issuance of Company stock.

FOURTH ISSUE - August 15, 2005: The last issuance of stock was for 700,000 shares of common stock to individuals in connection with an acquisition. On August 15, 2005, the Company entered into a Management Consulting Agreement whereby Advanced Construction Options, LLC ("ACO") would role its business into ProSteel Builders Corporation, owned by Alternative Construction Company, Inc. As part of this agreement, all contracts that were in place and the contracts that were to be signed within a short period due to previous marketing to ACO, totaled approximately $547,000 for 2005 were assigned to ProSteel Builders and subsequently ACC. ACO's work product complemented the product of ACT as it incorporated the ACT product in the development of commercial and residential building development.

In addition to the foregoing, the Company issued its convertible notes as follows:

Name                            Date
----                            ----
JMB Associates                  September 30, 2005 (Amended and Restated)
JMB Associates                  September 30, 2005 (Amended and Restated)
Paul Janssens                   June 30, 2005 (Amended and Restated)
Avante (350)                    At the option of Avante, this portion of the
                                LOC is converting at the time of registration
Cecil Harmon                    August 1, 2005
South Residential Enterprises   February 23, 2005
Steves Rodriguez                July 31, 2005
PhoenixSurf.com                 March 17, 2006

Please refer to "Description of Securities - Convertible Notes" for more information concerning these Notes.


On May 10, 2006 the Company sold 188,679 Shares of its Series C stock to New Millennium Partners in a private transaction for $500,000. No commissions were paid in connection with this sale which was exempt under Section 4(2) of the Act. There were no underwriters or brokers used in connection with this placement. The shares will automatically convert into common stock upon the (i) registration of a public offering in excess of $20,000,000, (ii) when the closing price of the stock in a public market exceeds $5.00 per share for 30 consecutive days. The Company must register the stock if it has a public offering in excess of $20,000,000.


Each placement of convertible debt was made in an exempt transaction under
Section 4(2) of the Act. Each noteholder executed a note acknowledging that the shares underlying the notes were "restricted" shares under the Act. All noteholders are accredited investors.

Item 27. Exhibits

3.1     Articles of Incorporation, dtd 10/26/2004*

3.2     Bylaws*

3.3     Articles of Amendment of Articles of Incorporation, dated 1/14/05*

3.4     Articles of Amendment of Articles of Incorporation, dated 6/2/05*

3.5     Articles of Amendment of Articles of Incorporation, dated 8/9/05*

3.6 Acquisition Agreement between Alternative Construction Company and Alternative Construction Technology, dated 12/15/04*

3.7     Form of Warrant Agreement*

5.1     Opinion Regarding Legality**

10.1 Acquisition Agreement between Alternative Construction Company and Quality Metal Systems, dated 12/15/04*

10.2 Patent Assignment, Patent Number 5827458, Continuous Method of Making Structural Foam Panels*

10.3    Patent Assignment, Patent Number 6438906, Safe Room*

10.4    Patent Assignment,Patent Number 5373678, Structural Panel System*

10.5    Alternative Construction Company, Inc. Year 2004 Stock Option Plan*

10.6    Option Grant for GAMI, LLC, dated 10/26/04*

10.7    Employment Agreement - Charles Young*

10.8    Employment Agreement - Joseph Deming*

10.9 Consulting Agreement between Alternative Construction Company and Avante Holding Group*

10.10 M&A Agreement between Alternative Construction Company and Avante Holding Group*

10.11 Sales Agreement between Alternative Construction Company and Avante Holding Group*

10.12 Compliance Consulting Agreement between Alternative Construction Company and Avante Holding Group*

10.13   Sales of Accounts Factoring and Security Agreement*

10.14   Debenture, Convertible Promissory Note with JMB Associates, dated
        2/22/05*

10.15   Debenture, Convertible Promissory Note with JMB Associates, dated
        6/30/05*

10.16 Revolving Credit Agreement between Alternative Construction Company and Avante Holding Group*

10.17 Debenture, Amended and Restated Convertible Promissory Note with Willis Kilpatrick, dated 1/21/05*

10.18 Debenture, Amended and Restated Convertible Promissory Note with Paul Janssens, dated 6/30/05*

10.20   Form of Warrants*


10.21   Debenture, Convertible Promissory Note with Phoenixsurf.com*

10.22   Avante Holding Group, Inc. Revolving Credit Agreement as amended**


10.23   Summary Agreement between Registrant and Phoenix Metals Company*

10.24   Corporate Guaranty of Avante Holding Group. (Dow Chemical)**

10.25   Guaranty of Avante Holding Group, Inc (Phoenix Metals)**

23.1    Consent of Liebman Goldberg & Drogin LLP**

23.2    Consent of Law Offices of Thomas G. Amon*


23.3    Consent of Stenton Leigh Valuation Group, Inc.**

23.4    Consent of Neiman Ross Associates, Inc.**

23.5    Consent of Johnstone Group, Inc.*


23.6    Power of Attorney*

* Previously Filed. ** Filed herewith.

Item 28. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Sections 10(a)(3)of the Securities Act of 1933 (the "Act");

(ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

(iii) Include any additional or changed material information on the plan of distribution;

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Melbourne, State of Florida, on September 13, 2006.



Alternative Construction Company, Inc


                                By: /s/ Michael W. Hawkins
                                    --------------------------------------------
                                    Michael W. Hawkins
                                    Chief Executive Officer and Chairman

                                POWER OF ATTORNEY

We, the undersigned officers and directors of Alternative Construction Company, Inc., hereby severally constitute and appoint Michael W. Hawkins and Steves Rodriguez and each of them (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature                               Title                         Date
---------                               -----                         ----



/s/Michael W. Hawkins     Chief Executive Officer and Chairman   September 13, 2006
-----------------------
Michael W. Hawkins


/s/Steves Rodriguez       Chief Financial Officer, Treasurer     September 13, 2006
-----------------------
Steves Rodriguez


/s/Willis Kilpatrick      Director                               September 13, 2006
-----------------------
Willis Kilpatrick


/s/Thomas Amon            Secretary, Director                    September 13, 2006
-----------------------
Thomas Amon


/s/ Bruce Harmon          Controller                             September 13, 2006
-----------------------
Bruce Harmon